Exhibit 10.1

CUSTOMER CUSIP NO. 69338BAA1
REVOLVER FACILITY CUSIP NO. 69338BAB9
TERM LOAN CUSIP NO. 6933BAC7 – ISIN – US69338BAC72

$400,000,000.00 REVOLVING CREDIT FACILITY
€220,000,000.00 TERM LOAN

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

by and among

P. H. GLATFELTER COMPANY

and

Certain of its Subsidiaries, as Borrowers

and

THE GUARANTORS PARTY HERETO,

and

THE LENDERS PARTY HERETO, as Lenders

and

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

with

PNC CAPITAL MARKETS LLC, JPMORGAN CHASE BANK, N.A. and
HSBC SECURITIES (USA) INC., as Joint Lead Arrangers and Joint Bookrunners,

and

JPMORGAN CHASE BANK, N.A. and HSBC BANK USA, N.A.,
as Co-Syndication Agents,

and

COBANK, ACB, BANK OF AMERICA, N.A., MANUFACTURERS AND TRADERS TRUST COMPANY and CITIZENS BANK, N.A., as Co-Documentation Agents

Dated as of February 8, 2019

TABLE OF CONTENTS

PAGE

1.CERTAIN DEFINITIONS1

1.1	Certain Definitions.1
1.2	Construction.37
1.2.1	Number; Inclusion.37
1.2.2	Determination.37
1.2.3	Administrative Agent's Discretion and Consent.37
1.2.4	Documents Taken as a Whole.37
1.2.5	Headings.37
1.2.6	Implied References to this Agreement.37
1.2.7	Persons.37
1.2.8	Modifications to Documents.38
1.2.9	From, To and Through.38
1.2.10	Shall; Will.38
1.2.11	Québec Matters.38
1.3	Accounting Principles.39
1.4	Currency Calculations39
1.5	Divisions.40

2.REVOLVING CREDIT, SWING LOAN AND TERM LOAN FACILITIES40

2.1	Revolving Credit Commitments.40
2.1.1	Revolving Credit Loans.40
2.1.2	Swing Loan Commitment.42
2.2	Nature of Lenders' Obligations with Respect to Revolving Credit Loans.43
2.3	Commitment Fees.43
2.4	Loan Requests.43
2.4.1	Revolving Credit Loan Requests; Term Loan Requests.43
2.4.2	Swing Loan Requests.44
2.5	Making Revolving Credit Loans, Term Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.45
2.5.1	Making Revolving Credit Loans and Term Loans.45
2.5.2	Making Swing Loans.45
2.5.3	Presumptions by the Administrative Agent.45
2.5.4	Repayment of Revolving Credit Loans.46
2.5.5	Borrowings to Repay Swing Loans.46
2.5.6	Swing Loans Under Cash Management Agreements.46
2.6	Revolving Credit Notes and Swing Loan Note.47
2.7	Utilization of Commitments in Optional Currencies.47
2.7.1	Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans and Letter of Credit Obligations.47
2.7.2	Notices From Lenders That Optional Currencies Are Unavailable to Fund New Revolving Credit Loans.48

(i)

2.7.3	Notices From Lenders That Optional Currencies Are Unavailable to Fund Renewals of the Euro-Rate Option.48
2.7.4	European Monetary Union.48
2.7.5	Requests for Additional Optional Currencies.49
2.8	Use of Proceeds.49
2.9	Letter of Credit Subfacility.50
2.9.1	Issuance of Letters of Credit.50
2.9.2	Letter of Credit Fees.51
2.9.3	Disbursements, Reimbursement.51
2.9.4	Repayment of Participation Advances.52
2.9.5	Documentation.53
2.9.6	Determinations to Honor Drawing Requests.53
2.9.7	Nature of Participation and Reimbursement Obligations.53
2.9.8	Indemnity.55
2.9.9	Liability for Acts and Omissions.55
2.9.10	Issuing Lender Reporting Requirements.57
2.10	Currency Repayments.57
2.11	Optional Currency Amounts.57
2.12	Reduction of Commitment.58
2.13	Defaulting Lenders.58
2.14	Term Loan Commitment.60
2.15	Nature of Lender's Obligations with Respect to Term Loans; Term Loan Repayment Terms.60
2.16	Term Loan Commitment Fees.61
2.17	Term Loan Note.61

3.INTEREST RATES61

3.1	Interest Rate Options.61
3.1.1	Revolving Credit Interest Rate Options.62
3.1.2	Term Loan Interest Rate.62
3.1.3	Rate Quotations.62
3.2	Interest Periods.63
3.2.1	Amount of Borrowing Tranche.63
3.2.2	Renewals.63
3.2.3	No Conversion of Optional Currency Loans.63
3.3	Interest After Default.63
3.3.1	Letter of Credit Fees, Interest Rate.63
3.3.2	Other Obligations.64
3.3.3	Acknowledgment.64
3.4	Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.64
3.4.1	Unascertainable.64
3.4.2	Illegality; Increased Costs; Deposits Not Available.64
3.4.3	Optional Currency Not Available.65
3.4.4	Administrative Agent's and Lender's Rights.65
3.5	Successor Euro-Rate Index.66
3.6	Selection of Interest Rate Options.68
3.7	Canadian Interest Act Disclosure.68

(ii)

3.8	Canadian Usury Provision.68

4.PAYMENTS68

4.1	Payments.68
4.2	Pro Rata Treatment of Lenders.69
4.3	Interest Payment Dates.69
4.4	Voluntary Prepayments; Replacement of Lender; Change of Lending Office.70
4.4.1	Right to Prepay.70
4.4.2	Mitigation Obligations; Replacement of a Lender.71
4.4.3	Change of Lending Office.72
4.5	Mandatory Prepayments.73
4.5.1	Currency Fluctuations.73
4.5.2	Sale of Assets.73
4.5.3	Issuance of Indebtedness.73
4.5.4	Recovery Event.73
4.5.5	Application of Prepayments.74
4.5.6	Repatriation.74
4.6	Increased Costs.74
4.6.1	Increased Costs Generally.74
4.6.2	Capital Requirements.75
4.6.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.76
4.6.4	Delay in Requests.76
4.6.5	Additional Reserve Requirements.76
4.7	Taxes.77
4.7.1	No Deductions.77
4.7.2	Stamp Taxes.78
4.7.3	Indemnification for Taxes.78
4.7.4	Certificate.79
4.7.5	Exclusions, etc.79
4.7.6	Change of Lending Office, etc.80
4.7.7	Status of Lenders.80
4.7.8	Treatment of Certain Refunds.83
4.7.9	Survival.84
4.7.10	Issuing Lender.84
4.8	Indemnity.84
4.9	Interbank Market Presumption.85
4.10	Judgment Currency.85
4.10.1	Currency Conversion Procedures for Judgments.85
4.10.2	Indemnity in Certain Events.85
4.11	Requests for Notes.86
4.12	Settlement Date Procedures.86
4.13	Borrowers' Agent.86

5.REPRESENTATIONS AND WARRANTIES87

5.1	Representations and Warranties.87
5.1.1	Organization and Qualification.87
5.1.2	Subsidiaries; Certificates of Beneficial Ownership.87

(iii)

5.1.3	Power and Authority.88
5.1.4	Validity and Binding Effect.88
5.1.5	No Conflict.88
5.1.6	Litigation.88
5.1.7	Title to Properties.89
5.1.8	Financial Statements.89
5.1.9	Use of Proceeds; Margin Stock.89
5.1.10	Full Disclosure.90
5.1.11	Taxes.90
5.1.12	Consents and Approvals.90
5.1.13	No Event of Default; Compliance with Instruments.90
5.1.14	Patents, Trademarks, Copyrights, Licenses, Etc.91
5.1.15	Insurance.91
5.1.16	Compliance with Laws.91
5.1.17	Material Contracts; Burdensome Restrictions.91
5.1.18	Investment Companies; Regulated Entities.91
5.1.19	Plans and Benefit Arrangements.91
5.1.20	Employment Matters.92
5.1.21	Environmental Matters.93
5.1.22	Senior Debt Status.94
5.1.23	Anti-Terrorism Laws; EEA Financial Institutions.94
5.2	Continuation of Representations.94
5.3	Updates to Schedules.94

6.CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT95

6.1	First Loans and Letters of Credit.95
6.1.1	Officer's Certificate.95
6.1.2	Secretary's Certificate.95
6.1.3	Delivery of Loan Documents.96
6.1.4	Opinions of Counsel.96
6.1.5	Legal Details.96
6.1.6	Payment of Fees.96
6.1.7	Consents.96
6.1.8	Certificates of Beneficial Ownership; KYC; AML; Etc.97
6.1.9	No Violation of Laws.97
6.1.10	No Actions or Proceedings; No Material Litigation.97
6.1.11	Reserved.97
6.1.12	Compliance Certificate.97
6.1.13	Reserved.97
6.1.14	Financial Projections.97
6.1.15	Regulatory Approvals and Licenses.97
6.1.16	Lien Searches.97
6.1.17	Other Requirements.98
6.2	Each Additional Loan or Letter of Credit.98
6.3	Loans to Fund Permitted Acquisitions.98

7.COVENANTS98

7.1	Affirmative Covenants.98

(iv)

7.1.1	Preservation of Existence, Etc.99
7.1.2	Payment of Liabilities, Including Taxes, Etc.99
7.1.3	Maintenance of Insurance.99
7.1.4	Maintenance of Properties and Leases.99
7.1.5	Maintenance of Patents, Trademarks, Etc.99
7.1.6	Visitation Rights.100
7.1.7	Keeping of Records and Books of Account.100
7.1.8	Certificates of Beneficial Ownership and Other Additional Information.100
7.1.9	Compliance with Laws.100
7.1.10	Joinder of Guarantors and Borrowers.101
7.1.11	Anti-Terrorism Laws; International Trade Law Compliance.102
7.1.12	German, Luxembourg, English Borrowers and Irish Borrowers.102
7.1.13	Keepwell.104
7.1.14	Redemption/Cancellation of the 2012 Senior Notes.105
7.2	Negative Covenants.105
7.2.1	Indebtedness.105
7.2.2	Liens.107
7.2.3	Reserved.107
7.2.4	Loans and Investments.107
7.2.5	Dividends and Related Distributions.108
7.2.6	Liquidations, Mergers, Consolidations, Acquisitions.109
7.2.7	Dispositions of Assets or Subsidiaries.111
7.2.8	Affiliate Transactions.112
7.2.9	Subsidiaries.113
7.2.10	Continuation of or Change in Business.113
7.2.11	Plans and Benefit Arrangements.113
7.2.12	Fiscal Year.113
7.2.13	Issuance of Stock.113
7.2.14	Changes in Organizational Documents.113
7.2.15	Maximum Leverage Ratio.114
7.2.16	Minimum Interest Coverage Ratio.114
7.2.17	Reserved.114
7.2.18	Receivables Entities.114
7.3	Reporting Requirements.115
7.3.1	Quarterly Financial Statements.115
7.3.2	Annual Financial Statements.115
7.3.3	Certificate of the Company.116
7.3.4	Notice of Default.116
7.3.5	Notice of Litigation.116
7.3.6	Notice of Change in Debt Rating.116
7.3.7	Certain Events.117
7.3.8	Budgets, Forecasts, Other Reports and Information.117
7.3.9	Notices Regarding Plans and Benefit Arrangements.118
7.3.10	Schedule of Loans and Investments.119

8.DEFAULT119

8.1	Events of Default.119

(v)

8.1.1	Payments Under Loan Documents.119
8.1.2	Breach of Warranty.119
8.1.3	Reserved.119
8.1.4	Breach of Negative Covenants and Certain Affirmative Covenants.119
8.1.5	Breach of Other Covenants.119
8.1.6	Defaults in Other Agreements or Indebtedness.120
8.1.7	Final Judgments or Orders.120
8.1.8	Loan Document Unenforceable.120
8.1.9	Proceedings Against Assets.120
8.1.10	Notice of Lien or Assessment.120
8.1.11	Inability to Pay.120
8.1.12	Events Relating to Plans and Benefit Arrangements.121
8.1.13	Cessation of Business.121
8.1.14	Change of Control.121
8.1.15	Involuntary Proceedings.121
8.1.16	Voluntary Proceedings.121
8.2	Consequences of Event of Default.122
8.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.122
8.2.2	Bankruptcy, Insolvency or Reorganization Proceedings.122
8.2.3	Set-off.123
8.2.4	Suits, Actions, Proceedings.123
8.2.5	Application of Proceeds.123
8.2.6	Enforcement of Remedies.124

9.THE ADMINISTRATIVE AGENT125

9.1	Appointment and Authority.125
9.2	Rights as a Lender.125
9.3	Delegation of Duties.125
9.4	Non-Reliance on Administrative Agent and Other Lenders.126
9.5	No Other Duties, etc.126
9.6	Exculpatory Provisions.126
9.7	Reliance by Administrative Agent.127
9.8	Calculations.127
9.9	Sharing of Payments.128
9.10	Successor Administrative Agent.128
9.11	Administrative Agent's Fee.129
9.12	No Reliance on Administrative Agent's Customer Identification Program.129

10.MISCELLANEOUS130

10.1	Modifications, Amendments or Waivers.130
10.1.1	Increase of Commitment.130
10.1.2	Extension of Payment; Reduction of Principal Interest or Fees.130
10.1.3	Release a Guarantor or Pledged Loans.130
10.1.4	Miscellaneous.131
10.2	No Implied Waivers; Cumulative Remedies; Writing Required.131
10.3	Expenses; Indemnity; Damage Waiver.132
10.3.1	Costs and Expenses of the Administrative Agent.132

(vi)

10.3.2	Indemnification of the Administrative Agent by the Borrowers.132
10.3.3	Reimbursement and Indemnification of Lenders by the Borrowers.133
10.3.4	Reimbursement by Lenders.134
10.3.5	Waiver of Consequential Damages, Etc.134
10.3.6	Payments.134
10.4	Holidays.135
10.5	Funding by Branch, Subsidiary or Affiliate.135
10.5.1	Notional Funding.135
10.5.2	Actual Funding.135
10.6	Notices; Lending Offices.136
10.7	Severability.136
10.8	Governing Law.137
10.9	Prior Understanding.137
10.10	Duration; Survival.137
10.11	Successors and Assigns.137
10.11.1	Successors and Assigns Generally.137
10.11.2	Assignments by Lenders.138
10.11.3	Register.139
10.11.4	Participations.140
10.11.5	Certain Pledges; Successors and Assigns Generally.141
10.12	Confidentiality.141
10.12.1	General.141
10.12.2	Sharing Information With Affiliates of the Lenders.142
10.13	Counterparts; Integration; Effectiveness.143
10.14	Administrative Agent's or Lender's Consent.143
10.15	Exceptions.143
10.16	CONSENT TO FORUM; WAIVER OF JURY TRIAL.143
10.17	USA Patriot Act.144
10.18	Nature of Foreign Borrower Obligations.145
10.19	Pledge of Foreign Loan Party Loans.145
10.20	Acknowledgment and Consent to Bail-In of EEA Financial Institutions.146
10.21	Certain ERISA Matters.147
10.22	No Advisory or Fiduciary Responsibility.148

(vii)

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-PRICING GRID
SCHEDULE 1.1(B)	-COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(E)	-EXISTING LETTERS OF CREDIT
SCHEDULE 1.1(M)	-MATERIAL SUBSIDIARIES
SCHEDULE 1.1(P)	-PERMITTED LIENS
SCHEDULE 5.1.1	-DOMESTIC QUALIFICATIONS TO DO BUSINESS
SCHEDULE 5.1.2	-SUBSIDIARIES
SCHEDULE 5.1.6	-LITIGATION
SCHEDULE 5.1.12	-CONSENTS AND APPROVALS
SCHEDULE 5.1.14	-PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.
SCHEDULE 7.2.1	-PERMITTED INDEBTEDNESS
SCHEDULE 7.2.4	-EXISTING INVESTMENTS (NON-SUBSIDIARY INVESTMENTS)
SCHEDULE 10.11.4	-VOTING PARTICIPANTS

EXHIBITS

EXHIBIT 1.1(A)	-ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(B)	-BORROWER JOINDER
EXHIBIT 1.1(C)	-QUALIFYING LENDER CONFIRMATIONS
EXHIBIT 1.1(G)(1)	-GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)	-GUARANTY AGREEMENT
EXHIBIT 1.1(R)	-REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)	-SWING LOAN NOTE
EXHIBIT 1.1(T)	-TERM LOAN NOTE
EXHIBIT 2.4	-LOAN REQUEST
EXHIBIT 4.7.7	-U.S. TAX COMPLIANCE CERTIFICATES (A-D)
EXHIBIT 7.2.6	-ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 7.3.3	-QUARTERLY COMPLIANCE CERTIFICATE

(viii)

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT is dated as of February 8, 2019, and is made by and among P. H. GLATFELTER COMPANY, a Pennsylvania corporation (the "Company") AND CERTAIN OF ITS SUBSIDIARIES IDENTIFIED ON THE SIGNATURE PAGES HERETO (each a "Borrower" and collectively, the "Borrowers"), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the "Administrative Agent"), and, for the limited purpose of public identification in trade tables, PNC CAPITAL MARKETS LLC, JPMORGAN CHASE BANK, N.A. and HSBC SECURITIES (USA) INC., as joint lead arrangers, JPMORGAN CHASE BANK, N.A. and HSBC BANK USA, N.A., as co-syndication agents, and COBANK, ACB, BANK OF AMERICA, N.A., MANUFACTURERS AND TRADERS TRUST COMPANY and CITIZENS BANK, N.A., as co-documentation agents.

WITNESSETH:

WHEREAS, the Borrowers have requested the Lenders to provide (i) a revolving credit facility to the Borrowers available in Dollars or Optional Currencies in an aggregate principal Dollar Equivalent amount not to exceed $400,000,000.00 and (ii) a €220,000,000.00 term loan facility; and

WHEREAS, proceeds of the credit facilities shall be used to (1) refinance existing Indebtedness incurred under the Prior Senior Credit Facility (as hereinafter defined) and the 2012 Senior Notes (as hereinafter defined), and (2) fund ongoing working capital, capital expenditures and general corporate purposes, including Permitted Acquisitions (as hereinafter defined); and

WHEREAS, the Lenders are willing to provide such credit upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.CERTAIN DEFINITIONS

1.1	Certain Definitions.

In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

2012 Senior Notes shall mean the Company's 5.375% senior notes, issued in 2012 and due October 15, 2020, in the aggregate principal amount of $250,000,000.00, guaranteed by certain of the Loan Parties.

Accounts Receivable Facility Documents shall mean all documentation entered into by the Company and its Subsidiaries, including, without limitation, the Receivables Entity, in connection with the sale or other transfer of accounts receivable and other related assets pursuant to a Permitted Accounts Receivable Program, as such documentation may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

Additional Indebtedness shall mean unsecured Indebtedness, the incurrence of which would not render the representation made in Section 5.1.22 untrue, which has a maturity not less than six (6) months after the Expiration Date.

Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns, in its capacity as administrative agent hereunder.

Administrative Agent's Fee shall have the meaning assigned to that term in Section 9.11.

Administrative Agent's Letter shall have the meaning assigned to that term in Section 9.11.

Affiliate as to any Person shall mean any other Person which, directly or indirectly controls, is controlled by, or is under common control with such Person.  For purposes of this definition, "control" (including, with correlative meanings, the term "controlled by" and "under common control with") shall mean the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise, including the power to elect a majority of the directors of a corporation.

Agreement shall mean this Third Amended and Restated Credit Agreement, as the same may be extended, renewed, amended, supplemented or restated from time to time, including all schedules and exhibits.

Anti-Terrorism Laws shall mean any applicable Laws relating to terrorism financing, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery (including, without limitation, the United Kingdom Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 and Canadian Anti-Money Laundering & Anti-Terrorism Laws), and any regulation, order, or directive promulgated, issued or enforced by any Official Body having jurisdiction over the Borrower or any other Covered Entity or to which the Borrower or any other Covered Entity is subject, including, without limitation, any published economic or financial sanctions or trade embargoes administered, implemented or enforced by the US Department of the Treasury's Office of Foreign Assets Control, the US Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty's Treasury, the Hong Kong Monetary Authority or other relevant applicable sanctions authority, all as amended, supplemented or replaced from time to time.

Applicable Commitment Fee Rate shall mean the percentage rate per annum at the indicated level of Debt Rating or Leverage Ratio, as applicable, in the pricing grid on Schedule 1.1(A) next to the line titled "Commitment Fee."  The Applicable Commitment Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

Applicable Margin shall mean the percentage spread to be added to (i) the Euro-Rate under the Euro-Rate Option or to the Base Rate under the Base Rate Option with respect to Revolving Credit Loans and (ii) to the Euro-Rate (or the Foreign Base Rate, if applicable) with respect to the Term Loans at the indicated level of Debt Rating or Leverage Ratio, as applicable, in the pricing grid on Schedule 1.1(A) next to the line titled "Euro-Rate Spread", "Base Rate Spread" or "Term Loan Spread."  The Applicable Margin shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Lender, a Transferor Lender and the Administrative Agent, as Administrative Agent and on behalf of the remaining Lenders, substantially in the form of Exhibit 1.1(A).

Authorized Officer shall mean those individuals, designated by written notice to the Administrative Agent from the Company, on behalf of all the Loan Parties, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder.  The Company, on behalf of all the Loan Parties, may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Availability shall have the meaning assigned to that term in Section 7.2.7(v).

Bail-In Action shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii) the Daily Euro-Rate, plus 100 basis points (1.0%).  Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

Base Rate Option shall mean the option of the Borrowers to have Revolving Credit Loans which are denominated in Dollars bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(i).

Beneficial Owner shall mean each of the following:  (a) each individual, if any, who, directly or indirectly, owns 25% or more of a Foreign Loan Party's equity ownership interests; and (b) a single individual with significant responsibility to control, manage, or direct a Foreign Loan Party.

Beneficial Ownership Regulation shall mean 31 C.F.R. § 1010.230.

Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

Benefit Plan shall mean any of (a) an "employee benefit plan" (as defined in ERISA) that is subject to Title I of ERISA, (b) a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such "employee benefit plan" or "plan".

Borrower or Borrowers shall have the meaning given to such terms in the introductory paragraph hereto and shall include any Person required to join this Agreement pursuant to Section 7.2.9 or which elects to join this agreement as a Borrower and, in each case, executes a Borrower Joinder.

Borrower Agent shall have the meaning assigned to this term in Section 4.13.

Borrower Joinder shall mean a joinder by a Person as a Borrower under this Agreement and the other Loan Documents in substantially the form of Exhibit 1.1(B).

Borrowing Date shall mean, (i) with respect to any Revolving Credit Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day, and (ii) with respect to the Term Loans, the date for the making thereof or the renewal of an Interest Period with respect thereto, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows:  (i) any Revolving Credit Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period and which are denominated either in Dollars or in the same Optional Currency shall constitute one Borrowing Tranche, (ii) all Revolving Credit Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche, and (iii) all Term Loans which have the same Interest Period shall constitute one Borrowing Tranche.

British Pound Sterling shall mean the lawful currency of the United Kingdom.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and (i) if the applicable Business Day relates to any Revolving Credit Loan to which the Euro-Rate Option applies or to any Term Loan, such day must also be a day on which dealings are carried on in the Relevant Interbank Market, (ii) with respect to advances or payments of Revolving Credit Loans or any other matters relating to Revolving Credit Loans denominated in an Optional Currency, such day also shall be a day on which dealings in deposits in the relevant Optional Currency are carried on in the Relevant Interbank Market, and (iii) in relation to any payment or other obligations of any Foreign Loan Parties, such day must also be a day on which banks in the jurisdiction of such Foreign Loan Party are open for business.

Canadian Anti-Money Laundering & Anti-Terrorism Laws shall mean the Criminal Code, R.S.C. 1985, c. C 46, The Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c. 17, the United Nations Act, R.S.C. 1985, c. U-2, the Corruption of Foreign Public Officials Act, S.C. 1998, c. 34 or any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto.

Canadian Borrower shall mean each Borrower incorporated or otherwise organized under the Laws of Canada or any province or territory thereof.

Canadian Dollar shall mean the lawful currency of Canada.

Cash Management Agreements shall have the meaning assigned to that term in Section 2.5.6.

CDOR Rate shall have the meaning assigned to such term in the definition of Euro-Rate.

CEA shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

Certificate of Beneficial Ownership shall mean a certificate regarding beneficial ownership required by the Beneficial Ownership Regulation with respect to the Beneficial Owners of the Foreign Loan Parties which shall be in form and substance acceptable to the Administrative Agent (as amended or modified by Administrative Agent from time to time in its sole discretion).

CFTC shall mean the Commodity Futures Trading Commission.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

CIP Regulations shall have the meaning assigned to that term in Section 9.12.

Class, when used in reference to (a) any Loan or borrowing of Loans, refers to whether such Loan, or the Loans comprising such borrowing, are Revolving Credit Loans or Term Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Credit Commitment or a Term Loan Commitment, and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

Closing Date shall mean the Business Day on which the first Loan shall be made, which shall be February 8, 2019.

Commercial Letter of Credit shall mean any letter of credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and Term Loan Commitment and, in the case of PNC, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments, Term Loan Commitments and the Swing Loan Commitment of all of the Lenders.

Commitment Fee shall have the meaning assigned to that term in Section 2.3.

Company shall have the meaning given to such term in the introductory paragraph hereto.

Compliance Certificate shall have the meaning assigned to such term in Section 7.3.3.

Computation Date shall have the meaning assigned to such term in Section 2.7.1.

Consideration shall mean with respect to any Permitted Acquisition, the aggregate of (i) any cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, including without limitation any Guaranty given or incurred by any Loan Party in connection therewith, and (iii) any other consideration given or obligation incurred by any of the Loan Parties in connection therewith.

Consolidated Adjusted EBITDA shall mean, for any period, Consolidated EBITDA adjusted to include (without duplication) the pro forma effects of acquisitions and divestitures (not including timberland property sales) made during such period, excluding the EBITDA of divested Persons, but including historical EBITDA of acquired Persons to the extent the acquired EBITDA (i) has been audited by a nationally recognized independent certified public accountant, or another independent certified public accountant reasonably satisfactory to the Administrative Agent, (ii) is supported by a third party due diligence report delivered by a nationally recognized firm or otherwise in form and substance satisfactory to the Administrative Agent, (iii) is less than 25% of Consolidated EBITDA as determined as of the last day of the fiscal quarter immediately preceding the consummation of the acquisition (the "Most Recent Quarter") (or the quarter immediately preceding the Most Recent Quarter if the applicable financial statements are not available for the Most Recent Quarter), or (iv) is approved by the Required Lenders.  Any such adjustment to Consolidated EBITDA shall be made for four (4) fiscal quarters, starting with the fiscal quarter in which the transaction giving rise to such adjustment was consummated.

Consolidated EBITDA shall mean as of the end of any fiscal quarter: (i) EBITDA of the Company and its Subsidiaries on a consolidated basis for the immediately preceding four fiscal quarters, plus (without duplication) (ii) the aggregate gain on sale of timberland properties, as determined in accordance with GAAP, made within the four immediately preceding fiscal quarters, net of any losses on such sales, provided that the amount of the net gain on sale of timberland properties included in the calculation of Consolidated EBITDA under this clause (ii) may not exceed 10% of the Consolidated EBITDA of the Company and its Subsidiaries for the immediately preceding four fiscal quarters (prior to including any gains from the sale of timberland properties), provided, further, that Consolidated EBITDA shall exclude (a) non-

recurring third party transaction costs relating to a Permitted Acquisition or an acquisition that would otherwise be a Permitted Acquisition but for the fact that such acquisition was not consummated such as (x) legal expenses, third party due diligence costs, transaction advisory services, hedging costs and financing fees, if applicable, for the fiscal quarters during which such non-recurring costs are incurred and (y) project management and integration costs in an aggregate amount up to $10,000,000.00 incurred within one year of consummation of the transactions giving rise to such non-recurring costs, for the fiscal quarters during which such costs are incurred; (b) non-recurring third party transaction costs relating to the closing of this Agreement and repayment or early redemption of Indebtedness in connection therewith such as (x) legal expenses, and (y) fees or other charges pursuant to the prepayment or redemption of Indebtedness; (c) to the extent deducted in calculating net income, non-cash charges; (d) to the extent deducted in calculating net income, extraordinary, unusual or non-recurring charges, costs or expenses in connection with any restructuring (whether or not classified as such under GAAP) or project start up (including, in each case, as a result of or in connection with any Permitted Acquisition) not to exceed in the aggregate 15% of Consolidated EBITDA (prior to giving effect to this clause (d)) for the trailing four quarter period ending immediately prior to such date of determination; (e) non-recurring third party transaction costs relating to dispositions permitted hereunder, whether such disposition is consummated or not, for the fiscal quarter during which such non-recurring costs are incurred; and (f) to the extent included in calculating net income, extraordinary, unusual or non-recurring non-cash gains.  The Company shall provide supporting invoices for the exclusions from Consolidated EBITDA described in the preceding clauses (a)(x) and (y), (b)(x) and (y) and (e) upon request by the Administrative Agent.

Consolidated Total Assets shall mean, at any time, the total consolidated assets of the Company and its Subsidiaries measured as of the last day of the fiscal year ending on or prior to the date of determination, as determined in accordance with GAAP.

Consolidated Total Debt shall mean all long and short term Indebtedness of the Company and its Subsidiaries.

Consolidated Total Net Debt shall mean Consolidated Total Debt less unrestricted cash and cash equivalents of the Company and its Subsidiaries.

Contamination shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.

Covered Entity shall mean (a) the Borrowers, each of Borrowers' Subsidiaries, all Guarantors and all pledgors of collateral (if any), and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

CTA shall mean the United Kingdom Corporation Tax Act 2009.

Daily Euro-Rate shall mean, for any day, the rate per annum determined by the Administrative Agent as the Published Rate, as adjusted for any additional costs pursuant to Section 4.6.5.  Notwithstanding the foregoing, if the Daily Euro-Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

Debt Rating shall mean the corporate credit rating of Standard & Poor's and the corporate family rating of Moody's, in each case, of the Company.

Defaulting Lender shall mean any Lender that (i) has failed, within two (2) Business Days of the date required to be funded or paid, to (a) fund any portion of its Loans, (b) fund any portion of its participations in Letters of Credit or Swing Loans or (c) pay over to the Administrative Agent, the Issuing Lender, PNC (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (a) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (ii) has notified the Borrowers or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (iii) has failed, within three (3) Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon the Administrative Agent's receipt of such certification in form and substance satisfactory to the Administrative Agent, (iv) has become or its parent entity has become the subject of a Bankruptcy Event or a Bail-In Action or (v) has failed at any time to comply with the provisions of Section 9.9 with respect to purchasing participations from the other Lenders, whereby such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.

As used in this definition and in Section 2.13, the term "Bankruptcy Event" means, with respect to any Person, such Person or such Person's direct or indirect parent company becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person's direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States (or any other applicable jurisdiction) or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Designated Credit Parties shall mean the Company and those Subsidiaries that are from time to time party to the Accounts Receivable Facility Documents.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Dollar Equivalent shall mean, with respect to any amount of any currency, as of any Computation Date, the Equivalent Amount of such currency expressed in Dollars.

Dollar Equivalent Revolving Facility Usage shall mean, at any time, the sum of the Dollar Equivalent of the principal amount of Revolving Credit Loans then outstanding and the principal amount of Swing Loans then outstanding and the Dollar Equivalent amount of Letter of Credit Obligations.

Drawing Date shall have the meaning assigned to that term in Section 2.9.3.2.

EBITDA shall mean, for any period and any Person, net income (excluding gains and losses on sales of assets (with the exception of sales of timberland property noted in the definition of Consolidated EBITDA) and non-cash pension income and non-cash pension expenses) plus income tax expense, interest expense, depreciation, amortization expense and any Permitted EBITDA Add Backs (if Consolidated EBITDA is being computed for the Company) of such Person.

EEA Financial Institution shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Effective Date shall mean the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

Eligibility Date shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

Eligible Contract Participant shall mean an "eligible contract participant" as defined in the CEA and regulations thereunder.

English Borrower shall mean any Borrower organized under the Laws of England and Wales.

English Borrower DTTP Filing shall mean an HM Revenue & Customs' Form DTTP2 duly completed and filed by an English Borrower, where an English Treaty Lender has provided its scheme reference number and jurisdiction of tax residence stated in the relevant notification provided under Section 4.7.7(iv)(b) and (a) where the English Borrower is a Borrower as at the date such English Treaty Lender becomes a Lender, is filed with HM Revenue & Customs within 30 days of that date or (b) where the English Borrower is not a Borrower as at the date such English Treaty Lender becomes a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that English Borrower becomes a Borrower.

English Qualifying Lender shall mean a Lender which makes a Loan to an English Borrower and that is (i) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is (A) a Lender (1) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the CTA; or (2) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (B) an English Treaty Lender; or (ii) a Lender which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Loan Document.

English Tax Deduction shall mean a deduction or withholding for or on account of tax from a payment under a Loan Document imposed by the United Kingdom.

English Treaty Lender shall mean a Lender which (i) is treated as a resident of an English Treaty State for the purposes of the English Treaty; (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and (iii) fulfils any other conditions applicable to that Lender which must be fulfilled under the English Treaty in order to obtain exemption from Tax on interest of the type paid under the Loan Documents imposed in the United Kingdom, subject to the completion of any necessary procedural formalities.

English Treaty State shall mean a jurisdiction having a double taxation agreement (an English Treaty) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

Environmental Complaint shall mean any written complaint by any Person or Official Body setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

Environmental Laws shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances, and codes and any legally binding consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to Regulated Substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace as related to exposure to Regulated Substances; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (vi) the presence of Contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of Environmentally Sensitive Areas.

Environmentally Sensitive Area shall mean (i) any wetland as defined by applicable Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

Equivalent Amount shall mean, at any time, as determined by Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the "Reference Currency") which is to be computed as an equivalent amount of another currency (the "Equivalent Currency"), the amount of such Equivalent Currency converted from such Reference Currency at Administrative Agent's rate (based on the market rates then prevailing and available to Administrative Agent) for such Equivalent Currency for such Reference Currency at a time determined by Administrative Agent on the second Business Day immediately preceding the event for which such calculation is made.

Equivalent Currency shall have the meaning assigned to such term in the definition of Equivalent Amount.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Event shall mean (a) with respect to a Plan, a Reportable Event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in the regulations) there is a duty to give notice to the PBGC; (b) a withdrawal by a Loan Party or any member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any member of the ERISA Group from a

Multiemployer Plan, or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Plan, the treatment of a Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan; (e) the institution of termination proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any member of the ERISA Group; (g) any application for an approval of a Loan Party or any member of the ERISA Group for a waiver of the minimum funding standards of Sections 412, 430, 432 or 436 of the Internal Revenue Code or Sections 302, 303, 304 or 305 of ERISA, (h) any receipt of certification by the responsible actuary that any Plan is considered an at-risk plan or in endangered or critical status within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA or that any Multiemployer Plan is considered in endangered or critical status within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA, or (i) that any Plan's adjusted funding target attainment percentage (as defined in Section 436 of the Internal Revenue Code) is less than 60 percent.

ERISA Group shall mean, at any time, the Loan Parties and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Loan Parties, are treated as a single employer under Sections 414(b) and (c) of the Internal Revenue Code.

EU Bail-In Legislation Schedule shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Euro shall refer to the lawful currency of the Participating Member States.

Euro-Rate shall mean the following:

(a)

with respect to the U.S. Dollar Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market), rounded upwards, if necessary, to the nearest 1/100th of 1% per annum (with .005% being rounded up), or the rate which is quoted by another source selected by the Administrative Agent in its reasonable discretion as an authorized information vendor for the purpose of displaying rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period;

(b)

with respect to Optional Currency Loans in Euros or British Pounds Sterling comprising any Borrowing Tranche for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page

BBAM1 (or on such other substitute Bloomberg page that displays rates at which the relevant Optional Currency is offered by leading banks in the London interbank deposit market), rounded upwards, if necessary, to the nearest 1/100th of 1% (with .005% being rounded up) per annum, or the rate which is quoted by another source selected by the Administrative Agent in its reasonable discretion as an authorized information vendor for the purpose of displaying rates at which such applicable Optional Currencies are offered by leading banks in the London interbank deposit market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in the Euros or British Pounds Sterling for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period;

(c)

with respect to Optional Currency Loans denominated in Canadian Dollars comprising any Borrowing Tranche, the interest rate per annum (the "CDOR Rate") as determined by the Administrative Agent, equal to the arithmetic average rate applicable to Canadian Dollar bankers' acceptances (C$BAs) for the applicable Interest Period appearing on the Bloomberg page BTMM CA, rounded to the nearest 1/100th of 1% (with .005% being rounded up) per annum, at approximately 11:00 a.m. Eastern Time, two Business Days prior to the commencement of such Interest Period, or if such day is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Bloomberg page BTMM CA on such day the CDOR Rate on such day shall be the rate for such period applicable to Canadian Dollar bankers' acceptances quoted by a bank listed in Schedule I of the Bank Act (Canada), as selected by the Administrative Agent, as of 11:00 a.m. Eastern Time on such day or, if such day is not a Business Day, then on the immediately preceding Business Day;

(d)

with respect to Term Loans comprising any Borrowing Tranche for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which Euros are offered by leading banks in the London interbank deposit market), rounded upwards, if necessary, to the nearest 1/100th of 1% (with .005% being rounded up) per annum, or the rate which is quoted by another source selected by the Administrative Agent in its reasonable discretion as an authorized information vendor for the purpose of displaying rates at which Euros are offered by leading banks in the London interbank deposit market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in the Euros for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period; and

The Administrative Agent shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.  With respect to any Loans available at a Euro-Rate, if at any time, for any reason, the source(s) for the Euro-Rate described above for the applicable currency or currencies is no longer available, then the Administrative Agent in its reasonable discretion may determine a comparable replacement rate at such time (which determination shall be conclusive absent manifest error).

Notwithstanding the foregoing, if the Euro-Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

Euro-Rate Option shall mean the option of the Borrowers to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(ii).

Euro-Rate Termination Date shall have the meaning set forth in Section 3.5.

Event of Default shall mean any of the events described in Section 8.1 and referred to therein as an "Event of Default."

Excluded Hedge Liability or Liabilities shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party's failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Existing Letters of Credit shall mean those letters of credit issued by the Issuing Lender or another Lender prior to the Closing Date as described on Schedule 1.1(E) attached hereto.

Expiration Date shall mean, with respect to the Revolving Credit Commitments and the Term Loans, February 8, 2024.

Farm Credit Lender shall mean a federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971, as the same may be amended or supplemented from time to time.

FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Official Bodies and implementing such Sections of the Code.

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%, with .005% being rounded up) announced by the NYFRB (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.  Notwithstanding the foregoing, if the Federal Funds Effective Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

Foreign Base Rate shall mean the rate of interest per annum reasonably determined by the Administrative Agent to be a broadly accepted replacement or alternative rate comparable to the Euro-Rate to be applicable for short-term loans in Euros (which rate shall adequately reflect the then customary market convention as reasonably determined by the Administrative Agent) and notified to the Borrowers.

Foreign Base Rate Loans shall mean Term Loans denominated in Euros the rate of interest applicable to which is based upon the Foreign Base Rate plus the Applicable Margin.

Foreign Borrower shall mean those Borrowers which are organized under the Laws of a jurisdiction other than the United States (or a political subdivision thereof).

Foreign Lender shall mean (i) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

Foreign Loan Party shall mean a Loan Party which is organized under the Laws of a jurisdiction other than the United States (or a political subdivision thereof).

Foreign Non-Loan Party Subsidiary shall mean a Foreign Subsidiary that is a Non-Loan Party Subsidiary.

Foreign Subsidiary shall mean any Subsidiary which is organized under the Laws of a jurisdiction other than the United States (or a political subdivision thereof).

Fox River OU2-5 Environmental Charges Event shall mean the date on which both the following events shall have occurred:

(i)the Loan Parties incur any charge described in the definition of "Permitted EBITDA Add Backs" related to the Fox River site, Wisconsin, OU2-5 (if the Loan Parties incur more than one such charge, this clause (i) refers only to the first such charge), and

(ii)the Loan Parties incur Indebtedness to finance the payment of the charge referred to in clause (i) of this definition (if the Loan Parties incur Indebtedness on more than one occasion to finance such payment, this clause (ii) refers only to the first such incurrence).

Fox River OU2-5 Related Debt shall mean the amount of Indebtedness referred to in clause (ii) of the definition of Fox River OU2-5 Environmental Charges Event.

GAAP shall mean generally accepted accounting principles as are in effect in the United States from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

GAAP Objection Notice shall have the meaning assigned to that term in Section 1.3.

German Borrower shall mean any Borrower organized under the Laws of Germany.

Guarantor or Guarantors shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 7.1.10 and executes a Guarantor Joinder.

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in substantially the form of Exhibit 1.1(G)(1).

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

Guaranty Agreement shall mean the Second Amended and Restated Guaranty and Suretyship Agreement in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders.

Hedge Liabilities shall have the meaning assigned to such term in the definition of Lender Provided Hedge.

Historical Statements shall have the meaning assigned to that term in Section 5.1.8.1.

ICC shall have the meaning assigned to that term in Section 10.8.

Increasing Lender shall have the meaning assigned to that term in Section 2.1.1.2.

Incremental Term Loan shall have the meaning assigned to such term in Section 2.1.1.2.

Indebtedness shall mean, without duplication, as to any Person at any time in respect of: (i) borrowed money, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) net reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) net obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device: (A) in the case of any such agreement that has been closed out, in an amount equal to the termination value thereof, and (B) in the case of any such agreement that has not been closed out, in an amount equal to the mark to market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such agreements, (v) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due), (vi) the outstanding amount of any Permitted Accounts Receivable Program, or (vii) any Guaranty of Indebtedness referred to in clauses (i) through (v) above.

Indemnified Taxes shall mean (i) Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non‑confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries.

Insolvency Proceeding shall mean, with respect to any Person, (i) a case, action or proceeding with respect to such Person (A) before any court or any other Official Body under any bankruptcy, insolvency, examinership, reorganization or other similar Law now or hereafter in effect, or (B) for the appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator, conservator or similar official of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up , examinership or relief of such Person, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

Interest Coverage Ratio shall have the meaning specified in Section 7.2.16.

Interest Period shall mean the period of time selected by the Company, on behalf of all the Borrowers, in connection with (and to apply to) (i) any election permitted hereunder by the Borrowers to have Revolving Credit Loans bear interest under the Euro-Rate Option and (ii) each Borrowing Tranche of Term Loans.  Subject to the last sentence of this definition, such period shall be (A) one, two, three or six Months if the Borrowers select the Euro-Rate Option to apply to any Revolving Credit Loans (not consisting of an Optional Currency) and/or with respect to each Borrowing Tranche of Term Loans, and (B) one or two Months with respect to any Revolving Credit Loans made in any Optional Currency.  Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrowers are requesting new Loans, (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrowers are renewing or converting to the Euro-Rate Option applicable to outstanding Revolving Credit Loans or (iii) the date of renewal of each Borrowing Tranche of Term Loans.  Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

Interest Rate, Currency and Commodity Hedge shall mean (i) an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreement, (ii) a foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or (iii) a futures contract, option contract, commodity hedge, synthetic cap or similar arrangement, in each case entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrowers, the Guarantors and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness and fluctuations in currency values and commodity prices, as the case may be.

Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option.

Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Irish Borrower shall mean any Borrower incorporated or existing under the laws of Ireland.

Irish Qualifying Lender shall mean a Lender which is beneficially entitled to the interest payable to that Lender in respect of an advance under a Loan and is:

(i)

a bank within the meaning of section 246(1) TCA which is carrying on a bona fide banking business in Ireland for the purposes of section 246(3)(a) TCA and whose Lending Office is located in Ireland; or

(ii)

a body corporate which is resident for the purposes of tax in a Relevant Territory (residence for these purposes is to be determined in accordance with the laws of the Relevant Territory of which the Lender claims to be resident) where that Relevant Territory imposes a tax which corresponds to Irish income tax or Irish corporation tax and which generally applies to interest receivable in that Relevant Territory by bodies corporate from sources outside that Relevant Territory, except where interest is paid under a Loan to the body corporate in connection with a trade or business which is carried on by it in Ireland through a branch or agency; or

(iii)

a company that is incorporated in the US and taxed in the US on its worldwide income except where interest is paid under a Loan to the US company in connection with a trade or business which is carried on by it in Ireland through a branch or agency; or

(iv)

a US limited liability company ("LLC"), where the ultimate recipients of the interest payable under a Loan are Irish Qualifying Lenders within paragraphs (ii) or (iii) of this definition and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes except where interest is paid under a Loan to the LLC or the ultimate recipients of the interest in connection with a trade or business which is carried on by it or them in Ireland through a branch or agency; or

(v)	a qualifying company within the meaning of section 110 TCA and whose Lending Office is located in Ireland; or
(vi)	an exempt approved scheme within the meaning of section 774 TCA and whose Lending Office is located in Ireland; or
(vii)	an investment undertaking within the meaning of section 739B TCA and whose Lending Office is located in Ireland; or
(viii)	a body corporate:

(A)which advances money in the ordinary course of a trade which includes the lending of money and whose Lending Office is located in Ireland; and

(B)where interest payable on an advance under the Loans is taken into account in computing the trading income of such body corporate; and

(C)which has made the appropriate notifications under section 246(5)(a) TCA to the Revenue Commissioners and the Borrowers.

IRS shall mean the United States Internal Revenue Service.

ISP98 shall have the meaning specified in Section 10.8.

Issuing Lender shall mean PNC, in its individual capacity as issuer of Letters of Credit hereunder.

ITA shall mean the United Kingdom Income Tax Act 2007.

Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

Law shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award or any settlement agreement with any Official Body.

LCA Election shall have the meaning specified in Section 7.2.6(ii)(e).

Lender Provided Hedge shall mean an Interest Rate, Currency and Commodity Hedge which is provided by any Lender or its Affiliate and which: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement, or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes.  Subject in all respects to Section 10.18 and similar provisions of any Guaranty of the Obligations, the liabilities owing to the provider of any Lender Provided Hedge (the "Hedge Liabilities") by any Loan Party and any Subsidiary of a Loan Party that is party to such Lender Provided Hedge shall, for purposes of this Agreement and all other Loan Documents be "Obligations" of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens (if any) securing the Hedge Liabilities shall be pari passu with the Liens (if any) securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 8.2.5.

Lenders shall mean the financial institutions named on Schedule 1.1(B), their respective successors and assigns as permitted hereunder and each New Lender joining this Agreement in accordance with the terms of Section 2.1.1.2 hereof (if applicable), each of which is referred to herein as a Lender.

Lending Office shall mean the office designated as such by a Lender on Schedule 1.1(B).

Letter of Credit shall have the meaning assigned to that term in Section 2.9.1.1.

Letter of Credit Borrowing shall have the meaning assigned to such term in Section 2.9.3.4.

Letter of Credit Fee shall have the meaning assigned to that term in Section 2.9.2.

Letter of Credit Obligations shall mean, as of any date of determination, the aggregate undrawn Dollar Equivalent amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate Dollar Equivalent amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Dollar Equivalent amount of all unpaid and outstanding Reimbursement Obligations and Letter of Credit Borrowings on such date.

Leverage Ratio shall mean, as of any date of determination, the ratio of (A) Consolidated Total Net Debt on such date to (B) Consolidated Adjusted EBITDA (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge, hypothec or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

Limited Condition Acquisition shall mean any Permitted Acquisition (or similar investment) by any of the Borrowers or other Loan Parties permitted pursuant to the Loan Documents for which the consummation thereof is not conditioned on the availability of, or on obtaining, third party financing.

Limited Condition Acquisition Agreement shall mean, with respect to a Limited Condition Acquisition, the definitive acquisition or investment agreement for such Limited Condition Acquisition.

LLC Interests shall have the meaning given to such term in Section 5.1.2.

Loan Documents shall mean this Agreement, the Notes, the Administrative Agent's Letter, the Guaranty Agreement and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

Loan Parties shall mean the Borrowers and the Guarantors.

Loan Request shall have the meaning given to such term in Section 2.4.1.

Loans shall mean, collectively, and Loan shall mean, separately, all Revolving Credit Loans, the Term Loans and Swing Loans, or any Revolving Credit Loan, Term Loan or Swing Loan.

Luxembourg Borrower shall mean any Borrower organized under the Laws of Luxembourg.

Material Acquisition shall mean a Permitted Acquisition where the Consideration paid for such Permitted Acquisition exceeds $50,000,000.00.

Material Acquisition Period shall have the meaning assigned to such term in Section 7.2.15.

Material Adverse Change shall mean any set of circumstances or events which (i) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Loan Parties taken as a whole, (ii) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties, taken as a whole, to duly and punctually pay or perform their Indebtedness, or (iii) impairs materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

Material Event of Default shall mean any Event of Default described in any of the following Sections: 8.1.1 (provided that a Material Event of Default shall be deemed to occur upon any failure to pay principal, interest, Term Loan Commitment Fees or Commitment Fees without regard to the grace period provided for in such Section 8.1.1), 8.1.4 (if such Event of Default arises because of a breach of Section 7.2.15 or 7.2.16), 8.1.5 (if such Event of Default arises because of a breach of Sections 7.3.1, 7.3.2 or 7.3.3), 8.1.11, 8.1.15, or 8.1.16.

Material Subsidiary shall mean each Subsidiary of the Company which is identified on Schedule 1.1(M) as a "Material Subsidiary," and each other Subsidiary of the Company that has assets at the most recently ended fiscal year, or revenues during the most recently ended fiscal year, comprising 5% or more of the consolidated assets of the Company and its Subsidiaries at such time, or of the consolidated revenues of the Company and its Subsidiaries during such Fiscal Year, as the case may be.

Month, with respect to an Interest Period, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period.  If any Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Moody's shall mean Moody's Investors Service, Inc. and its successors.

Most Recent Quarter shall have the meaning assigned to such term in the definition of Consolidated Adjusted EBITDA.

Multiemployer Plan shall mean any employee pension benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Loan Parties or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions.

Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Loan Parties or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

New Lender shall have the meaning assigned to such term in Section 2.1.1.2.

Non-Consenting Lender shall have the meaning assigned to that term in Section 10.1.4.

Non-Loan Party Subsidiary shall mean a Subsidiary of the Company which is not required to be a Guarantor and has not opted to become a Borrower or a Guarantor pursuant to Section 7.2.9.

Non-Qualifying Party shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.

Notes shall mean the Revolving Credit Notes, the Term Loan Notes and the Swing Loan Note.

Notice of Change in GAAP shall have the meaning assigned to that term in Section 1.3.

Notices shall have the meaning assigned to that term in Section 10.6.

NYFRB shall mean the Federal Reserve Bank of New York.

Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent's Letter or any other Loan Document, whether to the Administrative Agent, any of the Lenders or their Affiliates or other Persons provided for under such Loan Documents, (ii) any Lender Provided Hedge and (iii) any Other Lender-Provided Financial Service Product, but shall not include liabilities to other Persons under any other Interest Rate, Currency or Commodity Hedge or any other Excluded Hedge Liabilities.

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting regulatory capital rules or standards (including the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

Optional Currency shall mean (i) the following lawful currencies:  Canadian Dollars, British Pounds Sterling and the Euro, and (ii) any other currency approved by Administrative Agent and all of the Lenders pursuant to Section 2.7.5.  Subject to Section 2.7.4, each Optional Currency must be the lawful currency of the specified country.

Order shall have the meaning assigned to such term in Section 2.9.9.

Original Currency shall have the meaning assigned to such term in Section 4.10.1.

Other Currency shall have the meaning assigned to such term in Section 4.10.1.

Other Lender-Provided Financial Service Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties or their Subsidiaries: (i) credit cards, (ii) credit card processing services, (iii) debit cards, (iv) purchase cards, (v) ACH transactions, (vi) cash management, including controlled disbursement, accounts or services, or (vii) foreign currency exchange.  Subject in all respects to Section 10.18 and similar provisions of any Guaranty of the Obligations, the liabilities owing to the provider of any Other Lender-Provided Financial Service Product by any Loan Party and any Subsidiary of any Loan Party that is a party to such Other Lender-Provided Financial Service Product shall, for purposes of this Agreement and all other Loan Documents, be "Obligations" of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement, and otherwise treated as Obligations for purposes of the other Loan Documents.

Other Taxes shall have the meaning assigned to such term in Section 4.7.2.

Overnight Bank Funding Rate shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error).  If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero.  The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrowers.

Overnight Rate shall mean for any day with respect to any Revolving Credit Loans in an Optional Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the Relevant Interbank Market.

Participant has the meaning specified in Section 10.11.4.

Participant Register shall have the meaning specified in Section 10.11.4.

Participating Member State shall mean any member State of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

Participation Advance shall have the meaning specified in Section 2.9.3.4.

Partnership Interests shall have the meaning given to such term in Section 5.1.2.

Payment Date shall mean the first day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Loans.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Permitted Accounts Receivable Program shall mean an accounts receivables securitization program concluded pursuant to the Accounts Receivable Facility Documents and provided that (i) the aggregate principal amount thereof does not exceed $150,000,000.00, (ii) on the effective date of such program and after giving effect to such program and related transactions to occur on such effective date, there shall exist no Event of Default or Potential Default, and (iii) the Company shall have delivered to the Administrative Agent a certificate from a Responsible Officer certifying that the foregoing conditions have been met.

Permitted Acquisitions shall have the meaning assigned to such term in Section 7.2.6(ii).

Permitted EBITDA Add Back shall mean, to the extent such charges are deducted in the computation of net income of the Loan Parties in their computation of EBITDA during the period specified, with appropriate adjustments for the tax effects of such add-backs, charges incurred by the Loan Parties in connection with environmental response and remediation, the presence of contamination, natural resource damages or reimbursement of the EPA for incurred costs at the Fox River site, Wisconsin, OU2-5, provided that the total amount of such charges incurred during the term of this Agreement may not exceed $80,000,000.00.

Permitted Investments shall mean:

(i)direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

(ii)shares of any money market mutual fund rated at least AAA by Standard & Poor's or at least Aaa by Moody's;

(iii)commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's on the date of acquisition;

(iv)demand deposits or time deposits maturing within one year from the date of creation, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Lender or with any domestic commercial bank whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's, or P-1 or the equivalent or better by Moody's, on the date of acquisition;

(v)repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (iii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above;

(vi)in the case of any Foreign Borrower, (a) direct obligations of the sovereign nation (or any agency thereof) in which such Borrower is organized or incorporated and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (b) investments of the type and maturity described in clauses (i) through (v) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (c) investments of the type and maturity described in clauses (i) through (v) above of foreign obligors (or the parents of such obligors), which investments of obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (b) above but which are, in the reasonable judgment of the Company and the Borrowers, comparable in investment quality to such investments and obligors (or the parents of such obligors);

(vii)Interest Rate, Currency and Commodity Hedges and Other Lender-Provided Financial Service Products otherwise permitted hereunder;

(viii)investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

(ix)cash and investments made under Cash Management Agreements or under cash management agreements with any other Lenders.

Permitted Liens shall mean:

(i)Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(ii)Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

(iii)Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(iv)Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money or as security for Hedge Liabilities or margining related to Interest Rate, Currency and Commodity Hedges) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v)Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(vi)Liens, security interests and mortgages in favor of the Administrative Agent, for the benefit of the Lenders and their Affiliates, securing the Obligations including liabilities under any Lender Provided Hedges and Other Lender-Provided Financial Service Product;

(vii)Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital and operating leases permitted in Section 7.2.1 securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

(viii)Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided that no additional assets become subject to such Lien and the Indebtedness, if any, secured thereby is permitted under Section 7.2.1;

(ix)Liens on tangible property (or any improvement thereon) acquired or constructed by the Company or any Subsidiary after the Closing Date to secure Indebtedness of the Company or such Subsidiary incurred in connection with such improvement, acquisition or construction; provided that:

(1)no such Lien shall extend to or cover any Property other than the property (or improvement thereon) being acquired or constructed; and

(2)the principal amount of the Indebtedness secured by any such Lien, together with the aggregate principal amount of all other Indebtedness secured by Liens on such Property, shall not exceed the lesser of (A) an amount equal to the fair market value of such property so improved, acquired or constructed and (B) the cost to the Company or such Subsidiary of such property (or improvement thereon) so acquired or constructed.

(x)Purchase Money Security Interests;

(xi)The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within sixty (60) days of entry, and in either case they do not materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

(1)Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party or Subsidiary maintains such reserves or other appropriate provisions as shall be required by GAAP;

(2)Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(3)Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; and

(4)Liens resulting from final judgments or orders described in Section 8.1.7;

(xii)Any Liens that arise or are deemed to arise under a Permitted Accounts Receivable Program, so long as they comply with Section 7.2.18;

(xiii)Bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposits in one or more accounts maintained by any Loan Party or any Subsidiary arising in the ordinary course of business from netting services, overdraft protection, cash management obligations and otherwise in connection with the maintenance of deposit, securities and commodities accounts;

(xiv)Liens securing Indebtedness (including Indebtedness in connection with or to finance a Permitted Acquisition, to the extent such Indebtedness is permitted under Section 7.2.1) and securing other obligations in an aggregate amount outstanding not to exceed $30,000,000.00 at any time;

(xv)Any interest or title of a lessor or sublessor under any leases or subleases entered into by any Loan Party or any Subsidiary in the ordinary course of business;

(xvi)Liens securing obligations in respect of trade-related letters of credit, trade-related bank guarantees or similar trade-related obligations and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, bank guarantees or similar obligations and the proceeds and products thereof;

(xvii)Leases or subleases, licenses or sublicenses (including with respect to intellectual property rights and software), granted to or from others in the ordinary course of business and not interfering in any material and adverse respect with the business of the Loan Parties and the Subsidiaries, taken as a whole;

(xviii)Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods;

(xix)Liens arising from precautionary Uniform Commercial Code financing statements or similar or analogous financing statements in any jurisdiction or consignments entered into in connection with any transaction otherwise permitted under this Agreement;

(xx)Liens on equity interests of any joint venture (x) securing obligations of such joint venture or (y) pursuant to the relevant joint venture agreement or arrangement; and

(xxi)Any Liens that arise or are deemed to arise under a Permitted Supply Chain Finance Program; provided, that such Liens are limited to the accounts receivable, invoices, documents and supporting obligations that are subject to such Permitted Supply Chain Finance Program and the proceeds of the same.

Permitted Supply Chain Finance Program shall mean any and all agreements or facilities entered into by the Company or any Subsidiary of the Company for the purpose of effectuating the purchase of its accounts receivable for cash consideration by a financial institution in the ordinary course of business.

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Plan shall mean at any time an "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA ) (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Internal Revenue Code and either (i) is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been sponsored, maintained or contributed to by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, or in the case of a Multiple Employer Plan or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

Pledged Collateral shall have the meaning given to such term in Section 10.19.

Pledged Loan shall have the meaning given to such term in Section 10.19.

PNC shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice, passage of time, or both, would (unless cured or waived) constitute an Event of Default.

Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent.  Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Prior Credit Agreement shall have the meaning assigned to that term in the definition of Prior Senior Credit Facility.

Prior Senior Credit Facility shall mean the credit facilities provided to certain of the Borrowers pursuant to the terms of a Second Amended and Restated Credit Agreement among certain of the Borrowers, PNC, as Administrative Agent, the Affiliates of Borrowers party thereto as guarantors, and various lending institutions party thereto, dated as of March 12, 2015, as amended (the "Prior Credit Agreement"), the Borrowers' obligations with respect to which are intended to be satisfied in full on the Closing Date with advances of Loans hereunder.

Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither a statutory, regulatory, individual nor a class exemption has been issued by the United States Department of Labor.

Project Satellite Acquisition shall mean the acquisition by Glatfelter Gernsbach GmbH of Georgia Pacific's European nonwovens business pursuant to the Project Satellite Purchase Agreement.

Project Satellite Purchase Agreement shall mean that certain Share Purchase Agreement dated as of June 19, 2018 by and among Glatfelter Gernsbach GmbH, Buckeye Holdings GmbH and Georgia-Pacific Nonwovens LLC, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in a manner that is not materially adverse to the interests of the Lenders.

Project Spartan Disposition shall mean the sale by the Company of its Specialty Papers Business Unit pursuant to the Project Spartan Purchase Agreement.

Project Spartan Purchase Agreement shall mean that certain Asset Purchase Agreement dated as of August 21, 2018 by and between the Company and Spartan Paper LLC, as may be amended, supplemented, restated or otherwise modified from time to time in a manner that is not materially adverse to the interests of the Lenders.

Property shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

PTE shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which Dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

Purchase Money Security Interest shall mean Liens upon tangible personal property securing Indebtedness to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property, provided that such security interest does not encumber any asset not thereby purchased, and provided further that such security interest does not secure obligations in excess of such purchase price or deferred payments.

Purchasing Lender shall mean a Lender which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

Qualified ECP Loan Party shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a "commodity pool" as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000.00, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a "letter of credit or keepwell, support, or other agreement" for purposes of Section 1a(18)(A)(v)(II) of the CEA.

Qualifying Lender Confirmation shall mean a confirmation substantially in the form of Exhibit 1.1(C).

Ratable Share shall mean:

(i)with respect to a Lender's obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender's Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided however that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

(ii)with respect to a Lender's obligation to make Term Loans and receive payments, interest, and fees related thereto, the proportion that such Lender's Term Loans (or, prior to the date on which the Term Loans have been made, such Lender's Term Loan Commitment) bears to the Term Loans of all of the Lenders (or, prior to the date on which the Term Loans have been made, the aggregate amount of the Term Loan Commitments).

(iii)with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment plus Term Loan (or, prior to the date on which the Term Loans have been made, such Lender's Term Loan Commitment), by (ii) the sum of the aggregate amount of the Revolving Credit Commitments plus Term Loans (or, prior to the date on which the Term Loans have been made, the aggregate amount of the Term Loan Commitments) of all Lenders; provided however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and provided further in the case of Section 2.13 when a Defaulting Lender shall exist, "Ratable Share" shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender's Commitment) represented by such Lender's Commitment.

Receivables Entity shall have the meaning assigned to such term in Section 7.2.18.

Recipient shall mean (i) the Administrative Agent, (ii) any Lender and (iii) the Issuing Lender, as applicable.

Recovery Event shall mean with respect to any asset, any of the following:  (i) any loss, destruction or damage of such asset; or (ii)  any actual condemnation, seizure or taking, by exercise or the power of eminent domain or expropriation or otherwise, of such asset, or confiscation of such asset or the requisition of the use of such asset.

Reference Currency shall have the meaning assigned to such term in the definition of Equivalent Amount.

Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws.

Regulation U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

Reimbursement Obligation shall have the meaning assigned to such term in Section 2.9.3.2.

Related Parties shall mean, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

Relevant Interbank Market shall mean in relation to Euro or British Pounds Sterling, the London Interbank Market, and in relation to any other currencies, the applicable interbank market.  Notwithstanding the foregoing, the references to the currencies listed in this definition shall only apply if such currencies are or become available as Optional Currencies in accordance with the terms hereof.

Relevant Territory shall mean:

(i)	a member state of the European Union (other than Ireland); or
(ii)	not being such a member state, a country with which Ireland has a double tax treaty in force by virtue of section 826(1) TCA; or
(iii)

not being a territory referred to in (i) or (ii) above, a country with which Ireland has signed such a double tax treaty which will come into force once the procedures set out in section 826(1) TCA have been completed.

Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, examinership, reorganization or other similar Law now or hereafter in effect, or for the appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up, examinership or liquidation of its affairs, or an assignment for the benefit of its creditors.

Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law, or has actual knowledge of facts or circumstances to the effect that it is reasonably and objectively likely that any aspect of its operations is in actual violation of any Anti-Terrorism Law.

Reportable Event shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan (unless the notice requirement has been waived by the PBGC).

Required Environmental Notices shall mean all notices, reports, plans, forms or other filings which pursuant to Environmental Laws, Required Environmental Permits or at the request or direction of an Official Body either must be submitted to an Official Body or which otherwise must be maintained.

Required Environmental Permits shall mean all permits, licenses, bonds, consents, programs, approvals or authorizations required under Environmental Laws to own, occupy or maintain the Property or which otherwise are required for the operations and business activities of the Borrowers or Guarantors.

Required Lenders shall mean

(i)prior to termination of the Revolving Credit Commitments, Lenders (other than any Defaulting Lender) having greater than 50% of the sum of (a) the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) and (b) (1) prior to the making of any Term Loans at any time prior to the Term Loan Draw Termination Date, the aggregate amount of the Term Loan Commitment of the Lenders (excluding any Defaulting Lender) or (2) after the making of the Term Loans, the aggregate outstanding amount of the Term Loans; or

(ii)after the termination of the Revolving Credit Commitments, Lenders (other than any Defaulting Lender) having greater than 50% of the sum of (a) aggregate amount of the outstanding Revolving Credit Loans and Ratable Share of the Letters of Credit Obligations of the Lenders (excluding any Defaulting Lender) and (b)  (1) prior to the making of any Term Loans at any time prior to the Term Loan Draw Termination Date, the aggregate amount of the Term Loan Commitment of the Lenders (excluding any Defaulting Lender) or (2) after the making of the Term Loans, the aggregate outstanding amount of the Term Loans.

Required Share shall have the meaning assigned to such term in Section 4.12.

Responsible Officer with respect to any Person, the chief executive officer, director, president, treasurer, or the chief or principal financial officer of such Person.  Unless otherwise qualified, all references to "Responsible Officer" in this Agreement shall refer to a "Responsible Officer" of a Loan Party.  For the avoidance of doubt, any managing director (Geschäftsführer) of the German Loan Parties should also qualify as a Responsible Officer.

Restricted Payment shall mean (i) any dividend or distribution by a Loan Party on or in respect of its capital stock or to the direct or indirect holders of its capital stock (except dividends or distributions payable solely in such capital stock or in options, warrants or other rights to purchase such capital stock and except dividends or distributions payable to the Company or another Loan Party) or (ii) purchase, redemption or other acquisition or retirement for value of any capital stock of the Company or (iii) any payment on, purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity (other than regularly scheduled or required payments of principal), of any other Indebtedness that is subordinate or junior in right of payment to the Obligations.

Revolving Credit Commitment shall mean, as to each Lender at any time, the amounts initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and, thereafter, as such amounts may be amended, whether pursuant to Assignment and Assumption Agreements, increases or reductions in Revolving Credit Commitments provided for under the terms of the Agreement or otherwise, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Revolving Credit Loans shall mean, collectively, and Revolving Credit Loan shall mean, separately, all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1 or 2.9.3.

Revolving Credit Notes shall mean collectively and Revolving Credit Note shall mean separately all the Revolving Credit Notes of the Borrowers in substantially the form of Exhibit 1.1(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Sanctioned Country shall mean (a) a country or territory that is the target or subject of a sanctions program maintained under any Anti-Terrorism Law (i.e., including but not limited to, such countries and territories on the date of this Agreement being Cuba, the Crimea region of Ukraine, Iran, North Korea and Syria) and (b) any Person operating, organized or resident in a Sanctioned Country.

Sanctioned Person shall mean (a) any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law, and (b) any Person owned 50% or more by a Sanctioned Person.

SEC shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.

Settlement Date shall mean any Business Day on which the Administrative Agent elects to effect settlement pursuant to Section 4.12.

SFAS shall have the meaning assigned to that term in Section 1.3

Specified Representations shall mean the representations and warranties set forth in the first sentence of Section 5.1.1, Section 5.1.3, Section 5.1.4, clause (i) of Section 5.1.5, Section 5.1.9.2, Section 5.1.18 and Section 5.1.23.

Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Standard Securitization Undertakings shall mean representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary thereof in connection with the Permitted Accounts Receivable Program which are reasonably customary in an accounts receivable securitization transaction at the time of consummation of such transaction.

Standby Letter of Credit shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business, but excluding any Letter of Credit under which the stated amount of such Letter of Credit increases automatically over time.

Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries,

(ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a manager or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled by such Person or one or more of such Person's Subsidiaries.

Subsidiary Shares shall have the meaning assigned to that term in Section 5.1.2.

Swap shall mean any "swap" as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Hedge.

Swing Loan Commitment shall mean PNC's commitment to make Swing Loans to the Borrowers pursuant to Section 2.1.2 hereof in an aggregate principal amount up to $30,000,000.00.

Swing Loan Lender shall mean PNC, in its capacity as a lender of the Swing Loans.

Swing Loan Note shall mean the Third Amended and Restated Swing Loan Note of the Borrowers in substantially the form of Exhibit 1.1(S) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.4.2 hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC as Swing Loan Lender to the Borrowers pursuant to Section 2.1.2 hereof.

Taxes shall have the meaning assigned to such term in Section 4.7.1.

TCA shall mean the Taxes Consolidation Act 1997 of Ireland (as amended).

Term Loan shall have the meaning specified in Section 2.14; Term Loans shall mean collectively all of the Term Loans.

Term Loan Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Term Loans," as such Commitment is thereafter assigned or modified and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Lenders.

Term Loan Commitment Fee shall have the meaning assigned to such term in Section 2.16.

Term Loan Draw Date shall have the meaning specified in Section 2.14.

Term Loan Draw Termination Date shall mean May 9, 2019.

Term Loan Note shall mean the Term Loan Note of the Borrowers in substantially the form of Exhibit 1.1(T) evidencing the Term Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Transferor Lender shall mean the selling Lender pursuant to an Assignment and Assumption Agreement.

UCP shall have the meaning assigned to such term in Section 10.8.

Unused Portion shall have the meaning assigned to that term in Section 7.2.7(v).

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

U.S. Person shall mean any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Internal Revenue Code.

U.S. Tax Compliance Certificate shall mean a certificate substantially in the form of Exhibit 4.7.7(A), 4.7.7(B), 4.7.7(C) or 4.7.7(D).

Voided Payment shall have the meaning assigned to that term in Section 10.10.

Voting Participant shall have the meaning assigned to that term in Section 10.11.4.

Voting Participant Notice shall have the meaning assigned to that term in Section 10.11.4.

Website Posting shall have the meaning assigned to that term in Section 10.6.

Weighted Average Life to Maturity means, when applied to any Indebtedness on any date, the number of years obtained by dividing:  (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

Write-Down and Conversion Powers shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2	Construction.

Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

1.2.1	Number; Inclusion.

References to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

1.2.2	Determination.

References to "determination" of or by the Administrative Agent or the Lenders shall be deemed to include good-faith estimates by the Administrative Agent or the Lenders (in the case of quantitative determinations) and good-faith judgment by the Administrative Agent or the Lenders (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

1.2.3	Administrative Agent's Discretion and Consent.

Whenever the Administrative Agent or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

1.2.4	Documents Taken as a Whole.

The words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

1.2.5	Headings.

The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

1.2.6	Implied References to this Agreement.

Article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

1.2.7	Persons.

Reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

1.2.8	Modifications to Documents.

Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

1.2.9	From, To and Through.

Relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including";

1.2.10	Shall; Will.

References to "shall" and "will" are intended to have the same meaning; and

1.2.11	Québec Matters.

For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the Laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) "personal property" shall include "movable property", (b) "real property" or "real estate" shall include "immovable property", (c) "tangible property" shall include "corporeal property", (d) "intangible property" shall include "incorporeal property", (e) "security interest", "mortgage" and "lien" shall include a "hypothec", "right of retention", "prior claim" and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the Uniform Commercial Code or a Personal Property Security Act shall include publication under the Civil Code of Québec, (g) all references to "perfection" of or "perfected" liens or security interest shall include a reference to an "opposable" or "set up" lien or security interest as against third parties, (h) any "right of offset", "right of setoff" or similar expression shall include a "right of compensation", (i) "goods" shall include "corporeal movable property" other than chattel paper, documents of title, instruments, money and securities, (j) an "agent" shall include a "mandatory", (k) "construction liens" shall include "legal hypothecs"; (l) "joint and several" shall include "solidary"; (m) "gross negligence or willful misconduct" shall be deemed to be "intentional or gross fault"; (n) "beneficial ownership" shall include "ownership on behalf of another as mandatory"; (o) "easement" shall include "servitude"; (p) "priority" shall include "prior claim"; (q) "survey" shall include "certificate of location and plan"; (r) "state" shall include "province"; (s) "fee simple title" shall include "absolute ownership"; and (t) "accounts" shall include "claims".  The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only.  Les parties aux présentes confirment que c'est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

1.3	Accounting Principles.

Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Sections 7.2.15 and 7.2.16 (and all defined terms used in the definition of any accounting term used in Sections 7.2.15 and 7.2.16) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the annual statements referred to in Section 7.3.2.  If the Company notifies the Administrative Agent and the Lenders in writing ("Notice of Change in GAAP") that the Company requests an amendment to any financial or accounting provision or any related defined term and/or the defined term Leverage Ratio for purposes of interest, Letter of Credit Fee, Term Loan Commitment Fee and Commitment Fee determinations to eliminate the effect of, or give effect to, any change occurring after the Closing Date to GAAP or in the application thereof on the operation of such financial or accounting provision and/or interest, Letter of Credit Fee, Term Loan Commitment Fee or Commitment Fee determinations, unless the Administrative Agent (on its behalf or as directed in writing by the Required Lenders) shall have objected ("GAAP Objection Notice") to such request within 15 Business Days after receipt of such Notice of Change in GAAP, the relevant financial and accounting provisions or ratios shall be calculated in accordance with GAAP as reflected in such Notice of Change in GAAP on the date of such Notice of Change in GAAP to the Administrative Agent and the Lenders and each Lender and the Administrative Agent hereby specifically consents to the implementation of such change hereunder upon the foregoing terms.  In the event the Administrative Agent shall have delivered a GAAP Objection Notice to the Company, the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial or accounting provision or the defined term Leverage Ratio for purposes of interest, Letter of Credit Fee, Term Loan Commitment Fee or Commitment Fee determinations in a manner that would give effect to such change hereunder determined in accordance with the Company's financial statements at that time; provided, further, that for purposes of the calculation of the financial covenants in Sections 7.2.15 and 7.2.16, the adjustments to income and expense of the Loan Parties (and any other adjustments) resulting from the promulgation of Statement of Financial Accounting Standards ("SFAS") No. 158 shall be disregarded.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Historical Statements referred to in Section 5.1.8.1 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

Currency Calculations

.  All financial statements and Compliance Certificates shall be set forth in Dollars.  For purposes of preparing the financial statements,

calculating financial covenants and determining compliance with covenants expressed in Dollars, Optional Currencies shall be converted to Dollars in accordance with GAAP.

Divisions.

  For all purposes under this Agreement and the other Loan Documents, in connection with any division or plan of division under Delaware Law (or any comparable event under a different jurisdiction's Laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

2.REVOLVING CREDIT, SWING LOAN AND TERM LOAN FACILITIES

2.1	Revolving Credit Commitments.
2.1.1	Revolving Credit Loans.

2.1.1.1Commitment.

Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender holding any Revolving Credit Commitment severally agrees to make Revolving Credit Loans in either Dollars or one or more Optional Currencies to the Borrowers at any time or from time to time on or after the date hereof to the Expiration Date, provided that (i) after giving effect to each such Loan the aggregate Dollar Equivalent amount of Revolving Credit Loans from such Lender shall not exceed such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of the Dollar Equivalent amount of Letter of Credit Obligations, and (ii) no Revolving Credit Loan to which the Base Rate Option applies shall be made in an Optional Currency.  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.

2.1.1.2Discretionary Commitment Increase.

(i)Increasing Lenders and New Lenders.  The Borrowers at any time prior to the Expiration Date may request that (1) the current Lenders increase their Revolving Credit Commitments or provide one or more additional tranches of Term Loans (each an "Incremental Term Loan" and, collectively, the "Incremental Term Loans"), or (2) one or more new lenders (each a "New Lender") join this Agreement and provide a Commitment hereunder, in each case subject to the following terms and conditions (any current Lender which elects to increase its Revolving Credit Commitment or Term Loan Commitment, as applicable, shall be referred to as an "Increasing Lender"):

(a)No Obligation to Increase.  No Lender (other than any New Lender or any current Lender that has elected to become an Increasing Lender) shall be obligated to (x) increase its Revolving Credit Commitment and/or Term Loan Commitment and any increase in the Revolving Credit Commitment and/or Term Loan Commitment by any current Lender shall be in the sole discretion of such Lender or (y) provide an Incremental Term Loan and any Incremental Term Loan provided by any Lender shall be in the sole discretion of such Lender.

(b)Defaults.  There shall exist no Events of Default or Potential Default on the effective date of such increase after giving effect to such increase; provided, that in the case of any increased Commitments or related Loans that are to be used to fund a Limited Condition Acquisition, such condition shall be limited to the absence of any Event of Default under Section 8.1.1, Section 8.1.15 or Section 8.1.16.

(c)Aggregate Commitments.  The increase in the Commitments shall not be more than $150,000,000 in the aggregate.

(d)Terms of Incremental Term Loans.  (i) The Incremental Term Loans (A) shall rank pari passu in right of payment with the initial Term Loans incurred on or prior to the Term Loan Draw Termination Date (the "Initial Term Loans"), (B) shall not mature earlier than the Initial Term Loans, and (C) shall not have a shorter Weighted Average Life to Maturity than the Initial Term Loans.

(e)Minimum Commitments.  The minimum amount of the increase in the Revolving Credit Commitments and/or the Term Loan Commitments shall be $5,000,000.

(f)Resolutions; Opinion.  The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries (or, with respect to the Foreign Loan Parties, a corresponding officer or managing director) with attached resolutions certifying that the increase in the Revolving Credit Commitment or the Term Loan Commitment, as applicable, has been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by the Loan Parties.

(g)Notes.  At the request of the applicable Increasing Lender or New Lender, as the case may be, the Borrowers shall execute and deliver (1) to each Increasing Lender a replacement Revolving Credit Note and/or Term Loan Note, as applicable, reflecting the new amount of such Increasing Lender's Revolving Credit Commitment and/or Term Loan Commitment, as applicable, after giving effect to the increase (and the prior Revolving Credit Note, Term Loan Note or Notes, as applicable, issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender a Revolving Credit Note or Term Loan Note, as applicable, reflecting the amount of such New Lender's Revolving Credit Commitment and/or Term Loan Commitment.

(h)Representations.  The representations and warranties of the Loan Parties contained in Section 5 and in the other Loan Documents shall be true in all material respects on and as of the date of such increase with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); provided, that, in the case of any increased Commitments or related Loans that are to be used to fund a Limited Condition Acquisition permitted hereunder, such representations and warranties shall be limited to the Specified Representations.

(i)Approval of New Lenders.  Any New Lender shall be subject to the approval of the Administrative Agent in its reasonable discretion without unreasonable delay.

(j)Amendment.  Incremental Term Loans shall be effected by an amendment to this Agreement effectuating the joinder of any applicable New Lender and setting forth the terms of the Incremental Term Loans executed by (x) the Administrative Agent, (y) each Lender or New Lender agreeing to provide any portion of such Incremental Term Loan and (z) the Loan Parties, and reaffirmations of the Loan Documents executed by the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Loan Parties.  Such amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.1.1.2.

(k)Conflicting Provisions.  This Section shall supersede any provisions in Section 10.1 to the contrary.

(ii)Treatment of Outstanding Loans and Letters of Credit.

(a)Reallocation of Revolving Credit Loans.  To the extent the Commitments being increased are Revolving Credit Commitments, then, on the effective date of any such increase, each relevant Lender that is increasing its Revolving Credit Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other relevant Lenders with Revolving Credit Commitments, as being required in order to cause, after giving effect to such increase and the application of such amounts to make payments to such other relevant Lenders, the outstanding Revolving Credit Loans (and risk participations in outstanding Swing Line Loans) to be held ratably by all Lenders with Revolving Credit Commitments in accordance with their respective revised Ratable Shares of the Revolving Credit Commitments.

(b)Outstanding Letters of Credit.  On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its applicable Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire its applicable Ratable Share of all outstanding Participation Advances.

2.1.2	Swing Loan Commitment.

Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, the Swing Loan Lender may, at its option, cancelable at any time for any reason whatsoever, make swing loans in Dollars (the "Swing Loans") to the Borrowers at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $30,000,000.00 (the "Swing Loan

Commitment"), provided that the aggregate principal amount of the Swing Loan Lender's Swing Loans and the Dollar Equivalent amount of Revolving Credit Loans of all the Lenders at any one time outstanding shall not exceed the Revolving Credit Commitments of all the Lenders.  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.2.

2.2	Nature of Lenders' Obligations with Respect to Revolving Credit Loans.

Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 in accordance with its Ratable Share.  The aggregate Dollar Equivalent amount of each Lender's Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Dollar Equivalent amount of Letter of Credit Obligations and any Swing Loans.  The obligations of each Lender hereunder are several.  The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder.  The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3	Commitment Fees.

Accruing from the date hereof until the Expiration Date, the Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the "Commitment Fee") equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the amount of the Dollar Equivalent Revolving Facility Usage (provided however, that solely in connection with determining the share of each Lender in the Commitment Fee, the Dollar Equivalent Revolving Facility Usage with respect to the portion of the Commitment Fee allocated to PNC shall include the full amount of the outstanding Swing Loans, and with respect to the portion of the Commitment Fee allocated by the Administrative Agent to all of the Lenders other than PNC, such portion of the Commitment Fee shall be calculated (according to each such Lender's Ratable Share) as if the Dollar Equivalent Revolving Facility Usage excludes the outstanding Swing Loans); provided, further, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.  Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable quarterly in arrears on each Payment Date and on the Expiration Date or upon acceleration of the Loans and in U.S. Dollars.

2.4	Loan Requests.
2.4.1	Revolving Credit Loan Requests; Term Loan Requests.

Except as otherwise provided herein, the Borrowers may from time to time (a) prior to the Expiration Date request the Lenders to make Revolving Credit Loans or (b) prior to or on the Term Loan Draw Termination Date request the Lenders to make Term Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or renew an Interest Period with respect to Term Loans pursuant to Section 3.2, by delivering to the Administrative Agent, not later than 11:00 a.m., Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in Dollars to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any such Revolving Credit Loans, four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in an Optional Currency or the date of conversion to or renewal of the Euro-Rate Option for Loans in an Optional Currency and four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Term Loans or of the renewal of an Interest Period for Term Loans and (ii) on either the proposed Borrowing Date (which shall be a Business Day) with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan, of a duly completed request therefor substantially in the form of Exhibit 2.4 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans (expressed in the currency in which such Revolving Credit Loans shall be funded) comprising each Borrowing Tranche, the Dollar Equivalent amount of which shall be in integral multiples of $100,000.00 and not less than $2,000,000.00 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $2,000,000.00 and the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Revolving Credit Loans comprising the applicable Borrowing Tranche; (iv) the currency in which such Revolving Credit Loans shall be funded if the Borrowers are electing the Euro-Rate Option; (v) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Revolving Credit Loans comprising such Borrowing Tranche; (vi) the aggregate amount of the proposed Term Loans comprising each Borrowing Tranche, the amount of which shall be in integral multiples of €100,000.00 and not less than €2,000,000.00 for each Borrowing Tranche of Term Loans; and (vii) an appropriate Interest Period for the Term Loans comprising such Borrowing Tranche.

2.4.2	Swing Loan Requests.

Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Swing Loan Lender to make Swing Loans by delivery to the Swing Loan Lender not later than 1:00 p.m. Pittsburgh time on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.4 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Swing Loan Request"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000.00.

2.5	Making Revolving Credit Loans, Term Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.
2.5.1	Making Revolving Credit Loans and Term Loans.

Promptly after receipt by the Administrative Agent of a Loan Request pursuant to Section 2.4, the Administrative Agent shall notify the Lenders of its receipt of such Loan Request specifying:  (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans and/or Term Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and/or Term Loan and the applicable Interest Period (if any); (iii) the apportionment among the Lenders of such Revolving Credit Loans and/or Term Loans as determined by the Administrative Agent in accordance with Section 2.2 or 2.15, as applicable; and (iv) the currency in which such Revolving Credit Loan is requested.  Each Lender shall remit the principal amount of each Revolving Credit Loan in the requested Optional Currency (in the case of Optional Currency Loans, in Dollars if so requested by the Administrative Agent) and/or Term Loan in Euros, in each case to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 6.2, fund such Revolving Credit Loans to the Borrowers in U.S. Dollars or the requested Optional Currency (as applicable) and/or Term Loans in Euros and in immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect, in its sole discretion, to fund with its own funds, including funds in the requested Optional Currency, the Revolving Credit Loans and/or Term Loan of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.5.3.

2.5.2	Making Swing Loans.

So long as the Swing Loan Lender elects to make Swing Loans, the Swing Loan Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.4.2, fund such Swing Loan to the applicable Borrower(s) in Dollars and immediately available funds at the Principal Office prior to 3:00 p.m., Pittsburgh time, on the applicable Borrowing Date.

2.5.3	Presumptions by the Administrative Agent.

Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Base Rate Loan, or, for Loans other than Base Rate Loans, prior to the close of business the day before the Borrowing Date, that such Lender will not make available to the Administrative Agent such Lender's share of such Loan, the Administrative Agent may assume that such Lender has made such share available in the applicable currency on such date in accordance with Section 2.5.1 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Loan available in the applicable currency to the Administrative Agent, then the Administrative Agent shall be entitled to recover such amount on demand from such Lender (or if such Lender fails to pay such amount forthwith upon such demand, from the Borrowers) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on the date the Administrative Agent recovers such amount, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate (or, for payments in Euros or another Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Revolving Credit Loans under the Base Rate Option with respect to Revolving Credit Loans or the interest rate applicable to Term Loans.  If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.5.4	Repayment of Revolving Credit Loans.

The Borrowers, jointly and severally, subject to Section 10.18 (if applicable), shall repay in full the outstanding principal amount of the Revolving Credit Loans, together with all accrued interest thereon and all fees and other amounts owing under any of the Loan Documents relating thereto and any other Obligations then outstanding on the Expiration Date or earlier termination of the Revolving Credit Commitments in connection with the terms hereof.

2.5.5	Borrowings to Repay Swing Loans.

The Swing Loan Lender may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if the Swing Loan Lender so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make any Revolving Credit Loan if after giving effect thereto, the sum of the Dollar Equivalent amount of its Revolving Credit Loans plus such Lender's Ratable Share of the Dollar Equivalent amount of Letter of Credit Obligations exceeds its Revolving Credit Commitment.  Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.4.1 without regard to any of the requirements of that provision.  The Swing Loan Lender shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.5.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 6.2 are then satisfied) by the time the Swing Loan Lender so requests, which shall not be earlier than 3:00 p.m. Pittsburgh time on the next Business Day after the date the Lenders receive such notice from the Swing Loan Lender.

2.5.6	Swing Loans Under Cash Management Agreements.

In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.5.2, without the requirement for a specific request from the Borrowers pursuant to Section 2.4.2, the Swing Loan Lender may make Swing Loans to the Borrowers in accordance with the provisions of the agreements among the Borrowers and such Swing Loan Lender relating to the Borrowers' deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Borrowers' cash assets as in effect from time to time (the "Cash Management Agreements") to the extent of the daily aggregate net negative balance in the Borrowers' accounts which are subject to the provisions of the Cash Management Agreements.  Swing Loans made pursuant to this Section 2.5.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2, (ii) not be subject to the limitations as to individual amount set forth in Section 2.4.2, (iii) be payable by the Borrowers, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrowers in accordance with the provisions of the Cash Management Agreements, be subject to each Lender's obligation pursuant to Section 2.5.5, and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.

2.6	Revolving Credit Notes and Swing Loan Note.

The obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Lender, together with interest thereon, shall be evidenced by this Agreement and, to the extent requested pursuant to Section 4.11, a Revolving Credit Note dated the Closing Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment of such Lender.  The obligation of the Borrowers to repay the unpaid principal amount of the Swing Loans made to it by the Swing Loan Lender together with interest thereon shall be evidenced by this Agreement and the Swing Loan Note payable to the order of the Swing Loan Lender in a face amount equal to the Swing Loan Commitment.

2.7	Utilization of Commitments in Optional Currencies.
2.7.1	Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans and Letter of Credit Obligations.

For purposes of determining utilization of the Revolving Credit Commitments, the Administrative Agent will determine the Dollar Equivalent amount of (i) the outstanding and proposed Revolving Credit Loans that are Optional Currency Loans and Letters of Credit to be denominated in an Optional Currency as of the requested Borrowing Date or date of issuance, as the case may be, (ii) the outstanding Letter of Credit Obligations denominated in an Optional Currency as of the last Business Day of each month, and (iii) the outstanding Revolving Credit Loans denominated in an Optional Currency as of the end of each Interest Period (each such date under clauses (i) through (iii) and any other date on which the Administrative Agent determines it is necessary or advisable to make such computation, in its sole discretion, is referred to as a "Computation Date").  Unless otherwise provided in this Agreement or agreed to by the Administrative Agent and the Company, each Revolving Credit Loan and Reimbursement Obligation shall be repaid or prepaid in the same currency in which the Revolving Credit Loan or Reimbursement Obligation was made. Unless otherwise provided in this Agreement or agreed to by the Administrative Agent and the Company, each Term Loan shall be repaid or prepaid in the same currency in which the Term Loan was made.

2.7.2	Notices From Lenders That Optional Currencies Are Unavailable to Fund New Revolving Credit Loans.

The Lenders shall be under no obligation to make the Revolving Credit Loans requested by the Borrowers which are denominated in an Optional Currency if any Lender notifies the Administrative Agent by 5:00 p.m. (Pittsburgh time) four (4) Business Days prior to the Borrowing Date for such Revolving Credit Loans that such Lender cannot provide its Ratable Share of such Revolving Credit Loans in such Optional Currency.  In the event the Administrative Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Administrative Agent will notify the Borrowers no later than 12:00 noon (Pittsburgh time) three (3) Business Days prior to the Borrowing Date for such Revolving Credit Loans that the Optional Currency is not then available for such Revolving Credit Loans, and the Administrative Agent shall promptly thereafter notify the Lenders of the same and the Lenders shall not make such Revolving Credit Loans requested by the Borrowers under their Loan Request.

2.7.3	Notices From Lenders That Optional Currencies Are Unavailable to Fund Renewals of the Euro-Rate Option.

If the Borrowers deliver a Loan Request requesting that the Lenders renew the Euro-Rate Option with respect to an outstanding Borrowing Tranche of Revolving Credit Loans denominated in an Optional Currency, the Lenders shall be under no obligation to renew such Euro-Rate Option if any Lender delivers to the Administrative Agent a notice by 5:00 p.m. (Pittsburgh time) four (4) Business Days prior to the effective date of such renewal that such Lender cannot continue to provide Revolving Credit Loans in such Optional Currency.  In the event the Administrative Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Administrative Agent will notify the Borrowers no later than 12:00 noon (Pittsburgh time) three (3) Business Days prior to the renewal date that the renewal of such Revolving Credit Loans in such Optional Currency is not then available, and the Administrative Agent shall promptly thereafter notify the Lenders of the same.  If the Administrative Agent shall have so notified the Borrowers that any such continuation of such Revolving Credit Loans in such Optional Currency is not then available, any notice of renewal with respect thereto shall be deemed withdrawn, and such Revolving Credit Loans shall be redenominated into Revolving Credit Loans in Dollars at the Base Rate Option or Euro-Rate Option, at the Company's option on behalf of the Borrowers (subject, in the case of the Euro-Rate Option, to compliance with Section 2.4), with effect from the last day of the Interest Period with respect to any such Revolving Credit Loans.  The Administrative Agent will promptly notify the Borrowers and the Lenders of any such redenomination, and in such notice, the Administrative Agent will state the aggregate Dollar Equivalent amount of the redenominated Revolving Credit Loans in an

Optional Currency as of the applicable Computation Date with respect thereto and such Lender's Ratable Share thereof.

2.7.4	European Monetary Union.

2.7.4.1Payments In Euros Under Certain Circumstances.

If (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Required Lenders shall so request in a notice delivered to the Borrowers, then any amount payable hereunder by any party hereto in such Optional Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate established by that nation for the purpose of implementing the replacement of the relevant Optional Currency by the Euro (and the provisions governing payments in Optional Currencies in this Agreement shall apply to such payment in the Euro as if such payment in the Euro were a payment in an Optional Currency).  Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that currency.

2.7.4.2Additional Compensation Under Certain Circumstances.

The Borrowers agree, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine shall be incurred or sustained by such Lender as a result of the replacement of any Optional Currency by the Euro and that would not have been incurred or sustained but for the transactions provided for herein.  A certificate of any Lender setting forth such Lender's determination of the amount or amounts necessary to compensate such Lender shall be delivered to the Borrowers and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis.  The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

2.7.5	Requests for Additional Optional Currencies.

The Borrowers may deliver to the Administrative Agent a written request that Revolving Credit Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Optional Currency" herein provided that such currency must be freely traded in the interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Lenders in the Relevant Interbank Market.  The Administrative Agent will promptly notify the Lenders of any such request after the Administrative Agent receives such request.  The Administrative Agent and each Lender may grant or accept such request in their sole discretion.  The Administrative Agent will promptly notify the Borrowers of the acceptance or rejection by the Administrative Agent and each of the Lenders of the Borrowers' request.  The requested currency shall be approved as an Optional Currency hereunder only if the Administrative Agent and all of the Lenders approve of the Borrowers' request.

2.8	Use of Proceeds.

The proceeds of the Revolving Credit Loans and the Term Loan shall be used for (i) refinancing amounts outstanding under the Prior Senior Credit Facility and the 2012 Senior Notes, and (ii) general corporate purposes, including financing working capital and Permitted Acquisitions.

2.9	Letter of Credit Subfacility.
2.9.1	Issuance of Letters of Credit.

2.9.1.1The Borrowers may request the issuance of a letter of credit (each such letter of credit and each Existing Letter of Credit, a "Letter of Credit"), or the amendment or extension of an existing Letter of Credit, on behalf of itself, another Loan Party or any of their respective Subsidiaries (provided that a Loan Party shall be the obligor with respect thereto) by delivering or transmitting electronically, or having such other Loan Party deliver or transmit electronically to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such extension or amendment, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least four (4) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance.  The related Borrower or any Loan Party shall authorize and direct the Issuing Lender to name the related Borrower or any Loan Party or any Subsidiary as the "Applicant" or "Account Party" of each Letter of Credit.  Each Letter of Credit shall be a Standby Letter of Credit or Commercial Letter of Credit and may be denominated in either Dollars or an Optional Currency.

Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 6 is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender's Affiliates will issue a Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance (subject to customary evergreen provisions), and (B) in no event expire later than five (5) Business Days prior to the Expiration Date and providing that in no event shall (i) the Dollar Equivalent amount of Letter of Credit Obligations exceed, at any one time, $30,000,000.00, or (ii) the Dollar Equivalent Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.  Each request by a Borrower or any other Loan Party for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Section 6 after giving effect to the requested issuance, amendment or extension of such Letter of Credit.  Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the Issuing Lender will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

The Existing Letters of Credit shall be deemed to have been issued hereunder.

2.9.1.2Notwithstanding Section 2.9.1.1, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and, in each such case, which the Issuing Lender in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally.

2.9.2	Letter of Credit Fees.

The Borrowers shall pay in Dollars, or at the Administrative Agent's option, the Optional Currency in which each Letter of Credit is issued (i) to the Administrative Agent for the ratable account of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Margin then in effect for Revolving Credit Loans subject to the Euro-Rate Option, per annum, and (ii) to the Issuing Lender for its own account, a fronting fee to be agreed upon by the Issuing Lender and the Company, on behalf of all Borrowers (each computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Dollar Equivalent amount of Letter of Credit Obligations during the preceding fiscal quarter (or shorter period commencing with the Closing Date or ending with the Expiration Date) and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit and on the Expiration Date.  The Borrowers shall also pay in Dollars to the Issuing Lender for the Issuing Lender's sole account the Issuing Lender's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.9.3	Disbursements, Reimbursement.

2.9.3.1Immediately upon the issuance of each Letter of Credit (and with respect to the Existing Letters of Credit, on the Closing Date), each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively, in each case, in the currency in which each Letter of Credit is issued.

2.9.3.2In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Administrative Agent and the Borrowers.  Provided that they shall have received such notice, the

Borrowers shall reimburse the Issuing Lender (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a "Reimbursement Obligation") prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by the Issuing Lender in the same currency as paid, unless otherwise required by the Administrative Agent or the Issuing Lender.  In the event the Borrowers fail to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans in Dollars (and if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount of the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof) be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 6.2 other than any notice requirements.  Any notice given by the Administrative Agent or the Issuing Lender pursuant to this Section 2.9.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.9.3.3Each Lender shall upon any notice pursuant to Section 2.9.3.2 make available to the Administrative Agent, for the account of the Issuing Lender, an amount in Dollars in immediately available funds equal to its Ratable Share of the amount of the drawing (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount of the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof) (whether or not the conditions set forth in Section 6.2 shall have been satisfied), whereupon the participating Lenders shall (subject to Section 2.9.3.4) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrowers in that amount.  If any Lender so notified fails to make available in Dollars to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date.  The Administrative Agent and the Issuing Lender will promptly give notice of the occurrence of the Drawing Date, but failure of the Administrative Agent and the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.3.

2.9.3.4With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans in Dollars under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.9.3.2, because of the Borrowers' failure to satisfy the conditions set forth in Section 6.2 other than any notice requirements or for any other reason, the Borrowers shall be deemed to have incurred from the Issuing Lender a borrowing (each a "Letter of Credit Borrowing") in Dollars in the amount of such drawing (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount of the amount paid by the Issuing Lender in such other currency) on the Drawing Date thereof.  Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option.  Each Lender's payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

2.9.4	Repayment of Participation Advances.

2.9.4.1Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender's Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

2.9.4.2If the Administrative Agent or any Issuing Lender is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, examiner, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent or such Issuing Lender pursuant to Section 2.9.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent, for its account or the account of such Issuing Lender (as applicable), the amount of its Ratable Share of any amounts so returned by the Administrative Agent or such Issuing Lender (as applicable) plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent or such Issuing Lender, at a rate per annum equal to the Federal Funds Effective Rate (or, for any payment in an Optional Currency, the Overnight Rate) in effect from time to time.

2.9.5	Documentation.

Each Loan Party agrees to be bound by the terms of the Issuing Lender's application and agreement for letters of credit and the Issuing Lender's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own.  In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of its own gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.9.6	Determinations to Honor Drawing Requests.

In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7	Nature of Participation and Reimbursement Obligations.

Each Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Administrative Agent or any Issuing Lender (as applicable) upon a draw under a Letter of Credit, subject to Section 10.18 for the avoidance of doubt (if applicable), shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

(i)any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent or the Issuing Lender or any of their respective Affiliates, the Borrowers or any other Person for any reason whatsoever, or which any Loan Party may have against the Administrative Agent or the Issuing Lender or any of their respective Affiliates, any Lender or any other Person for any reason whatsoever;

(ii)the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1, 2.4, 2.5 or 6.2 or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3;

(iii)any lack of validity or enforceability of any Letter of Credit;

(iv)any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Administrative Agent or its Affiliates, any Issuing Lender or its Affiliates, or any Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v)the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of the Issuing Lender's Affiliates has been notified thereof;

(vi)payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)any failure by the Issuing Lender or any of the Issuing Lender's Affiliates to issue any Letter of Credit in substantially the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x)any breach of this Agreement or any other Loan Document by any party thereto;

(xi)the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii)the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii)the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.9.8	Indemnity.

In addition to amounts payable as provided in Section 10.3, the Borrowers hereby agree (subject to Section 10.18 for the avoidance of doubt, if applicable) to protect, indemnify, pay and save harmless the Administrative Agent and any of Administrative Agent's Affiliates and each Issuing Lender and any of the Issuing Lenders' respective Affiliates (collectively, the "Letter of Credit Parties"), that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which any of the Letter of Credit Parties may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a sole result of (i) the gross negligence or willful misconduct of any of the Letter of Credit Parties as determined by a final judgment of a court of competent jurisdiction or (ii) the wrongful dishonor by any of the Letter of Credit Parties of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body.

2.9.9	Liability for Acts and Omissions.

As between any Loan Party and the Issuing Lender, or the Issuing Lender's Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following including any losses or damages to any Loan Party or other Person or property relating therefrom:  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender's or its Affiliates, rights or powers hereunder.  Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall the Issuing Lender or its Affiliates, be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the Laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates, under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates, under any resulting liability to the Borrowers or any Lender.

Issuing Lender Reporting Requirements.

  The Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrowers a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.10	Currency Repayments.

Notwithstanding anything contained herein to the contrary, the entire amount of principal of and interest on any Revolving Credit Loan made in an Optional Currency shall be repaid in the same Optional Currency in which such Revolving Credit Loan was made, provided, however, that if it is impossible or illegal for the Borrowers to effect payment of a Revolving Credit Loan in the Optional Currency in which such Revolving Credit Loan was made, or if the Borrowers default in their obligations to do so, the Required Lenders may at their option permit such payment to be made (i) at and to a different location, subsidiary, affiliate or correspondent of Administrative Agent, (ii) in the Equivalent Amount of Dollars or (iii) in an Equivalent Amount of such other currency (freely convertible into Dollars) as the Required Lenders may solely at their option designate.  Upon any events described in (i) through (iii) of the preceding sentence, the Borrowers shall make such payment, and the Borrowers agree to indemnify and hold each Lender harmless from and against any loss incurred by any Lender arising from the cost to such Lender of any premium, any costs of exchange, the cost of hedging and covering the

Optional Currency in which such Revolving Credit Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Optional Currency that was due and owing.  Such loss shall be calculated for the period commencing with the first day of the Interest Period for such Revolving Credit Loan and continuing through the date of payment thereof.  Without prejudice to the survival of any other agreement of the Borrowers hereunder, the Borrowers' obligations under this Section 2.10 shall survive termination of this Agreement.

2.11	Optional Currency Amounts.

Notwithstanding anything contained herein to the contrary, the Administrative Agent may, with respect to notices by the Borrowers for Revolving Credit Loans in an Optional Currency or voluntary prepayments of less than the full amount of an Optional Currency Borrowing Tranche, engage in reasonable rounding of the Optional Currency amounts requested to be loaned or repaid; and, in such event, the Administrative Agent shall promptly notify the Borrowers and the Lenders of such rounded amounts and the Borrowers' request or notice shall thereby be deemed to reflect such rounded amounts.

2.12	Reduction of Commitment.

The Company, on behalf of all Borrowers, shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Administrative Agent to permanently reduce, in whole multiples of $5,000,000.00 of principal, or terminate the Revolving Credit Commitments without penalty or premium, except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by (a) the payment in full of any Commitment Fee then accrued on the amount of such reduction or termination and (b) prepayment of the Revolving Credit Loans, together with the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 4.8 hereof), to the extent that the Dollar Equivalent Revolving Facility Usage then outstanding exceeds the Revolving Credit Commitments as so reduced or terminated; provided, that any such termination or reduction may be conditioned on the occurrence of any subsequent event (including a change of control or refinancing transaction).  From the effective date of any such reduction or termination the obligations of the Borrowers to pay the Commitment Fee pursuant to Section 2.3 shall correspondingly be reduced or cease.

2.13	Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3;

(ii)the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided, that this clause (ii) shall not apply to the vote of a Defaulting

Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(iii)if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(a)all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Dollar Equivalent Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders' Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(b)if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrowers' obligations corresponding to such Defaulting Lender's Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(c)if the Borrowers cash collateralize any portion of such Defaulting Lender's Letter of Credit Obligations pursuant to clause (b) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 with respect to such Defaulting Lender's Letter of Credit Obligations during the period such Defaulting Lender's Letter of Credit Obligations are cash collateralized;

(d)if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.2 shall be adjusted in accordance with such non-Defaulting Lenders' Ratable Share; and

(e)if all or any portion of such Defaulting Lender's Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 with respect to such Defaulting Lender's Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and

(iv)so long as such Lender is a Defaulting Lender, PNC shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender is satisfied that the related exposure and the Defaulting Lender's then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.13(iii)(b), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.13(iii)(a) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) PNC or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless PNC or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to PNC or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrowers, PNC and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender's Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share; provided, however, that except to the extent otherwise expressly agreed in writing by the affected parties, no change hereunder from Defaulting Lender to non-defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

2.14	Term Loan Commitment.

Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender holding any Term Loan Commitment severally agrees to make a term loan (the "Term Loans") in Euros to the Borrowers at any time on or after the Closing Date to and including the Term Loan Draw Termination Date (such date, the "Term Loan Draw Date") in such principal amount as the Borrowers shall request up to but not exceeding such Lender's Term Loan Commitment; provided however, (i) only one advance of the Term Loans may be made, (ii) the proceeds of the Term Loan shall be used to redeem and repay in full all outstanding Indebtedness under the 2012 Senior Notes and such 2012 Senior Notes shall be cancelled and (iii) after giving effect to such Term Loan advance, the aggregate amount of Term Loans shall not exceed the Term Loan Commitment. The Lenders shall have no obligation to make Term Loans hereunder after the Term Loan Draw Termination Date.  The Term Loan Commitments are not revolving credit commitments, and the Borrowers shall not have the right to borrow, repay and reborrow new funds under this Section 2.14.

The Borrower Agent, on behalf of all Borrowers, shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Administrative Agent to permanently reduce, in whole multiples of €5,000,000.00 of principal, or terminate the Term Loan Commitments without penalty or premium.  The Term Loan Commitments shall automatically terminate upon the earlier to occur of (x) 11:59 pm (Pittsburgh time) on the Term Loan Draw Termination Date and (y) the funding of the Term Loans on the Term Loan Draw

Date.  From the effective date of any such reduction or termination the obligations of the Borrowers to pay the Commitment Fee pursuant to Section 2.16 shall correspondingly be reduced or cease.

2.15	Nature of Lender's Obligations with Respect to Term Loans; Term Loan Repayment Terms.

The obligations of each Lender to make Term Loans to the Borrowers shall be in the proportion that such Lender's Term Loan Commitment bears to the Term Loan Commitments of all the Lenders, but each Lender's aggregate advance with respect to the Term Loans to the Borrowers shall never exceed its Term Loan Commitment.  The failure of any Lender to make such advance with respect to the Term Loan shall not relieve any other Lender of its obligations to make an advance with respect to the Term Loan nor shall it impose any additional liability on any other Lender hereunder.  The principal amount of the Term Loans shall be payable from and after the Term Loan Draw Termination Date in consecutive quarterly installments of principal, with each such quarterly installment to be in an amount equal to 1.25% of the Term Loans funded on the Term Loan Draw Date (as such quarterly installment amounts may be reduced or eliminated pursuant to Section 4.4 or Section 4.5), commencing on July 1, 2019 and continuing on each Payment Date thereafter, through and including the Expiration Date, upon which date all remaining principal on the Term Loans, to the extent not previously paid, is due and payable. Notwithstanding anything contained herein to the contrary, the entire amount of principal of and interest on the Term Loans shall be repaid in Euros.

2.16	Term Loan Commitment Fees.

Accruing from the date hereof until the earlier of the Term Loan Draw Date or the Term Loan Draw Termination Date (or, if applicable, the date of the termination in whole of the Term Loan Commitments pursuant to Section 2.14), the Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the "Term Loan Commitment Fee") equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the aggregate amount of the outstanding Term Loan Commitments; provided, further, that any Term Loan Commitment Fee accrued with respect to the Term Loan Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Term Loan Commitment Fee shall otherwise have been due and payable by Borrowers prior to such time; and provided further that no Term Loan Commitment Fee shall accrue with respect to the Term Loan Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.  Subject to the proviso in the directly preceding sentence, the Term Loan Commitment Fee shall be payable on the earlier of the Term Loan Draw Date or the Term Loan Draw Termination Date or upon acceleration of the Loans and in Euros.

Term Loan Note.

  Subject to Section 10.18, the obligations of the Borrowers to repay the aggregate unpaid principal amount of the Term Loans made to it by each Lender, together with interest thereon, shall be evidenced by this Agreement and, to the extent requested pursuant to Section 4.11, a Term Loan Note dated the

Closing Date payable to the order of such Lender in a face amount equal to the Term Loan Commitment of such Lender.

3.INTEREST RATES

3.1	Interest Rate Options.

The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Revolving Credit Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Revolving Credit Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Revolving Credit Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Revolving Credit Loans comprising any Borrowing Tranche.  Interest on the principal amount of each Revolving Credit Loan made in an Optional Currency shall be paid by the Borrowers in such Optional Currency.  Swing Loans shall bear interest at a rate to be agreed upon by the Administrative Agent and the Company, on behalf of all Borrowers.  The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Term Loans at the Euro Rate plus the Applicable Margin applicable to the Term Loans as set forth in Section 3.1.2 below, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Periods to apply simultaneously to the Term Loans comprising different Borrowing Tranches and may renew one or more Interest Periods with respect to all or any portion of the Term Loans comprising any Borrowing Tranche.  At no time shall there be outstanding more than ten (10) Borrowing Tranches in the aggregate among all of the Loans.  If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate.

3.1.1	Revolving Credit Interest Rate Options.

The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans (subject to the provisions above regarding Swing Loans), except that no Revolving Credit Loan to which a Base Rate shall apply may be made in an Optional Currency:

(i)Revolving Credit Base Rate Option.  A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii)Revolving Credit Euro-Rate Option.  A rate per annum (computed on the basis of a year of 360 days, as the case may be, and actual days elapsed, provided that, for Revolving Credit Loans made in an Optional Currency as to which market practice differs from the foregoing, in accordance with such market practice), equal to the Euro-Rate plus the Applicable Margin.

3.1.2	Term Loan Interest Rate.

The Term Loans shall bear interest at a rate per annum (computed on the basis of a year of 360 days, as the case may be, and actual days elapsed, provided that, if the market practice differs from the foregoing at any time for loans made in Euros, in accordance with such market practice) equal to the Euro-Rate plus the Applicable Margin.

3.1.3	Rate Quotations.

The Borrowers may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the interest rates and the applicable currency exchange rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest or the calculation of Equivalent Amounts which thereafter are actually in effect when the election is made.

3.2	Interest Periods.

At any time when the Borrowers shall (i) select, convert to or renew a Euro-Rate Option with respect to Revolving Credit Loans or (ii) renew an Interest Period with respect to the Term Loans, the Borrowers shall notify the Administrative Agent thereof by delivering a Loan Request at least four (4) Business Days prior to the effective date of such Interest Rate Option with respect to Revolving Credit Loans, with respect to an Optional Currency Loan and/or a Term Loan, and three (3) Business Days prior to the effective date of such Interest Rate Option, with respect to a Revolving Credit Loan denominated in Dollars.  The notice shall specify an Interest Period during which such Interest Rate Option shall apply with respect to Revolving Credit Loans and specify an Interest Period with respect to the Term Loans, as applicable.  Notwithstanding the preceding sentence, the following provisions shall apply to (i) any selection of, renewal of, or conversion to a Euro-Rate Option with respect to Revolving Credit Loans or (ii) the renewal of an Interest Period with respect to the Term Loans:

3.2.1	Amount of Borrowing Tranche.

The Dollar Equivalent amount of each Borrowing Tranche of Euro-Rate Revolving Credit Loans shall be in integral multiples of $100,000.00 and not less than $2,000,000.00 and the amount of each Borrowing Tranche of Term Loans shall be in integral multiples of €100,000.00 and not less than €2,000,000.00.

3.2.2	Renewals.

In the case of the renewal of a Euro-Rate Option and/or any Term Loan Borrowing Tranche at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

3.2.3	No Conversion of Optional Currency Loans.

No Optional Currency Loan may be converted into a Revolving Credit Loan with a different Interest Rate Option, or a Revolving Credit Loan denominated in a different Optional Currency.

3.3	Interest After Default.

To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

3.3.1	Letter of Credit Fees, Interest Rate.

The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 or Section 3.1, respectively, shall at the request of the Administrative Agent be increased, by 2.0% per annum; and

3.3.2	Other Obligations.

Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

3.3.3	Acknowledgment.

The Borrowers acknowledges that the increase in rates referred to in this Section 3.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by the Borrowers upon demand by the Administrative Agent.

3.4	Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.
3.4.1	Unascertainable.

If on any date on which a Euro-Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i)adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

(ii)a contingency has occurred affecting the Relevant Interbank Market relating to the Euro-Rate and reasonable and adequate means do not exist for ascertaining the Euro-Rate for such Interest Period,

the Administrative Agent and Borrowers shall have the rights specified in Sections 3.4.4 and 4.4.2 (as applicable).

3.4.2	Illegality; Increased Costs; Deposits Not Available.

If at any time any Lender shall have determined that:

(i)the making, maintenance or funding of any Revolving Credit Loan to which a Euro-Rate Option applies, the making of the Term Loan or performing any of its obligations hereunder or under any Loan Document has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii)such Euro-Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Revolving Credit Loan or the Euro-Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of the Term Loans,

(iii)after making all reasonable efforts, deposits of the relevant amount in Dollars or in the Optional Currency (as applicable) for the relevant Interest Period for a Revolving Credit Loan, or to banks generally, to which a Euro-Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, or

(iv)after making all reasonable efforts, deposits of the relevant amount in Euros for the relevant Interest Period for a Term Loan, or to banks generally, are not available to such Lender with respect to such Term Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent and Borrowers shall have the rights specified in Sections 3.4.4 and 4.4.2 (as applicable).

3.4.3	Optional Currency Not Available.

If at any time the Administrative Agent shall have determined that a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Optional Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), then (i) the Administrative Agent shall notify the Borrower of any such determination, and (ii) the Administrative Agent shall have the rights specified in Section 3.4.4.

3.4.4	Administrative Agent's and Lender's Rights.

In the case of any event specified in Section 3.4.1 above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 3.4.2 or 3.4.3 above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers.  Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the

Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to (i) select, convert to or renew a Euro-Rate Option with respect to Revolving Credit Loans, (ii) select an Optional Currency (as applicable) with respect to Revolving Credit Loans or (iii) select or renew an Interest Period with respect to a Borrowing Tranche of the Term Loans shall be suspended until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.  If at any time the Administrative Agent makes a determination under Section 3.4.1 and the Borrowers have previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option with respect to Revolving Credit Loans and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Revolving Credit Loans.  If at any time the Administrative Agent makes a determination under Section 3.4.1 and the Borrowers have previously notified the Administrative Agent of its renewal of an Interest Period with respect to a Term Loan and such Interest Period has not yet gone into effect, such notification shall be deemed to provide for conversion to the Foreign Base Rate.  If any Lender notifies the Administrative Agent of a determination under Section 3.4.2, the obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Revolving Credit Loan shall be suspended, and to the extent required by applicable Law, cancelled, and the Borrowers shall, subject to the Borrowers' indemnification Obligations under Section 4.8, as to any Revolving Credit Loan of the Lender to which a Euro-Rate Option applies, on the date specified in such notice either, at the Borrowers' option (i) as applicable, convert such Revolving Credit Loan to the Base Rate Option otherwise available with respect to such Revolving Credit Loan or select a different Optional Currency or Dollars, or (ii) prepay such Revolving Credit Loan in accordance with Section 4.4.  Absent due notice from the Borrowers of conversion or prepayment, such Revolving Credit Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Revolving Credit Loan upon such specified date.  If any Lender notifies the Administrative Agent of a determination under Section 3.4.2, the obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Term Loan shall be suspended, and to the extent required by applicable Law, cancelled, and the Borrowers shall, subject to the Borrowers' indemnification Obligations under Section 4.8 on the date specified in such notice either, at the Borrowers' option, (i) as applicable, convert such Term Loan to Foreign Base Rate Loans, or (ii) prepay such Term Loan in accordance with Section 4.4.  Absent due notice from the Borrowers of conversion or prepayment, such Term Loan shall automatically be converted to a Foreign Base Rate Loan upon such specified date.  If the Administrative Agent makes a determination under 3.4.3 then, until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such determination no longer exist, (i) the availability of Revolving Credit Loans in the affected Optional Currency shall be suspended, and (ii) the outstanding Revolving Credit Loans in such affected Optional Currency shall be converted into Dollar Loans (in an amount equal to the Dollar Equivalent of such outstanding Optional Currency Loans) (x) on the last day of the then current Interest Period if the Lenders may lawfully continue to maintain Revolving Credit Loans in such Optional Currency to such day, or (y) immediately if the Lenders may not lawfully continue to maintain Revolving Credit Loans in such Optional Currency, and interest thereon shall thereafter accrue at the Base Rate Option.

3.5	Successor Euro-Rate Index.

(i)Notwithstanding anything herein to the contrary, if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that either (a) (i) the circumstances set forth in Section 3.4.1 have arisen and are unlikely to be temporary, or (ii) the circumstances set forth in Section 3.4.1 have not arisen but the applicable supervisor or administrator (if any) of a Euro-Rate or an Official Body having jurisdiction over the Administrative Agent has made a public statement identifying the specific date after which the Euro-Rate shall no longer be used for determining interest rates for loans in Dollars, Euros or any Optional Currency (either such date, a "Euro-Rate Termination Date"), or (b) a rate other than the Euro-Rate has become a widely recognized benchmark rate for newly originated loans in Dollars, Euros or an applicable Optional Currency in the U.S. market, then the Administrative Agent and the Borrowers may choose a replacement index for the Euro-Rate in respect of Loans in Dollars, Euros or the applicable Optional Currency, as the case may be, and the Administrative Agent and the Borrowers may enter into one or more amendments as described in clause (ii) below for the purpose of making adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in Euro-Rate-based interest rate in effect prior to its replacement.

(ii)The Administrative Agent and the Borrowers shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrative Agent, for the implementation and administration of the replacement index-based rate.  Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, including, without limitation, Section 10.1, such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. Eastern Time on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Lenders, unless the Administrative Agent receives, on or before such tenth (10th) Business Day, a written notice from the Required Lenders stating that such Lenders object to such amendment.

(iii)Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (a) will be determined by the Administrative Agent and the Borrowers with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a Euro-Rate-based rate to a replacement index-based rate, and (b) may also reflect adjustments to account for (x) the effects of the transition from the Euro-Rate to the replacement index and (y) yield- or risk-based differences between the Euro-Rate and the replacement index.

(iv)Until an amendment reflecting a new replacement index in accordance with this Section 3.5 is effective, each advance, conversion and renewal of a Revolving Credit Loan under the Euro-Rate Option and/or a Term Loan will continue to bear interest with reference to the Euro-Rate; provided however, that if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that a Euro-Rate Termination Date has occurred, then following the Euro-Rate Termination Date, all Revolving Credit Loans as to which the Euro-Rate Option would otherwise apply and all Term Loans shall automatically be converted to (x) if such Revolving Credit Loan is in Dollars, the Base Rate Option, (y) if such Revolving Credit Loan is in an Optional Currency to which such Euro-Rate Termination Date applies, a Revolving Credit Loan in Dollars under the Base Rate Option, and (z) with respect to the Term Loans, Foreign Base Rate Loans, in each case, until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(v)Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

3.6	Selection of Interest Rate Options.

If the Borrowers fail to select a new Interest Period or Optional Currency to apply to any Borrowing Tranche of Revolving Credit Loans under the Euro-Rate Option or fail to select a new Interest Period to apply to any Borrowing Trance of Term Loans at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2, the Borrowers shall be deemed to have converted or continued, as applicable, such Borrowing Tranche of Revolving Credit Loans under the Euro-Rate Option and/or such Borrowing Tranche of Term Loans for an Interest Period of one (1) month and, if required by the Administrative Agent with respect to Revolving Credit Loans, converted such Borrowing Tranche to a Revolving Credit Loan in Dollars, as applicable, commencing upon the last day of the existing Interest Period.

3.7	Canadian Interest Act Disclosure.

For purposes of the Interest Act (Canada): (i) whenever any interest or fee under this Agreement is calculated on the basis of a period of time other than a calendar year, such rate used in such calculation, when expressed as an annual rate, is equivalent to (x) such rate, multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is calculated ends, and divided by (z) the number of days in such period of time, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields and the parties acknowledge that they are capable of making the calculations necessary to compare such rates.

3.8	Canadian Usury Provision.

If any provision of this Agreement would oblige a Canadian Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by Law or would result in a receipt by that Lender of "interest" at a "criminal rate" (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Law or so result in a receipt by that Lender of "interest" at a "criminal rate", such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i)first, by reducing the amount or rate of interest; and

(ii)thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

4.PAYMENTS

4.1	Payments.

All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Term Loan Commitment Fees, Letter of Credit Fees, Administrative Agent's Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature (other than withholding, if applicable, pursuant to Section 4.7.1), and an action therefor shall immediately accrue.  Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans, for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in Dollars (except that payments of principal or interest shall be made in the currency in which such Loan was made) and for the ratable accounts of the Lenders with respect to the Term Loans in Euros, and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds, provided that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in Euros or another Optional Currency, with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders.  The Administrative Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required) and shall be deemed an "account stated."  All payments of principal and interest made in respect of the Loans must be repaid in the same currency (whether Dollars, Euros or the applicable Optional Currency) in which such Loan was made and all Unpaid Drawings with respect to each Letter of Credit shall be made in the same currency (whether Dollars, Euros or the applicable Optional Currency) in which such Letter of Credit was issued.

4.2	Pro Rata Treatment of Lenders.

Each borrowing of Revolving Credit Loans and Term Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option with respect to each Revolving Credit Loan, and each renewal of an Interest Period with respect to the Term Loans, and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees, Term Loan Commitment Fees, Letter of Credit Fees, or other fees (except for the Administrative Agent's Fee and the Issuing

Lender's fronting fee for Letters of Credit referred to in Section 2.9.2) or amounts due from the Borrowers hereunder to the Lenders with respect to the Loans, shall (except as provided in Section 3.4.4 in the case of an event specified in Sections 3.4, 4.4.2 or 4.8) be made in proportion to the applicable Loans outstanding from each Lender and, if no such Loans are then outstanding, in proportion to the Ratable Share, as applicable of each Lender.  Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrowers of principal, interest, fees or other amounts from the Borrowers with respect to Swing Loans shall be made by or to PNC.

4.3	Interest Payment Dates.

Interest on Revolving Credit Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date and on the Expiration Date or upon acceleration of the Notes.  Interest on Revolving Credit Loans to which the Euro-Rate Option applies and Term Loans shall be due and payable in the currency in which such Loan was made on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period.  Interest on mandatory prepayments of principal under Section 4.5 shall be made in the currency in which such Loan was made and shall be due on the date such mandatory prepayment is due.  Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable in the currency in which such Loan was made on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the Expiration Date, stated maturity date, upon acceleration or otherwise).

4.4	Voluntary Prepayments; Replacement of Lender; Change of Lending Office.
4.4.1	Right to Prepay.

The Borrowers shall have the right, at their option, from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 4.4.2, Section 4.6.1 or Section 4.8) in the currency in which such Loan was made:

(i)at any time with respect to any Revolving Credit Loan to which the Base Rate Option applies,

(ii)at any time with respect to any Revolving Credit Loan in any Optional Currency, subject to Section 4.8,

(iii)at any time with respect to Revolving Credit Loans to which a Euro-Rate Option applies, subject to Section 4.8,

(iv)at any time with respect to Term Loans, subject to Section 4.8

(v)on the date specified in a notice by any Lender pursuant to Section 3.4 with respect to any Revolving Credit Loan to which a Euro-Rate Option applies and/or any Term Loan.

Whenever the Borrowers desire to prepay any part of the Loans, the Company, on behalf of all Borrowers, shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. Pittsburgh time: (i) at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans made in Dollars and (ii) at least four (4) Business Days prior to the date of prepayment of any Revolving Credit Loans in an Optional Currency or the Term Loans, and (iii) on the date of prepayment of Swing Loans, in each case setting forth the following information:

(w)the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x)a statement indicating the application of the prepayment between the Revolving Credit Loans, Term Loans and Swing Loans;

(y)the Borrowing Tranche designated for prepayment, if applicable; and

(z)the total principal amount and currency of such prepayment, (1) with respect to Revolving Credit Loans, the Dollar Equivalent amount of which shall not be less than $100.000.00 for any Swing Loan or $1,000,000.00 or such lesser amount as may be outstanding or (2) with respect to the Term Loan shall not be less than €1,000,000.00 or such lesser amount as may be outstanding.

All prepayment notices shall be irrevocable; provided, that such prepayment obligation may be conditioned on the occurrence of any subsequent event (including a change of control, refinancing transaction or Permitted Acquisition or other investment).  The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Revolving Credit Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made in the currency in which such  Loans was made.  All Term Loan prepayments permitted pursuant to this Section 4.4.1 shall be applied as the Borrowers shall direct (or in the absence of any such direction, to the unpaid installments of principal of the Term Loans in direct order of maturity).  Except as provided in Section 3.4.4, if the Borrowers prepay a Loan but fails to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans and then to Term Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Revolving Credit Loans to which the Base Rate Option applies, then to Revolving Credit Loans to which the Euro-Rate Option applies, then to Term Loans, then to Optional Currency Loans and then to Swing Loans.  Any prepayment hereunder shall be subject to the Borrowers' Obligation to indemnify the Lenders under Section 4.8.  Revolving Credit Loan prepayments shall not result in an reduction of the Revolving Credit Commitments unless the Borrowers have elected to reduce such Revolving Credit Commitments pursuant to Section 2.12.  Prepayments shall be made in the currency in which such Loan was made unless otherwise agreed by the Administrative Agent and the Borrower Agent.

4.4.2	Mitigation Obligations; Replacement of a Lender.

In the event any Lender (i) gives notice under Section 3.4.1, (ii) requests compensation under Section 4.6.1, or requires the Borrowers to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 4.7, (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 10.1 (any occurrence under the foregoing clauses (i) through (v) being referred to in this Section 4.4.1 as a "Defaulting Lender Event"), then the Borrowers may, in their discretion and at their sole expense, within ninety (90) days after the occurrence of the applicable Defaulting Lender Event (and if there are multiple Defaulting Lender Events, within ninety (90) days of the first such Defaulting Lender Event to occur), upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.11), all of its interests, rights (other than existing rights to payments pursuant to Section 4.6 or 4.7) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.11;

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.9.8) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 4.6 or payments required to be made pursuant to Section 4.7, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.  Notwithstanding the foregoing, a replacement of the Administrative Agent may only be effectuated pursuant to Section 9.10.

In connection with the Borrowers' exercise of their rights under this Section 4.4.2, the Revolving Credit Commitment or Term Loan Commitment (as applicable) of the applicable Defaulting Lender may be provided by one or more of the remaining Lenders (who are not then Defaulting Lenders) or an acceptable new bank(s) or financial institution(s) which shall be approved by the Administrative Agent in its reasonable discretion without unreasonable delay.  Each new lender committing to a Revolving Credit Commitment or Term Loan Commitment (as applicable) in connection therewith shall join this Agreement as a Lender by entering into a bank joinder and assumption agreement in form and substance reasonably satisfactory to the Administrative Agent, setting forth the Revolving Credit Commitment or Term Loan Commitment (as applicable) of such new lender, pursuant to which such new lender will become a Lender as of the effective date thereof.

4.4.3	Change of Lending Office.

If any Lender requests compensation under Section 3.4.2, or the Borrowers are or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to this Agreement, then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Agreement, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender.

4.5	Mandatory Prepayments.
4.5.1	Currency Fluctuations.

If on any Computation Date the sum of the Dollar Equivalent Revolving Facility Usage is greater than the Revolving Credit Commitments as a result of a change in exchange rates between one (1) or more Optional Currencies and Dollars by an amount greater than 105%, then the Administrative Agent shall notify the Borrowers of the same.  The Borrowers shall pay or prepay the Revolving Credit Loans (subject to Borrowers' indemnity obligations contained in this Agreement, including, without limitation, under Section 4.6 or 4.8) or Swing Loans within three (3) Business Days after receiving such notice such that the sum of the Dollar Equivalent Revolving Facility Usage no longer exceeds the aggregate Revolving Credit Commitments.  All prepayments required pursuant to this Section 4.5.1 shall first be applied among the Interest Rate Options to the principal amount of the Revolving Credit Loans subject to the Base Rate Option, then to Revolving Credit Loans denominated in Dollars and subject to a Euro-Rate Option and then to Revolving Credit Loans of Optional Currencies subject to the Euro-Rate Option, and the Borrowers will be subject to the indemnity obligation set forth in Section 4.8.

Sale of Assets.

Subject to Section 4.5.6 below, within five (5) Business Days of any sale or other disposition of assets authorized by Section 7.2.7(v) and/or 7.2.7(vi), in each case resulting in net cash proceeds exceeding $50,000,000.00, the Borrowers shall make a mandatory prepayment of the principal amount of Term Loans equal to such excess net cash proceeds, together with accrued interest on such principal amount; provided that (x) if the Borrower Agent shall deliver a certificate of a Responsible Officer to the Administrative Agent promptly after receipt thereof setting forth the Borrowers' intent to reinvest such proceeds in assets useful in the business of the Borrower or any Subsidiary within twelve (12) months of the receipt of such proceeds, such proceeds shall not be required to be applied to prepay the Term Loans except to the extent such proceeds are not so reinvested within such twelve (12) month period and (y) no such prepayment shall be required to the extent that the aggregate amount of such proceeds that are not reinvested in accordance with clause (x) hereof does not exceed $50,000,000.00; and provided further, however, that any net cash proceeds not so reinvested shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 4.5.2.

Issuance of Indebtedness.

Within five (5) Business Days of any issuance of Indebtedness (other than Indebtedness permitted under Section 7.2.1), the Borrowers shall make a mandatory prepayment of the principal amount of Term Loans equal to such net cash proceeds, together with accrued interest on such principal amount.

Recovery Event.

Subject to Section 4.5.6 below, to the extent of net cash proceeds received in connection with a Recovery Event which are in excess of $50,000,000 in the aggregate in any fiscal year and which are not applied to repair, replace or relocate damaged property or to purchase or acquire fixed or capital assets in replacement of the assets lost or destroyed within twelve (12) months of the receipt of such net cash proceeds, the Borrowers shall prepay the Term Loans in an aggregate amount equal to one hundred percent (100%) of such net cash proceeds by the fifth (5th) Business Day following receipt of such net cash proceeds (such prepayment to be applied as set forth in Section 4.5.5 below); provided that if such net cash proceeds have not been reinvested within the time periods set forth above, the Borrowers shall be required to prepay the Term Loans with such net cash proceeds.

Application of Prepayments.

Except as set forth in Section 4.5.1 above, all prepayments pursuant to this Section 4.5 shall be applied to the payment of the principal amount of the Term Loans by application to the unpaid scheduled quarterly installments of principal ratably (and, for the avoidance of doubt, excluding from any such ratable payment application the Term Loan payment to be made on the Expiration Date).  In accordance with Section 4.8, the Borrowers shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments on any day other than the last day of the applicable Interest Period.

Repatriation.

  Notwithstanding any other provisions of Sections 4.5.2 and 4.5.4, (i) to the extent that any of or all the net cash proceeds of any applicable sale or other disposition of assets with respect to any property or assets of Foreign Subsidiaries giving rise to a mandatory prepayment pursuant to this Section 4.5 are prohibited, delayed or restricted by applicable local Law, an amount equal to the portion of such net cash proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 4.5 but may be retained by the applicable Foreign Borrower or Subsidiary (the Borrower Agent hereby agreeing to cause any applicable Subsidiary to promptly take commercially reasonable actions available under applicable local Law to permit such repatriation or a part thereof if full repatriation is not permitted) and (ii) to the extent that repatriation of any of or all of the net cash proceeds of any applicable disposition with respect to any property or assets of Foreign Subsidiaries to the jurisdiction of organization or incorporation of the applicable Borrower would have a material adverse tax consequence with respect to such net cash proceeds, the net cash proceeds so affected will not be required to be applied to repay the Term Loans at the times provided in this Section 4.5 but may be retained by the applicable Foreign Borrower or Subsidiary.

4.6	Increased Costs.
4.6.1	Increased Costs Generally.

If any Change in Law shall

(i)impose, modify or deem applicable any reserve, liquidity, special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement, which is addressed separately in this Section 4.6) or the Issuing Lender;

(ii)subject any Recipient to any taxes (other than (A) Indemnified Taxes, and (B) taxes excluded from Taxes pursuant to Section 4.7.1 or from indemnification pursuant to Section 4.7.5) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or, the Issuing Lender any other condition, cost or expense (other than taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase by an amount such Lender deems to be material the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrowers will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.  Notwithstanding anything to the contrary contained in this Section 4.6.1, no Lender, Issuing Lender or other Recipient shall be permitted to make a claim to any Borrower under this Section 4.6.1 unless such Lender, Issuing Lender or other Recipient is making similar claims against other borrowers of such Lender, Issuing Lender or other Recipient to the extent such borrowers are similarly situated to the Borrowers.

4.6.2	Capital Requirements.

If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender's or the Issuing Lender's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing by an amount such Lender deems to be material the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy or liquidity requirements), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.  Notwithstanding anything to the contrary contained in this Section 4.6.2, no Lender, Issuing Lender or other Recipient shall be permitted to make a claim to any Borrower under this Section 4.6.2 unless such Lender, Issuing Lender or other Recipient is making similar claims against other borrowers of such Lender, Issuing Lender or other Recipient to the extent such borrowers are similarly situated to the Borrowers.

4.6.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.

A certificate of a Lender or the Issuing Lender setting forth in reasonable detail the basis for and the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 4.6.1 or 4.6.2 and delivered to the Borrowers shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

4.6.4	Delay in Requests.

Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation, provided that the Borrowers shall not be required, subject to applicable Laws, to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).

4.6.5	Additional Reserve Requirements.

The Borrowers shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Revolving Credit Loan under the Euro-Rate Option and each Term Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement under Regulation D or under any similar, successor or analogous requirement of the Board of Governors of the Federal Reserve System (or any successor) or any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Revolving Credit Loans under the Euro-Rate Option and/or Term Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided that in each case the Borrowers shall have received at least ten days' prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten days prior to the relevant Payment Date, such additional interest or costs shall be due and payable ten days from receipt of such notice.

4.7	Taxes.
4.7.1	No Deductions.

(a)All payments made to the Lenders and/or Administrative Agent by the Borrowers hereunder and under each Note shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges, in each case, imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto, excluding (i) taxes imposed on, or measured by, the net income (however denominated) of any Lender, (ii) all income, franchise and branch profits taxes that would not have been imposed but for such Lender having a past or present connection with a jurisdiction imposing such taxes other than entering into this Agreement and performing its obligations and enforcing its rights thereunder and (iii) taxes imposed under FATCA (all such non-excluded taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto being hereinafter referred to as "Taxes") unless such deduction is required by Law (and then subject to the following sentence).  If the Borrowers shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable hereunder or under such Note shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.7.1) each Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

(b)A payment shall not be increased under Section 4.7.1(a) above by reason of a deduction or withholding of any taxes imposed by Ireland from any such payment, where such Tax is an Indemnified Tax and on the date on which the payment falls due the payment could have been made to the relevant Lender or Participant, as the case may be, without any such deduction or withholding if the Lender or Participant, as the case may be, had been an Irish Qualifying Lender, but on that date that Lender or Participant, as the case may be, is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender or Participant, as the case may be, under this Agreement in (or in the interpretation, administration, or application of) any law or any published practice or published concession of any relevant taxing authority.

(c)A payment shall not be increased under Section 4.7.1(a) above by reason of a deduction or withholding of any taxes imposed by the United Kingdom from any such payment, where such Tax is an Indemnified Tax and on the date on which the payment falls due (i) the payment could have been made to the relevant Lender without any such deduction or withholding if the Lender had been an English Qualifying Lender, but on that date that Lender is not or has ceased to be an English Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or any published practice or published concession of any relevant taxing authority, or (ii) the relevant Lender is an English Treaty Lender and the English Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under Section 4.7.7(iv) below.

4.7.2	Stamp Taxes.

In addition, the Borrowers agree to pay any present or future stamp, court or documentary, intangible, recording or filing taxes or any other excise or property taxes or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any Note, except any such taxes that are imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan, or sold or assigned any interest in any Loan or Loan Document) imposed with respect to an assignment (other than an assignment made pursuant to Section 4.7.6) (hereinafter referred to as "Other Taxes").

4.7.3	Indemnification for Taxes.

Taxes Paid by a Lender.

  (i) The Borrowers shall indemnify each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.7.3.1) paid by any Lender and any liability (including penalties, interest, and expenses, other than any penalties and interest resulting from the willful misconduct or fraud of such Lender) arising therefrom or with respect thereto; whether or not such Taxes were correctly or legally asserted or imposed.  This indemnification shall be made within 30 days from the date a Lender makes written demand therefor, but in no event shall such indemnification be required to be made more than ten (10) Business Days before the date such Taxes or Other Taxes are due to the relevant taxing authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

(ii)An indemnity payment shall not be payable under Section 4.7.3.1(i) above with respect to any Indemnified Tax imposed by Ireland and assessed on a Lender or Participant, as the case may be, to the extent that Tax:

(A) is compensated for by an increased payment under Section 4.7.1(a); or

(B) would have been compensated for by an increased payment under Section 4.7.1(a) but was not so compensated solely because one of the exclusions in Section 4.7.1(b) applied.

(iii)An indemnity payment shall not be payable under Section 4.7.3.1(i) above with respect to any Indemnified Tax imposed by the United Kingdom and assessed on a Lender or Participant, as the case may be, to the extent that Tax:

(A) is compensated for by an increased payment under Section 4.7.1(a); or

(B) would have been compensated for by an increased payment under Section 4.7.1(a) but was not so compensated solely because one of the exclusions in Section 4.7.1(c) applied.

Taxes Paid by Borrower or Administrative Agent.

  Each Lender shall severally indemnify the Administrative Agent and Borrower, within 30 days after written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 4.7.7, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 4.7.3.2.

4.7.4	Certificate.

Within 30 days after the date of any payment of any Taxes by the Borrowers pursuant to Section 4.7, the Borrowers shall notify the Lenders thereof, and thereafter, if so requested by any Lender, furnish to each Lender, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof, if available, or, if not available, another reasonable form of confirmation of such payment if it is requested by any Lender.

4.7.5	Exclusions, etc.

Notwithstanding any other provision of this Agreement, if the forms provided pursuant to Section 4.7.7 by a Lender, assignee or participant at the time such Person first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Person provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that the term Taxes shall include United States withholding tax, if any, applicable with respect to an assignee or participant of a Lender only to the extent that, at the effective date of the agreement or other transaction pursuant to which such assignee or participant becomes a party to this Agreement, such Lender was entitled to payments under Section 4.7.1 in respect of United States withholding tax with respect to interest paid at such date.  For any period with respect to which a Lender or assignee or participant of a Lender (or a financial institution through which such Lender, assignee or participant has directed any payment to be made) has failed to comply with Section 4.7.7, such Lender, assignee or participant shall not be entitled to indemnification under this Agreement with respect to any Taxes imposed by reason of such failure.

4.7.6	Change of Lending Office, etc.

Any Person claiming any additional amounts payable pursuant to this Section 4.7 agrees to use reasonable efforts (consistent with any legal and regulatory restrictions) to file any document or certificate reasonably requested by a Borrower or change the jurisdiction of its Lending Office with respect to this Agreement, if the filing of such document or certificate, or the making of such a change, would avoid the need for, or reduce the amount of, any such additional amounts pursuant to this Section 4.7 that may thereafter accrue.  Notwithstanding the foregoing, the filing of any document or certificate or change in Lending Office shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any filing or change in Lending Office.

4.7.7	Status of Lenders.

(i)Each Lender shall deliver to the Borrowers and the Administrative Agent, at the time it first becomes a Lender or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments hereunder to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to minimize any indemnification obligation under this Agreement or to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.7.7(ii)(a), 4.7.7(ii)(b), and 4.7.7(ii)(d) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Borrower,

(a)any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(b)any Foreign Lender shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender eligible for the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(1)executed originals of IRS Form W-8ECI;

(2)in the case of a Foreign Lender eligible for the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 4.7.7(A) to the effect that such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(3)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 4.7.7(B) or Exhibit 4.7.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 4.7.7(D) on behalf of each such direct and indirect partner;

(c)any Foreign Lender shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(d)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this subparagraph (e), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

(iii)Without limiting the generality of the foregoing, in the event that a Borrower is an Irish Borrower,

(a)each Lender or Participant, as the case may be, on or prior to the date it becomes a party hereto, shall inform the Administrative Agent whether it is an Irish Qualifying Lender by completing and providing to the Administrative Agent a Qualifying Lender Confirmation.  Each Lender or Participant, as the case may be, shall upon reasonable written request from the Borrower or the Administrative Agent, provide an updated Qualifying Lender Confirmation.

(b)if a Lender or Participant, as the case may be, fails to provide a Qualifying Lender Confirmation in accordance with Section 4.7.7(iii)(a) above then that Lender or Participant, as the case may be, shall be treated for the purposes of the Agreement (including by the Borrower) as if it is not an Irish Qualifying Lender until such time as it notifies the Borrower which category applies.

(c)each Lender or Participant, as the case may be, upon reasonable written request from the Borrower from time to time shall, if applicable, provide such information as may be required to enable the Borrower to comply with the provisions of Sections 891A, 891E, 891F and 891G TCA (and any regulations made thereunder).

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(iv)Without limiting the generality of the foregoing, in the event that a Borrower is an English Borrower,

(a)subject to paragraph (b) below, an English Treaty Lender and each English Borrower which makes a payment to which that English Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that English Borrower to obtain authorisation to make that payment without a UK Tax Deduction.

(b)(1) an English Treaty Lender which becomes a Party to this Agreement on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in Schedule 1.1(B); and (2) an English Treaty Lender that becomes a Party to this Agreement after the date of this Agreement that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the document which it executes to become a party to this Agreement, and, having done so, that English Treaty Lender shall be under no obligation pursuant to paragraph (a) above.

(c)if an English Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (iv)(b) above and (i) an English Borrower making a payment to that English Treaty Lender has not made an English Borrower DTTP Filing in respect of that Lender; or (ii) an English Borrower making a payment to that Lender has made an English Borrower DTTP Filing in respect of that English Treaty Lender but (1) that English Borrower DTTP Filing has been rejected by HM Revenue & Customs; or (2) HM Revenue & Customs has not given the English Borrower authority to make payments to that Lender without a UK Tax Deduction within 60 days of the date of the English Borrower DTTP Filing, and in each case, the English Borrower has notified that English Treaty Lender in writing, that English Treaty Lender and the English Borrower shall co-operate in completing any additional procedural formalities necessary for that English Borrower to obtain authorisation to make that payment without a UK Tax Deduction.

(d)if an English Treaty Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (iv)(b) above, no English Borrower shall make an English Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's participation in any Loan unless the Lender otherwise agrees.

(e)an English Borrower shall, promptly on making an English Borrower DTTP Filing, deliver a copy of that English Borrower DTTP Filing to the Administrative Agent for delivery to the relevant English Treaty Lender.

(f)each Lender on or prior to the date it becomes a party hereto, shall inform the Administrative Agent whether it is an English Qualifying Lender by completing and providing to the Administrative Agent a Qualifying Lender Confirmation.  Each Lender shall upon reasonable written request from the Borrower or the Administrative Agent, provide an updated Qualifying Lender Confirmation.

(g)if a Lender fails to provide a Qualifying Lender Confirmation in accordance with Section 4.7.7(iv)(f) above then that Lender shall be treated for the purposes of the Agreement (including by the Borrower) as if it is not an English Qualifying Lender until such time as it notifies the Borrower which category applies.

(h)each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

4.7.8	Treatment of Certain Refunds.

If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (including any tax credit in lieu of a refund) as to which it has been indemnified pursuant to this Section 4.7 (including by the payment of additional amounts pursuant to this Section 4.7), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.7 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund).  Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 4.7.8 (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body.  Notwithstanding anything to the contrary in this Section 4.7.8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.7.8 the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.

4.7.9	Survival.

Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Section 4.7 shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder and shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender.

4.7.10	Issuing Lender.

For purposes of this Section 4.7, the term "Lender" includes the Issuing Lender and any assignee or participant of a Lender and the term "applicable Law" includes FATCA.

4.8	Indemnity.

In addition to the compensation or payments required by Section 4.6 or Section 4.7, the Borrowers shall jointly and severally, subject to Section 10.18 (if applicable), indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(i)payment, prepayment, conversion or renewal of any Revolving Credit Loan to which a Euro-Rate Option and/or any Term Loan applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or any voluntary prepayment without the required notice,

(ii)attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4, Section 2.14 or Section 3.2 or notice relating to prepayments under Section 4.4, or

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense.  Such notice shall set forth in reasonable detail the basis for such determination.  Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.

4.9	Interbank Market Presumption.

For all purposes of this Agreement and each Note with respect to any aspects of the Euro-Rate, any Loan under the Euro-Rate Option, each Term Loan or any Optional Currency, each Lender and Administrative Agent shall be presumed to have obtained rates, funding, currencies, deposits, and the like in the Relevant Interbank Market regardless of whether it did so or not; and, each Lender's and Administrative Agent's determination of amounts payable under, and actions required or authorized by, Section 4.8 shall be calculated, at each Lender's and Administrative Agent's option, as though each Lender and Administrative Agent funded each Borrowing Tranche of Loans under the Euro-Rate Option and/or Term Loans through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the Euro-Rate applicable to such Loans, whether in fact that is the case.

4.10	Judgment Currency.
4.10.1	Currency Conversion Procedures for Judgments.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Note in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal lending procedures the Administrative Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

4.10.2	Indemnity in Certain Events.

The obligation of the Borrowers in respect of any sum due from the Borrowers to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal lending procedures purchase the Original Currency with such Other Currency.  If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.  If the amount of the Original Currency so purchased is greater than the sum originally due to such Lender in the Original Currency, such Lender agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable Law).

4.11	Requests for Notes.

Upon the request of any Lender, the Loans made by such Lender may be evidenced by a Note (or Notes) as set forth in Section 2.6 and/or Section 2.17.

4.12	Settlement Date Procedures.

In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrowers may borrow, repay and reborrow Swing Loans and PNC may make Swing Loans as provided in Section 2.1.2 hereof during the period between Settlement Dates.  The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a "Required Share").  On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.  The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any mandatory prepayment date as provided for herein and may at its option effect settlement on any other Business Day.  These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 4.12 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2.  The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender's Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.

4.13	Borrowers' Agent.

Each Borrower hereby designates the Company as its representative and agent (in such capacity, the "Borrower Agent") under the Loan Documents, including for requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, and requests for waivers.  The Borrower Agent hereby accepts such appointment.  The Administrative Agent and the Lenders may give any notice or communication with a Borrower hereunder to the Borrower Agent on behalf of such Borrower.  Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Borrower Agent shall be binding upon and enforceable against it.

5.REPRESENTATIONS AND WARRANTIES

5.1	Representations and Warranties.

The Loan Parties, jointly and severally, subject to Section 10.18 (if applicable), represent and warrant to the Administrative Agent and each of the Lenders as follows:

5.1.1	Organization and Qualification.

Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized or incorporated, validly existing and in good standing under the Laws of its jurisdiction of organization or incorporation.  Each Loan Party and each Subsidiary of each Loan Party has the power to own or lease its properties necessary for its business and to engage in the business it presently conducts or as of the Closing Date proposes to conduct.  Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each domestic jurisdiction listed on Schedule 5.1.1 as of the Closing Date or, if applicable, such later date as to which a version of such Schedule is updated in accordance with Section 5.3, and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except where the failure to do so would result in a Material Adverse Change.

5.1.2	Subsidiaries; Certificates of Beneficial Ownership.

Schedule 5.1.2 states as of the Closing Date or, if applicable, such later date as to which a version of such Schedule is updated in accordance with Section 5.3, the name of each of the Company's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") and the owners thereof if it is a partnership and its outstanding limited liability company interests, the owners thereof, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company.  The Borrowers and each Subsidiary of the Borrowers have good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear, in each case, of any Lien except for Permitted Liens which attach to the assets of such Person generally.  All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable.  All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be.  There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated as of the Closing Date on Schedule 5.1.2 or, if applicable, such later date as to which a version of such Schedule is updated in accordance with Section 5.3.  As of the Closing Date each of the Material Subsidiaries of the Company is either a Borrower or a Guarantor.  The Certificates of Beneficial Ownership executed and delivered to Administrative Agent and Lenders on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, are accurate, complete and correct as of the date hereof (or, if applicable, as of the date any such update is delivered).

5.1.3	Power and Authority.

Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

5.1.4	Validity and Binding Effect.

This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document.  This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws affecting the enforceability of creditors' rights generally, general principles of equity (regardless of whether considered in a proceeding in equity or at law) or limiting the right of specific performance.

5.1.5	No Conflict.

Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, constitution, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of such Loan Party, (ii) any applicable Law, in any material respect, or (iii) any agreement or instrument relating to Indebtedness which would result in a Material Adverse Change or any other material agreement or instrument or material order, writ, judgment, injunction or decree to which such Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of such Loan Party or any of its Subsidiaries (other than Liens, if any, granted under the Loan Documents and Permitted Liens).

5.1.6	Litigation.

Except as disclosed as of the Closing Date on Schedule 5.1.6 or, if applicable, such later date as to which a version of such Schedule is updated in accordance with Section 5.3, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, overtly threatened against any Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate would result in any Material Adverse Change.  None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which would result in any Material Adverse Change.

5.1.7	Title to Properties.

Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases.

5.1.8	Financial Statements.

5.1.8.1Historical Statements.

The Company has delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of December 31, 2017 (collectively, "Historical Statements").  The Historical Statements were compiled from the books and records maintained by the Borrowers' management, are correct and complete in all material respects and fairly represent the consolidated financial condition of the Company and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

5.1.8.2Accuracy of Financial Statements.

As of the Closing Date, neither the Borrowers nor any Subsidiary of the Borrowers have any material liabilities that are not disclosed in the Historical Statements or in the notes thereto which would cause a Material Adverse Change.  Since December 31, 2017, no Material Adverse Change has occurred.

5.1.9	Use of Proceeds; Margin Stock.

5.1.9.1General.

The Loan Parties intend to use Letters of Credit and the proceeds of the Loans in accordance with Section 2.8.

5.1.9.2Margin Stock.

None of the Loan Parties or their Subsidiaries engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the United States Federal Reserve System).  No part of the proceeds of any Loan or any issuance of Letters of Credit has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the United States Federal Reserve System.  Following application of the proceeds of each Loan or drawing under each Letter of Credit (if applicable), none of the Loan Parties or their Subsidiaries holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of the Loan Parties and their Subsidiaries on a consolidated basis are or will be represented by margin stock.

5.1.10	Full Disclosure.

Neither this Agreement nor any other Loan Document, nor any certificate, written statement, agreement or other documents furnished in writing to the Administrative Agent or any Lender in connection herewith or therewith, contains any material misstatement of fact or omits to state any material fact necessary to make the statements contained herein and therein, when taken as a whole, in light of the circumstances under which they were made, not materially misleading; provided that with respect to projected financial information or any information concerning future proposed and intended activities of the Company and its Subsidiaries, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed by the Company to be reasonable at the time (it being understood that such projections and information are forward looking statements which by their nature are subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties' control, and that actual results may differ, perhaps materially, from those expressed or implied in such forward looking statements, and no assurance can be given that the projections will be realized).

5.1.11	Taxes.

All federal income tax returns and all other material federal, state, local and other material tax returns required to have been filed with respect to each Loan Party and each

Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

5.1.12	Consents and Approvals.

No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed as of the Closing Date on Schedule 5.1.12 or, if applicable, such later date as to which a version of such Schedule is updated in accordance with Section 5.3, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 5.1.12.

5.1.13	No Event of Default; Compliance with Instruments.

No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default.  None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any term of its certificate of incorporation, constitution, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents where such violation would constitute a Material Adverse Change.

5.1.14	Patents, Trademarks, Copyrights, Licenses, Etc.

Each Loan Party and each Subsidiary of each Loan Party owns or possesses, or has the right to use, all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary as of the Closing Date, without known possible, alleged or actual conflict with the rights of others.  All patents, trademarks, service marks, trade names and copyrights of each Loan Party and each Subsidiary of each Loan Party the absence of which, individually, would result in a Material Adverse Change are listed and described on Schedule 5.1.14.

5.1.15	Insurance.

The Loan Parties maintain insurance with reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

5.1.16	Compliance with Laws.

The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.21) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently, or intends as of the Closing Date to be, doing business except where the failure to do so would not constitute a Material Adverse Change.

5.1.17	Material Contracts; Burdensome Restrictions.

No default exists, in any material respect, on the part of any Loan Party, with respect to any of the material contracts filed or incorporated by reference in the Company's Annual Report on form 10-K for the fiscal year ended December 31, 2017.

5.1.18	Investment Companies; Regulated Entities.

None of the Loan Parties is required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.  None of the Loan Parties or any Subsidiaries of any Loan Party is subject as a regulated entity to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

5.1.19	Plans and Benefit Arrangements.

Except to the extent that a Material Adverse Change would not result therefrom:

(i)The Loan Parties are in compliance in all respects with any applicable provisions of ERISA, the Internal Revenue Code and other federal and state Laws with respect to all Benefit Arrangements, Plans and Multiemployer Plans.  There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan (other than a Multiple Employer Plan) or, to the best knowledge of the Loan Parties, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any liability of the Loan Parties.  The Loan Parties and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto.  With respect to each Plan and Multiemployer Plan, the Loan Parties and each other member of the ERISA Group have fulfilled their obligations under the minimum funding standards of ERISA and the Internal Revenue Code.  All Plans (other than Multiple Employer Plans) and Benefit Arrangements and, to the best knowledge of the Loan Parties, with respect to any Multiemployer Plan or Multiple Employer Plan, have been administered in accordance with their terms and applicable Law.

(ii)No ERISA Event has occurred or is reasonably expected to occur.

(iii)To the best of the Loan Parties' knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

(iv)No event requiring notice to the PBGC under Section 303(k)(4) of ERISA has occurred with respect to any Plan.

(v)Neither the Loan Parties nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such

Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Loan Parties, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be terminated, within the meaning of Title IV of ERISA.

(vi)To the extent that any Benefit Arrangement is insured, the Loan Parties have paid when due all premiums required to be paid for all periods through the Closing Date.  To the extent that any Benefit Arrangement is funded other than with insurance, the Loan Parties have made when due all contributions required to be paid for all periods through the Closing Date.

(vii)Neither any Loan Party nor any member of the ERISA Group has engaged in a transaction that would reasonably be expected to result in liability under Sections 4069 or 4212(c) of ERISA.

5.1.20	Employment Matters.

Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, except where the failure to comply would not constitute a Material Adverse Change.  There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or, to the knowledge of any Loan Party, threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change.  The Borrowers have delivered to the Administrative Agent true and correct copies of each of the Labor Contracts (excluding individual Labor Contracts with individual employees).

5.1.21	Environmental Matters.

Except (a) as disclosed in the Company's Annual Report on Form 10 K for the fiscal year ended December 31, 2017, to the extent that reserves have been set aside as set forth in such statements, and provided that such matters would not result in a Material Adverse Change, or (b) except to the extent that a Material Adverse Change would not result therefrom:

(i)None of the Loan Parties has received, or has been overtly threatened with, any Environmental Complaint, whether directed or issued to such Loan Party or relating or pertaining to any prior owner, operator or occupant of the Property.

(ii)No activity of any Loan Party at the Property is being or has been conducted in violation of any Environmental Law or Required Environmental Permit and to the knowledge of any Loan Party, no activity of any prior owner, operator or occupant of the Property was conducted in violation of any Environmental Law.

(iii)To the knowledge of the Loan Parties, there are no Regulated Substances present on, in, under, or emanating from, or to any Loan Party's knowledge emanating to, the Property or any portion thereof which result in Contamination.

(iv)Each Loan Party has all Required Environmental Permits and all such Required Environmental Permits are in full force and effect.

(v)Each Loan Party has submitted to an Official Body and/or maintains, as appropriate, all Required Environmental Notices.

(vi)No structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks located on the Property contain or use, except in compliance with Environmental Laws and Required Environmental Permits, Regulated Substances or otherwise are operated or maintained except in compliance with Environmental Laws and Required Environmental Permits.

(vii)No portion of the Property is identified or to the knowledge of any Loan Party, proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by an Official Body, nor to the knowledge of any Loan Party is any portion of any property adjoining or in the near proximity of such portion of the Property identified or proposed to be identified on any such list.

(viii)No lien or other encumbrance authorized by Environmental Laws exists against the Property and the Loan Parties have no reason to believe that such a lien or encumbrance will be imposed.

5.1.22	Senior Debt Status.

The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party.  There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures Indebtedness or other obligations of any Person except for Permitted Liens.

5.1.23	Anti-Terrorism Laws; EEA Financial Institutions.

5.1.23.1(i) No Covered Entity nor, to the knowledge of the Company, any of their respective directors, officers or employees is a Sanctioned Person, and (ii) no Covered Entity, either in its own right or, to any Loan Party's knowledge, through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income directly from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) will use any part of any of the proceeds of the Loans or any Letter of Credit to fund any operations in, finance or facilitate any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned

Person in violation of any Anti-Terrorism Law and (iii) each Covered Entity has instituted and maintains policies and procedures reasonably designed to promote, and which are reasonably expected to continue to promote, continued compliance with all Anti-Terrorism Laws in all material respects; provided in each case, that in relation to any German Loan Party, compliance with any of the foregoing does not result in a violation of, or conflict with, Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung), Council Regulation (EC) No. 2271/96 or any similar anti-boycott statute.  No Loan Party is an EEA Financial Institution.

5.2	Continuation of Representations.

The Loan Parties make the representations and warranties in this Section 5 on the Closing Date and each date thereafter on which a Loan is made (other than pursuant to Section 2.5.6) or a Letter of Credit is issued as provided in and subject to Sections 2 and 6.

5.3	Updates to Schedules.

The Company, on behalf of all Loan Parties, shall, at the time of delivery of the financial statements required pursuant to Section 7.3.2 and the related Compliance Certificate of the Company, provide to the Administrative Agent in writing such revisions or updates to the Schedules attached hereto pursuant to Section 5 as may be necessary or appropriate to update or correct same; provided that, in the case the Company reasonably determines that any such Schedule is incorrect in any respect which is material (whether material to the Schedule itself, taken as a whole and in the context of the related representations and warranties, or otherwise material), the Company, on behalf of all Loan Parties, shall promptly revise or update same in advance of delivery of such financial statements and Compliance Certificate; and provided further that no such Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders shall have accepted in writing such revisions or updates to such Schedule.  References to a particular Schedule in this Agreement shall be deemed to refer to the most recent updated version of such Schedule, once so accepted.

6.CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the satisfaction of the following conditions:

6.1	First Loans and Letters of Credit.

On the Closing Date, the Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

6.1.1	Officer's Certificate.

The representations and warranties of each of the Loan Parties contained in Section 5 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date in all material respects with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default shall have occurred and be continuing or shall exist; no Material Adverse Change has occurred since December 31, 2017 and there shall be delivered to the Administrative Agent for the benefit of each Lender a certificate of the Company on behalf of each of the Loan Parties (other than the Luxembourg Borrowers which shall comply with Section 7.1.12(2)), dated the Closing Date and signed by a Responsible Officer of the Company on behalf of each of the Loan Parties, to each such effect.

6.1.2	Secretary's Certificate.

There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties (other than the German Borrowers, the Luxembourg Borrowers, the English Borrowers and the Irish Borrowers, which shall comply with Section 7.1.12), certifying as appropriate as to:

(i)the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely;

(ii)copies of resolutions of the board of directors or comparable managing body approving and adopting the Loan Documents, the transactions contemplated therein and authorizing the execution, delivery and performance thereof, certified by the Secretary (or equivalent) and, as to the authority of such Secretary (or equivalent), an Authorized Officer, of each Loan Party as of the Closing Date to be true and correct as of such date; and

(iii)copies of its organizational documents, including (if applicable) its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, constitution, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office (to the extent such documents are filed in a state office) together with (excluding any Loan Party incorporated in England and Wales) certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized.

6.1.3	Delivery of Loan Documents.

The Guaranty Agreement shall have been duly executed and delivered to the Administrative Agent for the benefit of the Lenders.

6.1.4	Opinions of Counsel.

There shall be delivered to the Administrative Agent for the benefit of each Lender a written opinion of counsel to each of the Loan Parties (other than counsel for the German Borrowers, the Luxembourg Borrowers, the English Borrowers and the Irish Borrowers; opinions of such counsel shall be delivered in accordance with Section 7.1.12), including

Shearman & Sterling LLP and each applicable local counsel, dated the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

6.1.5	Legal Details.

All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to the Administrative Agent and said counsel, as the Administrative Agent or said counsel may reasonably request.

6.1.6	Payment of Fees.

The Borrowers shall have paid or caused to be paid to the Administrative Agent for itself and for the account of the Lenders, as appropriate, to the extent not previously paid all commitment and other fees accrued through the Closing Date and the costs and expenses for which the Administrative Agent and the Lenders are entitled to be reimbursed.

6.1.7	Consents.

All material consents required to effectuate the transactions contemplated hereby as set forth on Schedule 5.1.12 shall have been obtained.

6.1.8	Certificates of Beneficial Ownership; KYC; AML; Etc.

The Borrowers shall have delivered executed Certificates of Beneficial Ownership for each Foreign Loan Party in form and substance acceptable to the Administrative Agent and each Lender, and such other documentation and other information requested by the Administrative Agent or any Lender in connection with applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act.

6.1.9	No Violation of Laws.

The making of the Loans and the issuance of the Letters of Credit on the Closing Date shall not contravene any material Law applicable to any Loan Party.

6.1.10	No Actions or Proceedings; No Material Litigation.

No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.  No litigation which would reasonably be expected to result in a Material Adverse Change, shall have been instituted or overtly threatened against any of the Loan Parties, except for unresolved environmental matters disclosed in the Company's Annual Report Form 10-K for the fiscal year ended December 31, 2017.

6.1.11	Reserved.
6.1.12	Compliance Certificate.

The Company shall have delivered a duly completed Closing Date Compliance Certificate signed by an Authorized Officer of the Company.

6.1.13	Reserved.
6.1.14	Financial Projections.

The Company shall have delivered financial projections for the years 2019 through 2021, including assumptions used in preparing the forecast financial statements.

6.1.15	Regulatory Approvals and Licenses.

All regulatory approvals and licenses necessary for the consummation of the transactions contemplated hereby shall have been completed and there shall be an absence of any legal or regulatory prohibition or restrictions on consummation of the contemplated transactions.

6.1.16	Lien Searches.

The Company shall have delivered lien and other searches with respect to the Loan Parties in acceptable scope with acceptable results, noting that such searches may not be regularly available in certain of the Foreign Borrowers' jurisdictions.

6.1.17	Other Requirements.

The Loan Parties shall have delivered evidence of insurance complying with Section 7.1.3, and the Administrative Agent shall be satisfied as to the amount and nature of all tax, ERISA, employee retirement benefit and other contingent liabilities to which the Loan Parties may be subject.  The Prior Senior Credit Facility shall have been terminated and satisfied in form and substance reasonably satisfactory to the Administrative Agent.  The Loan Parties shall deliver such other documents in connection with the transactions contemplated hereby as the Administrative Agent or its counsel shall reasonably request.

6.2	Each Additional Loan or Letter of Credit.

At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit:  (i) subject to Section 2.1.1.2(i)(h) and other than in the case of any Swing Loan made pursuant to Section 2.5.6, the representations and warranties of the Loan Parties contained in Section 5 and in the other Loan Documents shall be true in all material respects on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); (ii) subject to Section 2.1.1.2(i)(b) and Section 2.5.6, no Event of Default or Potential Default

shall have occurred and be continuing or shall exist; and (iii) other than in the case of any Swing Loan made pursuant to Section 2.5.6, the Borrowers shall have delivered a duly executed and completed Loan Request to the Administrative Agent or application for a Letter of Credit to the Issuing Lender, as the case may be.

6.3	Loans to Fund Permitted Acquisitions.

In connection with the making of any Loan or issuance of any Letter of Credit to finance any Permitted Acquisition, the Company shall comply with Section 7.2.6 and, if applicable, deliver any updates to disclosure schedules required by Section 5.3.

7.COVENANTS

7.1	Affirmative Covenants.

The Loan Parties, jointly and severally, subject to Section 10.18 (if applicable), covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations (other than non-assessed contingent reimbursement obligations) under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

7.1.1	Preservation of Existence, Etc.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except (i) as otherwise expressly permitted in Section 7.2.6 or (ii) except to the extent the failure to do so would not be reasonably expected to result in a Material Adverse Change.

7.1.2	Payment of Liabilities, Including Taxes, Etc.

Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all material liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all material taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such material liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such material liabilities would result in a Material Adverse Change, provided that the Loan Parties and their Subsidiaries will pay all such material liabilities forthwith upon the commencement of proceedings to foreclose any Lien or any material property which may have attached as security therefor.

7.1.3	Maintenance of Insurance.

Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.

7.1.4	Maintenance of Properties and Leases.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof, except, in each case, where the failure to do so would not reasonably be expected to result in a Material Adverse Change.

7.1.5	Maintenance of Patents, Trademarks, Etc.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations deemed necessary by such Loan Party for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

7.1.6	Visitation Rights.

Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent, or any of the Lenders through the Administrative Agent, to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times during normal business hours and as often as any of the Lenders may reasonably request, provided that the Administrative Agent or the applicable Lender, through the Administrative Agent, shall provide the Borrowers with reasonable notice prior to any visit or inspection, and provided further that if no Event of Default or Potential Default has occurred and is continuing, such visits and inspections shall be limited to no more frequently than once per fiscal year.  In the event any Lender desires to visit and inspect the properties of any Loan Party as provided in this Section, such Lender shall make reasonable efforts to ensure that such visit and inspection is conducted contemporaneously with any visit and inspection to be performed by the Administrative Agent.

7.1.7	Keeping of Records and Books of Account.

The Borrowers shall, and shall cause each Subsidiary of the Borrowers to, maintain and keep proper books of record and account which enable the Company to issue its consolidated financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrowers or any Subsidiary of the Borrowers, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

7.1.8	Certificates of Beneficial Ownership and Other Additional Information.

Promptly following any request therefor, each Foreign Loan Party shall provide to the Administrative Agent and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Certificates of Beneficial Ownership provided to the Administrative Agent and Lenders, (ii) new Certificates of Beneficial Ownership, in form and substance acceptable to Administrative Agent and each Lenders, when the individual(s) to be identified as a Beneficial Owner have changed, and (iii) such other information and documentation as may reasonably be requested by Administrative Agent or any Lender from time to time for purposes of compliance by Administrative Agent or such Lender with applicable Laws (including without limitation the USA Patriot Act and other "know your customer" and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.

7.1.9	Compliance with Laws.

Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 7.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

7.1.10	Joinder of Guarantors and Borrowers.

Any Material Subsidiary of the Borrowers which is required to join this Agreement as a Guarantor or any Subsidiary which elects to join this Agreement as a Borrower pursuant to Section 7.2.9 shall execute and deliver to the Administrative Agent (i) a Guarantor Joinder or Borrower Joinder, as applicable, pursuant to which it shall join as a Guarantor or Borrower each of the Loan Documents to which the Guarantors or Borrowers are parties; and (ii) documents in substantially the forms described in Sections 6.1.1 through 6.1.4, 6.1.7 (or, in the case of an English Borrower, Sections 6.1.1 through 6.1.3, 7.1.12 and 6.1.7; or in the case of a German Borrower, Sections 7.1.12 and 6.1.7; or, in the case of a Luxembourg Borrower, Sections 7.1.12 and 6.1.7; or, in the case of an Irish Borrower, Sections 6.1.1 through 6.1.3, 7.1.12 and 6.1.7) and 6.1.16, modified as appropriate to relate to such Material Subsidiary.  The Loan Parties shall deliver such items referred to in the preceding clauses (i) and (ii) to the Administrative Agent (a) in connection with the formation of a domestic Material Subsidiary, within ten (10) Business Days after the date of the filing of such Subsidiary's articles of incorporation or constitution if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation, (b) in connection with the formation of a Material Subsidiary that is a Foreign Subsidiary, within twenty (20) Business Days (or, in the case of the Project Satellite Acquisition, forty-five (45) Business Days) after the date of the filing of such Subsidiary's articles of incorporation or constitution if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation, (c) in connection with the acquisition of a domestic Material Subsidiary, within ten (10) Business Days of consummation of the acquisition transaction, (d) in connection with the acquisition of a Material Subsidiary that is a Foreign Subsidiary, within twenty (20) Business Days  (or, in the case of the Project Satellite Acquisition, forty-five (45) Business Days) of consummation of the acquisition transaction, or (e) in the event of any other occurrence or circumstance resulting in the existence of a Material Subsidiary of the Borrowers, within ten (10) Business Days of such Person becoming a Material Subsidiary of the Borrowers in the case of a domestic Material Subsidiary and twenty (20) Business Days  (or, in the case of the Project Satellite Acquisition, forty-five (45) Business Days) of such Person becoming a Material Subsidiary in the case of a Material Subsidiary that is a Foreign Subsidiary, provided that in each case the Administrative Agent may permit additional time, not to exceed five (5) Business Days, for a Material Subsidiary to comply with this Section 7.1.10.  Notwithstanding anything herein to the contrary, in the case of any Guaranty of the Obligations (whether pursuant to a Guarantor Joinder or otherwise) provided or to be provided by a Foreign Subsidiary, such Guaranty shall be limited to the Obligations of the Foreign Loan Parties.  Notwithstanding anything to the contrary set forth in this Agreement including this Section 7.1.10, in no event shall any Person be joined to this Agreement as a Foreign Borrower without the prior written consent of the Administrative Agent and the Lenders (each such consent not to be unreasonably withheld and with no such consent to be required if the applicable proposed Foreign Borrower is incorporated, formed or organized under the laws of the same jurisdiction as any then-existing Foreign Borrower).

7.1.11	Anti-Terrorism Laws; International Trade Law Compliance.

(a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or to any Loan Party's knowledge, through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income directly from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use any part of any of the proceeds of the Loans or any Letter of Credit to fund any operations in, finance or facilitate any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with all Anti-Terrorism Laws, (e) each Covered Entity will maintain policies and procedures reasonably designed to promote, and which are reasonably expected to continue to promote, continued compliance with all Anti-Terrorism Laws in all material respects, and (f) the Borrowers shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event; provided, in each case, that in relation to any German Loan Party, compliance with any of the foregoing does not result in a violation of, or conflict with, Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung), Council Regulation (EC) No. 2271/96 or any similar anti-boycott statute.

7.1.12	German, Luxembourg, English Borrowers and Irish Borrowers.

On or before the Closing Date, and such other times as may be required pursuant to the provisions of this Agreement, the applicable Loan Parties shall complete all of the following actions:

(1)	German Borrowers:

(i)Authorization.  The German Borrowers shall take all appropriate corporate action required to authorize and ratify the execution and delivery of the Loan Documents by the German Borrowers and the consummation of the transactions thereunder by such German Borrowers.

(ii)Officer's Certificate.  Each of the German Borrowers shall deliver to the Administrative Agent an officer's certificate in relation to each such German Borrower in the form described in Section 6.1.2 as conformed to German market standard and containing the attachments listed in clauses (i), (ii) and (iii) of Section 6.1.2, which in relating to clauses (i) and (iii) thereof shall consist of:  (a) an up-to-date extract from the commercial register (Handelsregisterausdruck); (b) a copy of the current articles of association (Satzung), or a copy of the current partnership agreement (Gesellschaftsvertrag), as applicable; (c) if applicable, a copy of the current shareholder list; (d) a copy of a resolution of the shareholders of such German Borrower; and (e) if applicable, a copy of a resolution of the supervisory board (Aufsichtsrat) and/or advisory board (Beirat) of each such German Borrower; in the case of the preceding items (d) and (e) above, approving the terms of, and the transactions contemplated by, this Agreement and the Loan Documents to which each such German Borrower is or is to be a party and certifying that there have not been passed any shareholders' resolutions or occurred other events which have to be entered into the respective commercial register but are not yet reflected by the commercial register extract referred to in (a) above.

(iii)Opinion of Counsel.  The German Borrowers shall deliver to the Administrative Agent an opinion of their German counsel in a form acceptable to the Administrative Agent which confirms the capacity of the German Borrowers in execution and performance of the relevant Loan Documents, and confirms the enforceability under the Laws of Germany of a judgment rendered against such German Borrowers under the Laws of the United States.

(2)	Luxembourg Borrowers:
(i)

Authorization.  The Luxembourg Borrowers shall take all appropriate corporate action required to authorize and ratify the execution and delivery of the Loan Documents by the Luxembourg Borrowers and the consummation of the transactions thereunder by such Luxembourg Borrowers.

(ii)

Officer's Certificate.  Each of the Luxembourg Borrowers shall deliver to the Administrative Agent a duly authorized officer's certificate in relation to each such Luxembourg Borrower in the form described in Sections 6.1.1 and 6.1.2 as conformed to Luxembourg market standard and containing the attachments listed in clauses (i), (ii) and (iii) of Section 6.1.2, which attachments shall consist of:  (a) a copy of the current articles of association (statuts); (b) a copy of the resolutions of the board of managers (conseil de gérance) of such Luxembourg Borrower, approving the terms of, and the transactions contemplated by, this Agreement and the Loan Documents to which each such Luxembourg Borrower is or is to be a party; (c) a specimen of the signatures of the managers of each of the Luxembourg Borrowers; (d) an up-to-date extract delivered by the Luxembourg trade and companies' register (Registre de commerce et des sociétés); and (e) an up-to-date certificate of non-filing of a judiciary decision delivered by the Luxembourg trade and companies' register (Registre de commerce et des sociétés).

(iii)

Opinion of Counsel.  The Luxembourg Borrowers shall deliver to the Administrative Agent an opinion of their Luxembourg counsel in a form acceptable to the Administrative Agent which confirms the capacity of the Luxembourg Borrowers in execution and performance of the relevant Loan Documents, and confirms the enforceability under the Laws of Luxembourg of a judgment rendered against such Luxembourg Borrowers under the Laws of the United States.

(3)	English Borrowers:

(i)Officer's Certificate.  Each of the English Borrowers shall deliver to the Administrative Agent an officer's certificate in relation to each such English Borrower in the form described in Sections 6.1.1 and 6.1.2 as conformed to English market standard and containing as attachments copies of the current memorandum and articles of association of each such English Borrower approving the terms of, and the transactions contemplated by, this Agreement and the Loan Documents to which each such English Borrower is or is to be a party.

(ii)Opinion of Counsel.  The English Borrowers shall deliver to the Administrative Agent an opinion of its English counsel in a form acceptable to the Administrative Agent which confirms the matters described in Section 6.1.4 with respect to the English Borrowers required to be confirmed by the Administrative Agent, and confirms the enforceability under the Laws of England and Wales of a judgment rendered against such English Borrowers under the Laws of the United States.

(4)	Irish Borrowers:

(iii)Officer's Certificate.  Each of the Irish Borrowers shall deliver to the Administrative Agent an officer's certificate in relation to each such Irish Borrower in the form described in Sections 6.1.1 and 6.1.2 as conformed to Irish market standard and including as attachments (to be certified as true, correct and complete) (i) copies of the certificate of incorporation and constitution of each such Irish Borrower; (ii) a copy of a resolution of the board of directors of such Irish Borrower approving the terms of, and the transactions contemplated by, this Agreement and the Loan Documents to which each such Irish Borrower is or is to be a party and authorising a specified person or persons to execute such documents on its behalf; (iii) a specimen of the signature of each person authorised by the resolution referred to in part (ii), and certifying that the transactions contemplated by this Agreement and the Loan Documents to which such Irish Borrower is a party and the execution by it of such documents shall not breach section 82 or section 239 of the Companies Act 2014 of Ireland.

(iv)Opinion of Counsel.  The Irish Borrowers shall deliver to the Administrative Agent an opinion of its Irish counsel in a form acceptable to the Administrative Agent which confirms the matters described in Section 6.1.4 with respect to the Irish Borrowers required to be confirmed by the Administrative Agent, and confirms the enforceability under the Laws of Ireland of a judgment rendered against such Irish Borrowers under the Laws of the United States.

7.1.13	Keepwell.

Each Qualified ECP Loan Party jointly and severally, subject to Section 10.18 (if applicable), (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non‑Qualifying Party's obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 7.1.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.1.13, or otherwise under this Agreement or any other Loan Document, voidable under applicable Law, including applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Loan Party under this Section 7.1.13 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents.  Each Qualified ECP Loan Party intends that this Section 7.1.13 constitute, and this Section 7.1.13 shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support, or other agreement" for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II)) of the CEA.

7.1.14	Redemption/Cancellation of the 2012 Senior Notes.

The Borrowers shall use the proceeds of the Term Loans to redeem and repay in full all outstanding Indebtedness under the 2012 Senior Notes and the 2012 Senior Notes shall promptly be cancelled thereafter.

7.2	Negative Covenants.

The Loan Parties, jointly and severally, subject to Section 10.18 (if applicable), covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations (other than non-assessed contingent reimbursement obligations) under the Loan Documents and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

7.2.1	Indebtedness.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i)Indebtedness under the Loan Documents;

(ii)existing Indebtedness as set forth on Schedule 7.2.1;

(iii)Indebtedness incurred pursuant to capitalized leases;

(iv)(a) the 2012 Senior Notes in a maximum principal amount outstanding not to exceed $250,000,000.00 at any time (until repaid with the proceeds of the Term Loan and cancelled), and (b) Additional Indebtedness in a maximum principal amount outstanding not to exceed $50,000,000 at any time;

(v)Indebtedness secured by Purchase Money Security Interests;

(vi) Indebtedness among Loan Parties and their Subsidiaries (subject to compliance with Section 7.2.4(v));

(vii)any (a) Lender Provided Hedge, (b) other Interest Rate, Currency and Commodity Hedge or (c) Indebtedness under any Other Lender-Provided Financial Services Product; in the case of clauses (a) and (b), to the extent for hedging (rather than speculative) purposes;

(viii)Guaranties by the Loan Parties or their Subsidiaries of Indebtedness permitted under this Section 7.2.1;

(ix)Reserved;

(x)unsecured Indebtedness incurred pursuant to or to finance a Permitted Acquisition or to replace, refund or refinance any such Indebtedness (including any Loans); provided that (x) the amount of such Indebtedness is not increased at the time of such replacement, refunding or refinancing except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such replacement, refunding or refinancing, and (y) after giving effect thereto, the Company shall be in compliance with Section 7.2.6(ii)(f);

(xi)Indebtedness of the Receivables Entity under the, or in connection with a, Permitted Accounts Receivable Program;

(xii)Reserved;

(xiii)Fox River OU2-5 Related Debt;

(xiv)refinancings, refundings, renewals or extensions of Indebtedness permitted by

(a)clauses (ii) or (iv), provided that (x) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and (y) unless otherwise consented by the Administrative Agent, the terms relating to interest, amortization, maturity, collateral (if any), recourse, and subordination (if any), and other material terms of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, do not materially differ from those applicable to the original Indebtedness permitted hereunder except to the extent necessary to conform with prevailing market terms; or

(b)clauses (x) and (xiii), provided that (x) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and (y) unless otherwise consented by the Administrative Agent, the terms relating to interest, amortization, maturity, collateral (if any), recourse, and subordination (if any), and other material terms of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, do not materially differ from those applicable to the original Indebtedness permitted hereunder except to the extent necessary to conform with prevailing market terms;

(xv)unsecured Indebtedness not otherwise permitted under one of the sub-clauses of this Section 7.2.1, in an aggregate amount outstanding at any time not to exceed the sum of (x) $150,000,000.00 plus (y) without duplication, the aggregate amount of Term Loans paid or prepaid pursuant to Section 2.15 or Section 4.4.1; provided, however that the maturity date for any such unsecured Indebtedness permitted pursuant to clause (y) above must be a date that is after the Expiration Date (as determined at the time of the incurrence of such Indebtedness); and

(xvi)secured Indebtedness and other secured obligations in an aggregate principal amount not to exceed $30,000,000.00 outstanding at any time, to the extent that the Liens securing such Indebtedness and other obligations are otherwise permitted under Section 7.2.2.

7.2.2	Liens.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

7.2.3	Reserved.
7.2.4	Loans and Investments.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, except:

(i)investments identified on Schedule 7.2.4 hereto;

(ii)trade credit extended on usual and customary terms in the ordinary course of business;

(iii)loans or advances to employees, officers or directors in the ordinary course of business in an aggregate principal amount not to exceed $2,000,000.00 at any time outstanding, provided that such loans and advances shall comply with all applicable Law;

(iv)Permitted Investments;

(v)(a) investments, loans and advances by domestic Loan Parties and domestic Non-Loan Party Subsidiaries to Foreign Loan Parties in an aggregate principal amount for this clause (a) not to exceed $400,000,000.00 at any time outstanding, (b) investments, loans and advances by Foreign Loan Parties or domestic Loan Parties to Foreign Non-Loan Party Subsidiaries in an aggregate principal amount for this clause (b) not to exceed $50,000,000.00 at any time outstanding; (c) investments, loans and advances by Foreign Loan Parties to Foreign Loan Parties or to a Foreign Non-Loan Party Subsidiary that will become a Foreign Loan Party after giving effect to such investment, loan or advance, and investments, loans and advances by Foreign Non-Loan Party Subsidiaries to other Foreign Non-Loan Party Subsidiaries; (d) other loans and advances by domestic Loan Parties to Foreign Loan Parties, in excess of the maximum amount specified in clauses (a) above, so long as the Loan Parties have pledged to the Administrative Agent, for its benefit and the benefit of the Lenders, the Pledged Loans pursuant to and otherwise in compliance with Section 10.19; (e) investments, loans and advances to domestic Non-Loan Parties in an aggregate principal amount not to exceed $25,000,000.00 at any time outstanding; and (f) investments, loans and advances to Loan Parties which are not Foreign Loan Parties;

(vi)Permitted Acquisitions;

(vii)loans and investments in connection with a Permitted Accounts Receivable Program;

(viii)additional investments, loans and advances (expressly excluding loans or advances expressly permitted under Section 7.2.4(v) above), to or in: (a) Loan Parties; or (b) other Persons, provided that such investment, loans and advances in other Persons, measured at the time of the making thereof (determined without regard to any write-down or write-offs thereof and net of cash payments of principal in the case of loans and cash equity returns, whether as a dividend or a redemption in the case of equity investments), do not exceed in the aggregate the greater of $60,000,000.00 and 5% of Consolidated Total Assets as determined as of the most recent fiscal year and for which financial statements are required to be delivered hereunder;

(ix)receivables, prepaid expenses or deposits owing to the Borrowers or any receivables, prepaid expenses, deposits or advances to suppliers, in each case if created,

acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(x)Guaranties by the Loan Parties of Indebtedness of (a) other Loan Parties and (b) other Non-Loan Party Subsidiaries, to the extent such Guaranties are permitted under Section 7.2.1; and

(xi)debt securities, seller notes and other similar investments made as a result of the receipt of partial non-cash consideration from a sale of assets which is permitted hereunder (excluding sales of timberland).

7.2.5	Dividends and Related Distributions.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to make or pay, or agree to become or remain liable to make or pay, any Restricted Payment unless no Material Event of Default exists or would be caused thereby except for (a) dividends or other distributions payable to a Loan Party or a Non-Loan Party Subsidiary, provided that Loan Parties may only make dividends and distributions to Non-Loan Party Subsidiaries to the extent a dividend or distribution in a corresponding amount is also made (concurrently or immediately thereafter) from the recipient Non-Loan Party Subsidiary to a Loan Party; (b) dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person; (c) in the ordinary course of business or consistent with past practices, repurchase, retire or otherwise acquire for value equity interests (including any restricted stock or restricted stock units) held by any present, future or former employee, director, officer or consultant (or any Affiliate, spouse, former spouse, other immediate family member, successor, executor, administrator, heir, legatee or distributee of any of the foregoing) of the Company or any of its Subsidiaries pursuant to any employee, management or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of the Company or any Subsidiary; (d) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers; (e) dividends permitted to be made hereunder within sixty (60) days of the date of declaration thereof; and (f) other Restricted Payments in an aggregate amount not to exceed $5,000,000.00 in any fiscal year; subject, in each case, subject to compliance with Section 7.2.8.

7.2.6	Liquidations, Mergers, Consolidations, Acquisitions.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become the subject of an examinership or a party to any merger, amalgamation or consolidation, or divide into two or more entities, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock or other equity interests of any other Person, and further provided that

(i)(a) any Loan Party other than the Company or any Non-Loan Party Subsidiary may consolidate or merge into, or amalgamate with, another Loan Party or Non-Loan Party Subsidiary, (b) any Loan Party may acquire whether by purchase, merger, amalgamation, lease or otherwise, all or substantially all of the assets or capital stock or other equity interests of another Loan Party (other than the Company) or a Non-Loan Party Subsidiary, and (c) any Non-

Loan Party Subsidiary may acquire, whether by purchase, merger, amalgamation, lease or otherwise, all or substantially all of the assets or capital stock or other equity interests of a Loan Party (other than the Company) or another Non-Loan Party Subsidiary, in each case subject to compliance with Sections 7.2.4, 7.2.9 and 7.2.18, and

(ii)any Loan Party may acquire, whether by purchase or by merger or amalgamation, (x) all of the ownership interests of any other Person or (y) substantially all of assets of another Person or of a business or division of any other Person (each (including, subject to compliance with Section 7.2.6(iv) and for the avoidance of doubt, the Project Satellite Acquisition) a "Permitted Acquisition"), provided that each of the following requirements is met:

(a)if any Loan Party acquires the ownership interests in such Person, such Person shall, if required pursuant to Section 7.2.9, execute a Borrower Joinder or Guarantor Joinder and join this Agreement as a Borrower or Guarantor pursuant to Section 7.1.10 and otherwise comply with Section 7.1.10 within the time periods set forth therein (including any extended time period applicable thereunder);

(b)the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and, if the Loan Parties shall use any portion of the Loans to fund such Permitted Acquisition, the Loan Parties also shall have delivered to the Lenders written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

(c)the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially similar as or complimentary to one or more line or lines of business conducted by the Loan Parties and shall comply with Section 7.2.10;

(d)(i) with respect to any Permitted Acquisition that is not a Limited Condition Acquisition, no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition, and (ii) with respect to any Limited Condition Acquisition, as of the date the Limited Condition Acquisition Agreement is executed, no Potential Default or Event of Default is in existence or would occur after giving effect to such acquisition, and as of the date of consummation of such Limited Condition Acquisition, no Event of Default described in Sections 8.1.1, 8.1.15 or 8.1.16 shall have occurred and be continuing;

(e)the Company shall demonstrate that the Borrowers shall be in pro forma compliance with the covenants contained in Sections 7.2.15 and 7.2.16 after giving effect to such Permitted Acquisition (including in such computation, Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition and including income earned or expenses incurred by the Person, business or assets to be acquired as more fully provided herein) by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in substantially the form of Exhibit 7.2.6 evidencing such pro forma compliance; provided that, in the case of any Limited Condition Acquisition, the then applicable covenant levels as set forth in Sections 7.2.15 and 7.2.16 may, at the election of the Borrowers, be calculated as of the date the Limited Condition Acquisition Agreement is entered into, as if the acquisition and other pro forma events in connection therewith were consummated on such date (the Borrowers' election to exercise such option in connection with any Limited Condition Acquisition, an "LCA Election");

(f)other than with respect to the Project Satellite Acquisition, if the Leverage Ratio (after taking into account the pro forma effect of the Permitted Acquisition) is in excess of (i) 3.75 to 1.00 if such Permitted Acquisition occurs at a time when no Material Acquisition Period is applicable or (ii) 4.25 to 1.00 if such Permitted Acquisition occurs during a Material Acquisition Period, then Required Lenders shall have consented in writing thereto prior to its consummation;

(g)the Loan Parties deliver such updates to Schedules required under Sections 5.3 and 6.3;

(h)the acquisition or transaction does not breach Section 82 of the Companies Act 2014 of Ireland; and

(i)the Loan Parties shall deliver to the Administrative Agent at least five (5) Business Days before consummation of such Permitted Acquisition a copy of the definitive acquisition agreement(s) relating to such Permitted Acquisition, including all schedules and exhibits thereto, together with such other information about such Person and its assets as the Administrative Agent may reasonably require;

(iii)any Subsidiary of the Company may liquidate, dissolve or wind-up its affairs, including any such change necessary to consummate a transaction permitted elsewhere under this Section 7.2.6, provided that (a) any liquidation, winding up or dissolution of a Loan Party relating to a disposition of its assets to a Non-Loan Party Subsidiary shall comply with Sections 7.2.4, 7.2.7 and 7.2.9, (b) at least five (5) Business Days' prior written notice detailing such proposed action shall be delivered by the Company to the Administrative Agent and the Lenders if such proposed action relates to a Loan Party or its assets, and (c) no such action that would be materially adverse to the Lenders may be taken without obtaining the prior written consent of the Required Lenders; and

(iv)subject to compliance with the applicable requirements contained in Section 7.2.6(ii), the Loan Parties and their Subsidiaries may consummate the Project Satellite Acquisition in accordance with the terms of the Project Satellite Purchase Agreement.

Notwithstanding anything set forth herein to the contrary, any determination in connection with a Limited Condition Acquisition as to the accuracy of representations and warranties or as to the occurrence or absence of any Potential Default or Event of Default hereunder as of the date the applicable Limited Condition Acquisition Agreement (rather than the date of consummation of the applicable Limited Condition Acquisition), shall not be deemed to constitute a waiver of or consent to any breach of representations and warranties hereunder (to the extent actually made) or any Potential Default or Event of Default hereunder that may exist at the time of consummation of such Limited Condition Acquisition.

7.2.7	Dispositions of Assets or Subsidiaries.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except for the following:

(i)transactions involving the sale of inventory in the ordinary course of business;

(ii)any sale, transfer or lease of assets in the ordinary course of business which are obsolete, worn out or no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;

(iii)any sale, transfer or lease of assets by (a) one Loan Party or a Non-Loan Party Subsidiary, to a Loan Party, (b) a Non-Loan Party Subsidiary to another Non-Loan Party Subsidiary, or (c) a Loan Party to a Non-Loan Party Subsidiary, so long as the aggregate market value of such sales, transfers or leases of assets by Loan Parties to Non-Loan Party Subsidiaries does not exceed 5% of Consolidated Total Assets at any time, subject in each case to compliance with Sections 7.2.4, 7.2.5, 7.2.8 and 7.2.18;

(iv)sales or other transfers of accounts receivables and related rights of the Company and its Subsidiaries pursuant to or in connection with a Permitted Accounts Receivable Program;

(v)any sale, transfer or lease of assets not listed in clauses (i) through (iv) above provided that (A) no Event of Default shall exist or shall result from such disposition, (B) the aggregate net book value of all assets so sold by the Loan Parties and their Subsidiaries pursuant to this clause (v) shall not exceed in any fiscal year 10% of the Consolidated Total Assets measured as of the end of the previous fiscal year (such 10% figure shall be referred to as "Availability"), provided that to the extent that such value of assets sold, transferred or leased is less than Availability in such fiscal year (the difference being, the "Unused Portion"), such Unused Portion may be carried over to the next fiscal year (but not to subsequent fiscal years) and increase Availability in such next fiscal year by such amount, provided further that the aggregate net book value of all assets sold, transferred or leased in any two consecutive fiscal years may not exceed 20% of Consolidated Total Assets measured at the beginning of such two-consecutive fiscal year period, and (C) the net cash proceeds (as reasonably estimated by the Company) are applied as a mandatory prepayment of the Loans to the extent required in accordance with the provisions of Section 4.5.2 above;

(vi)any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (v) above, which is approved by the Required Lenders so long as the net cash proceeds (as reasonably estimated by the Company) are applied as a mandatory prepayment of the Loans to the extent required in accordance with the provisions of Section 4.5.2 above;

(vii)any sale of timberland properties;

(viii)any sale, conveyance, assignment, transfer, lease or disposition of assets among the Company and its Subsidiaries to the extent permitted under Section 7.2.1, 7.2.2, 7.2.4, 7.2.5 or 7.2.6;

(ix)the Project Spartan Disposition in accordance with the terms of the Project Spartan Purchase Agreement so long as the net cash proceeds of such disposition are applied to repay the then outstanding Revolving Credit Loans on or before the date that is thirty (30) Business Days following the date of the consummation of the Project Spartan Disposition (and with it being understood and agreed that any of such net cash proceeds in excess of the amount required to repay in full the outstanding Revolving Credit Loans may be retained by the Company); and

(x)sales or other transfers of accounts receivables and related rights of the Company and its Subsidiaries pursuant to or in connection with a Permitted Supply Chain Finance Program.

7.2.8	Affiliate Transactions.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person other than another Loan Party) unless such transaction (i) is not otherwise prohibited by this Agreement, (ii) is entered into in the ordinary course of business or upon fair and reasonable arm's-length terms and conditions, and is in accordance with all applicable Law, and, as applicable, is permitted by Section 7.2.1, 7.2.2, 7.2.4, 7.2.5, 7.2.6 or 7.2.7, (iii) involves any employment agreement entered into by the Company or any of the Subsidiaries in the ordinary course of business, or (iv) is in existence as of the Closing Date and is disclosed in the Company's Report on Form 10-K as filed with the SEC for fiscal year 2017.

7.2.9	Subsidiaries.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Material Subsidiaries other than:  (i) subject to Section 10.18 for the avoidance of doubt (if applicable), any Foreign Subsidiary which has joined this Agreement as a Guarantor or a Borrower on the Closing Date, or so joins this Agreement after the Closing Date, pursuant to and in compliance with Section 7.1.10; (ii) any other Material Subsidiary (except for the Receivables Entity) which has joined this Agreement as a Guarantor or a Borrower on the Closing Date; or (iii) any other Material Subsidiary formed, acquired or in existence after the Closing Date (except for the Receivables Entity) which joins this Agreement as a Guarantor or a Borrower pursuant to and in compliance with Section 7.1.10; provided that a Subsidiary of the Company which is not a Material Subsidiary may opt to join this Agreement as a Guarantor or a Borrower pursuant to and in compliance with Section 7.1.10.

7.2.10	Continuation of or Change in Business.

Each of the Loan Parties will not, nor will it permit any of its Subsidiaries to, alter the character of the business of the Loan Parties and their Subsidiaries, taken as a whole, in any material respect from that conducted as of the Closing Date.

7.2.11	Plans and Benefit Arrangements.

Assuming the representations of each of the Lenders set forth in Section 10.21 are true, none of the Loan Parties shall engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances would result in liability under ERISA or otherwise violate ERISA, provided that it shall not be deemed to be a violation of this Section 7.2.11 if any engagement in a Prohibited Transaction would not result in fines or penalties that in the aggregate would reasonably be expected to result in a Material Adverse Change.

7.2.12	Fiscal Year.

The Company shall not, and shall not permit any Loan Party to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

7.2.13	Issuance of Stock.

None of the Subsidiaries of the Company shall issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof, except as may be permitted under Sections 7.2.4 and 7.2.5.

7.2.14	Changes in Organizational Documents.

Each of the Loan Parties shall not amend, modify or change its certificate of incorporation (including any provisions or resolutions relating to capital stock), constitution, by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents in any manner materially adverse to the interests of the Lenders without obtaining the prior written consent of the Required Lenders.

7.2.15	Maximum Leverage Ratio.

The Borrowers shall not permit the Leverage Ratio, measured as of the end of each fiscal quarter, to exceed 4.00 to 1.00; provided, that (a) during the period of four (4) consecutive fiscal quarters immediately following the consummation of a Material Acquisition (commencing with the fiscal quarter in which such Material Acquisition occurs), the Company may elect, with prior notice to the Administrative Agent to increase the preceding ratio to 4.50 to 1.00  (a "Material Acquisition Period") (with it being understood and agreed that as of the Closing Date a Material Acquisition Period is in existence as a result of the consummation of a Material Acquisition under the Prior Credit Agreement); and (b) immediately after the end of a Material Acquisition Period, the maximum Leverage Ratio shall automatically revert to 4.00 to 1.00; provided however that if the Company consummates an additional Material Acquisition during a Material Acquisition Period the Company may elect an additional Material Acquisition Period (commencing with the quarter in which such additional Material Acquisition occurs) during such existing Material Acquisition Period so long as the Company has demonstrated that the maximum Leverage Ratio did not exceed 4.00 to 1.00 for the most recently ended full fiscal quarter during such existing Material Acquisition Period.

7.2.16	Minimum Interest Coverage Ratio.

The Borrowers shall not permit the ratio (the "Interest Coverage Ratio") of Consolidated EBITDA to consolidated interest expense of the Company and its Subsidiaries, measured as of the end of each fiscal quarter, for the four (4) fiscal quarters then ended, to be less than 3.50 to 1.0.

Reserved.

7.2.18	Receivables Entities.

The Loan Parties covenant as follows:  (i) each Permitted Accounts Receivable Program shall be entered into by a Subsidiary of the Company which is wholly owned by the Company (directly or indirectly) and which engages in no activities other than in connection with the financing of accounts receivables of the Designated Credit Parties pursuant to a Permitted Accounts Receivable Program (a "Receivables Entity") and which is designated as such by the Company as provided below in this Section; (ii) no portion of the Indebtedness or any other obligations (contingent or otherwise) of a Receivables Entity (a) shall be guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (b) shall be recourse to or obligate the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (c) shall subject any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; and (iii)  no portion of the Indebtedness or any other obligations (contingent or otherwise) (a) shall be guaranteed by the Company or any other Subsidiary of the Company, (b) shall be recourse to or obligate the Company or any other Subsidiary of the Company in any way, or (c) shall subject any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than as contemplated in the preceding clause (iii)(b).  The Company may designate any Subsidiary as a "Receivables Entity" hereunder by delivered to the Administrative Agent a certificate of the Company executed by a Responsible Officer certifying that such Subsidiary meets the requirements to be a Receivables Entity set forth in subsection (i) above.

7.3	Reporting Requirements.

The Loan Parties, jointly and severally, subject to Section 10.18 (if applicable), covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations (other than non-assessed contingent reimbursement obligations) and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

7.3.1	Quarterly Financial Statements.

As soon as available and in any event within forty-five (45) calendar days (or any such earlier date as may be mandated by the SEC) after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Company and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by a Responsible Officer of the Company as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.  The Loan Parties will be deemed to have complied with the delivery requirements of this Section 7.3.1 if within forty-five (45) days (or any such earlier date as may be mandated by the SEC) after the end of its fiscal quarter, the Company delivers to the Administrative Agent and each of the Lenders a copy of its Form 10-Q as filed with the SEC and the financial statements contained therein meets the requirements described in this Section.

7.3.2	Annual Financial Statements.

As soon as available and in any event within ninety (90) days (or any such earlier date as may be mandated by the SEC) after the end of each fiscal year of the Company and its Subsidiaries, financial statements of the Company consisting of a consolidated balance sheets as of the end of such fiscal year, and related consolidated statements of income, consolidated retained earnings and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent.  The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.  The Loan Parties will be deemed to have complied with the delivery requirements of this Section 7.3.2 if within ninety (90) days (or any such earlier date as may be mandated by the SEC) after the end of its fiscal year, the Company delivers to the Administrative Agent and each of the Lenders a copy of its Annual Report and Form 10-K as filed with the SEC and the financial statements and certification of public accountants contained therein meets the requirements described in this Section.  The Loan Parties shall deliver with such financial statements and certification by their accountants (i) a certificate to be delivered pursuant to Section 7.3.3 with respect to such financial statements and (ii) any management letters of such accounts addressed to the Company.

7.3.3	Certificate of the Company.

Concurrently with the financial statements the Company furnished to the Administrative Agent and to the Lenders pursuant to Sections 7.3.1 and 7.3.2, a certificate (each a "Compliance Certificate") of the Company signed by a Responsible Officer of the Company, in the form of Exhibit 7.3.3, to the effect that, except as described pursuant to Section 7.3.4, (i) the representations and warranties of the Loan Parties contained in Section 5 and in the other Loan Documents are true in all material respects on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time), (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Sections 7.2.15 and 7.2.16.

7.3.4	Notice of Default.

Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by a Responsible Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

7.3.5	Notice of Litigation.

Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which involve a claim or series of claims in excess of $15,000,000.00 or which if adversely determined would constitute a Material Adverse Change.

7.3.6	Notice of Change in Debt Rating.

Within three (3) Business Days after Standard & Poor's or Moody's announces a change in the Company's Debt Rating, notice of such change.  The Company, on behalf of the Loan Parties, will deliver, together with such notice, a copy of any written notification which the Company received from the applicable rating agency regarding such change of Debt Rating.

7.3.7	Certain Events.

Written notice to the Administrative Agent:

(i)at least ten (10) Business Days prior thereto (or such shorter period as the Administrative Agent may agree), with respect to (A) any proposed sale or transfer of assets for value for a single transaction in excess of $10,000,000.00, in each case, pursuant to Section 7.2.7(iii)(c) or (v); and (B) any proposed sale or transfer of assets pursuant to Section 7.2.7(vi), and

(ii)within the time limits set forth in Section 7.2.14, any amendment to the constitutional or organizational documents of any Loan Party.

7.3.8	Budgets, Forecasts, Other Reports and Information.

The following documents (1) upon the request of the Administrative Agent for so long as the Company is obligated to publicly file the reports listed below with the SEC, or (2) promptly upon their becoming available to the Company (without any such request by the Administrative Agent) in the event that the Company shall cease to be so obligated to publicly file such reports:

(i)any reports including management letters submitted to the Company by independent accountants in connection with any annual, interim or special audit,

(ii)any reports, notices or proxy statements generally distributed by the Company to its stockholders on a date no later than two (2) Business Days after the date supplied to such stockholders,

(iii)regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Company with the SEC,

(iv)a copy of any order in any proceeding to which the Company or any of its Subsidiaries is a party issued by any Official Body, and

(v)such other reports and information as any of the Lenders, through the Administrative Agent, may from time to time reasonably request.

Any financial statement, report, proxy statement or other material required to be delivered pursuant to clause (ii) or (iii) above or pursuant to Sections 7.3.1 and 7.3.2 shall be deemed to have been furnished to the Administrative Agent and each Lender, if the Company has issued a notice of Website Posting in accordance with Section 10.6 specific to such type of financial statement, report, proxy statement or other material, on the date that the Company posts such financial statement, report, proxy statement or other material on the SEC's website at www.sec.gov or on the Company's website at www.glatfelter.com; provided that the Company will furnish paper copies of such financial statement, report, proxy statement or material to the Administrative Agent or any Lender that so requests, by notice to the Company, that the Company do so, until the Company receives notice from the Administrative Agent or such Lender, as applicable, to cease delivering such paper copies.

7.3.9	Notices Regarding Plans and Benefit Arrangements.

7.3.9.1Certain Events.

Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the IRS, Department of Labor or the PBGC with respect thereto) of:

(i)any ERISA Event with respect to the Loan Parties or any other member of the ERISA Group,

(ii)any Prohibited Transaction which could subject the Loan Parties to a material civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

(iii)any cessation of operations (by the Loan Parties or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA, or

(iv)a failure by the Loan Parties or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 303(k) of ERISA.

7.3.9.2Notices of Involuntary Termination and Annual Reports.

Promptly after receipt thereof, copies of (a) all notices received by the Loan Parties or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Loan Parties or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Loan Parties or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Loan Parties or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Loan Parties or any other member of the ERISA Group with the Employee Benefit Security Administration.

7.3.9.3Notice of Voluntary Termination.

Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

7.3.10	Schedule of Loans and Investments.

As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a schedule setting forth any loans and advances permitted under Sections 7.2.4(v)(a), 7.2.4(v)(b), 7.2.4(v)(d) and 7.2.4(v)(e) during such fiscal year.

8.DEFAULT

8.1	Events of Default.

An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

8.1.1	Payments Under Loan Documents.

The Borrowers shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing when due or shall fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents within three (3) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

8.1.2	Breach of Warranty.

Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished (provided, that with respect to a breach of Section 5.1.23, in relation to a German Loan Party this would not result in a violation of, or conflict with, Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung), Council Regulation (EC) No. 2271/96 or any similar anti-boycott statute);

8.1.3	Reserved.
8.1.4	Breach of Negative Covenants and Certain Affirmative Covenants.

Any of the Loan Parties shall default in the observance or performance of any covenant contained in Sections 7.1.6, 7.1.11(a), 7.1.11(b)(D) or 7.2;

8.1.5	Breach of Other Covenants.

Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of twenty (20) Business Days after any Responsible Officer of any Loan Party has actual knowledge of the occurrence thereof;

8.1.6	Defaults in Other Agreements or Indebtedness.

A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $15,000,000.00 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not, but in any event not beyond thirty (30) days) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

8.1.7	Final Judgments or Orders.

Any final judgments or orders for the payment of money in excess of $15,000,000.00 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of forty-five (45) days from the date of entry;

8.1.8	Loan Document Unenforceable.

Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against any Loan Party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby, or the validity or enforceability of any of the Loan Documents shall in any way be challenged or contested;

8.1.9	Proceedings Against Assets.

Assets of the Loan Parties' or any of their Subsidiaries are attached, seized, levied upon or subjected to a writ or distress warrant or other similar process; or such come within the possession of any receiver, trustee, custodian, assignee for the benefit of creditors or other similar official and the fair market value of such assets are in excess of $15,000,000.00 in the aggregate and the same is not cured within forty-five (45) days thereafter;

8.1.10	Notice of Lien or Assessment.

A notice of Lien or assessment in excess of $15,000,000.00 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any other Official Body, or any taxes or debts in excess of $15,000,000.00 owing at any time or times hereafter to any one of these becomes payable and the same is not paid or bonded within forty-five (45) days after the same becomes payable;

8.1.11	Inability to Pay.

Any Loan Party or any Material Subsidiary of a Loan Party admits in writing its inability to pay its debts as they mature;

8.1.12	Events Relating to Plans and Benefit Arrangements.

An ERISA Event occurs with respect to a Plan which has resulted or could reasonably be expected to result in liability of a Loan Party under Title IV of ERISA to the Plan or the PBGC in an aggregate amount in excess of $15,000,000.00;

8.1.13	Cessation of Business.

Any Loan Party ceases to conduct its business as contemplated, except as expressly permitted under Sections 7.2.6 or 7.2.7, or any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

8.1.14	Change of Control.

(i) Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired, after the Closing Date, beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 35.00% or more of the voting capital stock of P. H. Glatfelter Company; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Company on the first day of such period (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors as of the first day of such period or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the board of directors of the Company;

8.1.15	Involuntary Proceedings.

A case or proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party, Material Subsidiary or group of Subsidiaries which, if their assets were aggregated in a single Subsidiary, would meet the requirements to be a Material Subsidiary, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, examinership, reorganization or other similar Law now or hereafter in effect, or for the appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator, conservator or similar official of any such Person or group of Persons for any substantial part of its or their property, or for the winding-up, examinership or liquidation of its or their affairs, and such case or proceeding shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

8.1.16	Voluntary Proceedings.

Any Loan Party, Material Subsidiary or group of Subsidiaries which, if their assets were aggregated in a single Subsidiary, would meet the requirements to be a Material Subsidiary, shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, examinership, reorganization or other similar Law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case or proceeding under any such Law, or shall consent to the appointment or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator, conservator or other similar official of itself or themselves or for any substantial part of its or their property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its or their debts as they become due, or shall take any action in furtherance of any of the foregoing (without limiting the generality of the above, in the case of a Loan Party organized under the Laws of Germany, the application for commencement of any insolvency proceeding (Insolvenzantrag) shall have been filed and in the case of a Loan Party organized under the Laws of Luxembourg, the application for commencement of any insolvency proceeding (procédure de faillite) shall have been filed).

8.2	Consequences of Event of Default.
8.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under Sections 8.1.1 through 8.1.14 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit, as the case may be, and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrowers, declare the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness and Obligations of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall (subject to Section 10.18 for the avoidance of doubt, if applicable) thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require any Borrowers to, and such Borrowers shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for Borrowers' Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and each Borrower will pledge to the Administrative Agent and the Lenders, and will grant to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations.  Upon the curing of all existing Events of Default to the satisfaction of the Required Lenders, the Administrative Agent shall return such cash collateral to the Borrowers (or applicable Borrowers, as the case may be); and

8.2.2	Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under Sections 8.1.15 or 8.1.16 shall occur, the Lenders shall be under no further obligations to make Loans or issue Letters of Credit hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness and Obligations of the Borrowers to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

8.2.3	Set-off.

If an Event of Default shall occur and be continuing, any Lender to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Lender which has agreed in writing to be bound by the provisions of Section 9.9 and any branch, Subsidiary or Affiliate of such Lender or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party except as provided herein, to set-off (subject to Section 10.18 for the avoidance of doubt, if applicable) against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrowers and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, a Borrower or such other Loan Party by such Lender or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by a Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Lender or participant or such branch, Subsidiary or Affiliate, and each Lender and the Administrative Agent agrees to promptly notify the Borrowers after such set-off, provided that the failure to give any such notice shall not affect the validity of such set-off and application.  Such right shall exist whether or not any Lender or the Administrative Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of a Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any collateral, Guaranty or any other security, right or remedy available to any Lender or the Administrative Agent; and

8.2.4	Suits, Actions, Proceedings.

If an Event of Default shall occur and be continuing, and whether or not the Administrative Agent shall have accelerated the maturity of Obligations pursuant to any of the foregoing provisions of this Section 8.2, the Administrative Agent, on behalf of the Lenders, if any Lender is owed any amount with respect to the Obligations, may proceed to protect and enforce the Lenders' rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, receiver and manager, interim receiver or other similar official, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Administrative Agent, on behalf of the Lenders; and

8.2.5	Application of Proceeds.

From and after the date on which the Administrative Agent has taken any action pursuant to this Section 8.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from the exercise of any remedy by the Administrative Agent, shall be applied as follows:

(i)First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swing Loan Lender in proportion to the respective amounts described in this clause First payable to them;

(ii)Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

(iii)Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(iv)Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Lender Provided Hedges and Other Lender-Provided Financial Service Products, ratably among the Lenders, the Issuing Lender, and the Lenders or Affiliates of Lenders which provide Lender Provided Hedges and Other Lender Provided Financial Service Products, in proportion to the respective amounts described in this clause Fourth held by them;

(v)Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any undrawn amounts under outstanding Letters of Credit; and

(vi)Last, the balance, if any, to the Loan Parties or as required by Law.

Notwithstanding anything to the contrary in this Section 8.2.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party's collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 8.2.5.

8.2.6	Enforcement of Remedies.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 8.2 for the benefit of all the Lenders and the Issuing Lender; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swing Loan Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Lender or Swing Loan Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 8.2.3 (subject to the terms of Section 9.9), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Relief

Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 8.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 9.9, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

9.THE ADMINISTRATIVE AGENT

9.1	Appointment and Authority.

Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section 9 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

9.2	Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.3	Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section 9 shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.4	Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.5	No Other Duties, etc.

Anything herein to the contrary notwithstanding, none of the joint lead arranger, joint bookrunner, syndication agent and documentation agent titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

9.6	Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.7	Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.8	Calculations.

In the absence of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Loans, fees or any other amounts due to the Lenders under this Agreement.  In the event an error in computing any amount payable to any Lender is made, the Administrative Agent, the Borrowers and each affected Lender shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate or the Overnight Rate if such computation relates to a Revolving Credit Loan made in an Optional Currency.

9.9	Sharing of Payments.

If any Lender shall, by exercising any right of setoff, counterclaim or banker's lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii)the provisions of this Section 9.9 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents as in effect from time to time or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section 9.9 shall apply).

Each Loan Party agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of payment (including setoff, but subject to Section 8.2.3) with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

9.10	Successor Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrowers (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent with, if no Event of Default is occurring, the approval of the Company in its reasonable discretion without unreasonable delay; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment (or been approved for such appointment pursuant to the terms hereof), then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.10.  Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Section 9 and Section 9.10 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

If PNC resigns as Administrative Agent under this Section 9.10, PNC shall also resign as an Issuing Lender.  Upon the appointment of a successor Administrative Agent hereunder, such successor shall, to the extent it will be the replacement Issuing Lender, (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

9.11	Administrative Agent's Fee.

The Borrowers, on a joint and several basis, subject to Section 10.18, shall pay to the Administrative Agent a nonrefundable fee (the "Administrative Agent's Fee") under the terms of a letter (the "Administrative Agent's Letter") among the Borrowers and Administrative Agent, as amended from time to time.

9.12	No Reliance on Administrative Agent's Customer Identification Program.

Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other Laws.

10.MISCELLANEOUS

10.1	Modifications, Amendments or Waivers.

With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Company in the name and on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder.  Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that, no such agreement, waiver or consent may be made which will:

10.1.1	Increase of Commitment.

Increase the amount of the Revolving Credit Commitment, Term Loan Commitment or Swing Loan Commitment of any Lender hereunder without the written consent of each Lender affected thereby;

10.1.2	Extension of Payment; Reduction of Principal Interest or Fees.

Whether or not any Loans are outstanding, extend the Expiration Date, the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Commitment Fee, the Term Loan Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee, Term Loan Commitment Fee or any other fee payable to any Lender, without the written consent of each Lender affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrowers to pay interest at the rate set forth in Section 3.3 during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit Fee or to reduce any fee payable hereunder;

10.1.3	Release a Guarantor or Pledged Loans.

Either (a) except in connection with a transaction permitted hereunder or as otherwise permitted hereunder, release any Guarantor from its Obligations under the Guaranty Agreement, without the written consent of the Administrative Agent and all Lenders (other than Defaulting Lenders), or (b) except pursuant to Section 10.19 in accordance with the terms thereof, release all or any substantial portion of the Pledged Collateral, without the written consent of the Administrative Agent and all Lenders; or

10.1.4	Miscellaneous.

Amend the definition of "Optional Currency" or Sections 2.7.5, 4.2, 9.6 or 9.9 or this Section 10.1, alter any provision regarding the pro rata treatment of the Lenders (or Lenders of any Class) or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all the Lenders (other than Defaulting Lenders);

provided, that no agreement, waiver or consent may modify the interests, rights or obligations of (i) the Administrative Agent in its capacity as Administrative Agent, without the written consent of the Administrative Agent, (ii) the Issuing Lender, without the written consent of the Issuing Lender, and (iii) the lender of Swing Loans, without the written consent of the Swing Loan Lender, and provided, further, that, if in connection with any proposed waiver, amendment or modification referred to in Sections 10.1.1 through 10.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a "Non-Consenting Lender"), then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 4.4.2.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.  Any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Loan Parties and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section 10.1 if such Class of Lenders were the only Class of Lenders hereunder at the time.

10.2	No Implied Waivers; Cumulative Remedies; Writing Required.

No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege.  The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.  Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

10.3	Expenses; Indemnity; Damage Waiver.
10.3.1	Costs and Expenses of the Administrative Agent.

The Borrowers shall, subject to Section 10.18 (if applicable) pay (i) all out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees and charges, and disbursements, of counsel for the Administrative Agent), and shall pay all reasonable fees and time charges, and disbursements, for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out of pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties, provided that such reimbursement obligation shall be limited to one (1) audit in each fiscal year so long as no Event of Default exists and is continuing.

10.3.2	Indemnification of the Administrative Agent by the Borrowers.

The Borrowers, on a joint and several basis (subject to Section 10.18), unconditionally agree to pay or reimburse the Administrative Agent and hold the Administrative Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of external counsel (limited to (i) one primary counsel, (ii) in the case of a material conflict on any material issue between or among two or more indemnitees, one additional counsel in each instance and (iii) one local counsel in each applicable jurisdiction), appraisers and environmental consultants, incurred by the Administrative Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy, examinership or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Administrative Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, or if the Borrowers were not given notice of the subject claim and the opportunity to participate in the defense thereof, at their expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrowers), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrowers, which shall not be unreasonably withheld.  In addition, the Borrowers, jointly and severally, (subject to Section 10.18 for the avoidance of doubt, if applicable) agree to reimburse and pay all reasonable out-of-pocket expenses of the Administrative Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties, provided that such reimbursement obligation shall be limited to one (1) audit in each fiscal year so long as no Event of Default exists and is continuing.  This Section 10.3.2 shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

10.3.3	Reimbursement and Indemnification of Lenders by the Borrowers.

The Borrowers, on a joint and several basis (subject to Section 10.18), agree unconditionally upon demand to pay or reimburse to each Lender (other than the Administrative Agent, as to which the Borrowers' Obligations are set forth in Section 10.3.2) and to save such Lender harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including reasonable fees and expenses of counsel for each Lender except with respect to (a) and (b) below), incurred by such Lender (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (other than taxes) which may be imposed on, incurred by or asserted against such Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Lender hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, or (B) if the Borrowers were not given notice of the subject claim and the opportunity to participate in the defense thereof, at their expense (except that the

Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrowers), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrowers, which shall not be unreasonably withheld.  The Lenders will attempt to minimize the fees and expenses of legal counsel for the Lenders which are subject to reimbursement by the Borrowers hereunder by considering the usage of one law firm to represent the Lenders and the Administrative Agent if appropriate under the circumstances.  This Section 10.3.3 shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

10.3.4	Reimbursement by Lenders.

To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Sections 10.3.1 or 10.3.2 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender's Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

10.3.5	Waiver of Consequential Damages, Etc.

To the fullest extent permitted by applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No indemnitee referred to in Section 10.3.2 or Section 10.3.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

10.3.6	Payments.

All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

10.4	Holidays.

Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 3.2 with respect to Interest Periods under the Euro-Rate Option with respect to Revolving Credit Loans and Term Loans) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day.  Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

10.5	Funding by Branch, Subsidiary or Affiliate.
10.5.1	Notional Funding.

Each Lender shall have the right from time to time, without notice to the Borrowers, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Revolving Credit Loan to which the Euro-Rate Option and/or any Term Loan applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrowers to such other office), and as a result of such change, the Borrowers would not be under any greater financial obligation pursuant to Section 4.6 than it would have been in the absence of such change.  Notional funding offices may be selected by each Lender without regard to such Lender's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Lender.

10.5.2	Actual Funding.

Each Lender shall have the right from time to time to make or maintain any Loan or Letter of Credit Borrowing by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Loan subject to the last sentence of this Section 10.5.2.  If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans or Letter of Credit Borrowing hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans or Letter of Credit Borrowing to the same extent as if such Loans or Letter of Credit Borrowing were made or maintained by such Lender, but in no event shall any Lender's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans or Letter of Credit Borrowing hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrowers hereunder or require the Borrowers to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Section 4.6) which would otherwise not be incurred.

10.6	Notices; Lending Offices.

Any notice, request, demand, direction or other communication (for purposes of this Section 10.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website

Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 10.6) in accordance with this Section 10.6.  Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 10.6.  Any Notice shall be effective:

(i)In the case of hand-delivery, when delivered;

(ii)If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(iii)In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);

(iv)In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(v)In the case of electronic transmission, when actually received;

(vi)In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such web site) by another means set forth in this Section 10.6; and

(vii)If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to a Loan Party shall concurrently send a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly notify the other Lenders of its receipt of such Notice.  Schedule 1.1(B) lists the Lending Offices of each Lender.  Each Lender may change its respective Lending Office by written Notice to the Administrative Agent and other Lenders.

10.7	Severability.

The provisions of this Agreement are intended to be severable.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

10.8	Governing Law.

This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.  Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance ("UCP") or the rules of the International Standby Practices (ICC Publication Number 590) ("ISP98"), as determined by the Issuing Lender, and each trade Letter of Credit issued under this Agreement shall be subject to the UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to its conflict of laws principles.

10.9	Prior Understanding.

This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

10.10	Duration; Survival.

All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Administrative Agent or the Lenders, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans.  All covenants and agreements of the Loan Parties contained herein shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Obligations (other than non-assessed contingent reimbursement obligations) and expiration or termination of all Letters of Credit.  Sections 4 and 10.3 shall survive payment in full of the Obligations, expiration or termination of the Letters of Credit and termination of the Commitments.  In addition, all covenants and agreements of the Borrowers and the Lenders contained herein shall, if any related payment is later declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any secured party, receiver or similar Person, or otherwise voided or nullified (a "Voided Payment"), be reinstated and deemed to have survived payment in full of the Obligations, expiration or termination of the Letters of Credit and termination of the Commitments, to the extent such reinstatement and survival is necessary for the Administrative Agent to recover such Voided Payment.

10.11	Successors and Assigns.
10.11.1	Successors and Assigns Generally.

The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party (except with respect to any Loan Party, other than the Company, in a transaction not prohibited by this Agreement) may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.11.2, (ii) by way of participation in accordance with the provisions of

Section 10.11.4, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.11.5 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.11.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

10.11.2	Assignments by Lenders.

Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(a)in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(b)in any case not described in clause (i)(a) of this Section 10.11.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000.00, in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Lender, or €5,000,000.00 in the case of the Term Loan Commitment or Term Loan of such assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)Required Consents.  No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:

(a)the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(b)the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv)Assignment and Assumption Agreement.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500.00, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v)No Assignment to Borrowers.  No such assignment shall be made to the Borrowers or any of the Borrowers' Affiliates or Subsidiaries.

(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.11.3, from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.4, 4.6 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.11.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.11.4.

10.11.3	Register.

The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time.  Such register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  Such register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

10.11.4	Participations.

Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers' Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Section 10.1.1, 10.1.2 or 10.1.3) that directly affects such Participant.  Each Borrower agrees that each Participant shall, if applicable, be entitled to the benefits of Sections 3.4, 4.6, 10.3 and 4.7 (subject to the requirements and limitations therein, including the requirements under Section 4.7) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.11.2; provided that (A) such Participant agrees to be subject to the provisions of Section 4.4.2 as if it were an assignee under Section 10.11.2; and (B) such Participant shall not be entitled to receive any greater payment under Sections 3.4, 4.6 or 4.7, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrowers' request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 4.4.2 with respect to any Participant.  To the extent permitted by Law, each Participant also shall, if applicable, be entitled to the benefits of Section 8.2.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 9.9 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person (other than the Borrowers) except to the extent that such disclosure is either necessary for such commitment, loan, letter of credit or other obligation to be, or necessary to establish that such obligation is, in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  No Participant shall be entitled to the benefits of Section 4.7, however, unless all information and documents required by Section 4.7 with respect to such Participant have been provided to the Borrower.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant

Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.  Each Lender that sells a participation pursuant to this Section 10.11.4 shall notify the Administrative Agent of the amount of the principal amounts of each such Participant's participant interest with respect to such Lender's rights and obligations under this Agreement and shall obtain a Qualifying Lender Confirmation completed and signed by or on behalf of the Participant and shall procure an undertaking from the Participant that it will comply with the provisions of sub clauses (a) to (c) of Section 4.7.7(iii) as if it were a Lender.  Notwithstanding the preceding paragraph, any Participant that is a Farm Credit Lender that (i) has purchased a participation in a Dollar Equivalent minimum amount of $5,000,000.00 (ii) has been designated as a voting Participant (a "Voting Participant") in a notice (a "Voting Participant Notice") sent by the relevant Lender (including any existing Voting Participant) to the Administrative Agent and (iii) receives, prior to becoming a Voting Participant, the consent of the Borrowers and the Administrative Agent (such consent to be required only to the extent and under the circumstances it would be required if such Voting Participant were to become a Lender pursuant to an assignment in accordance with Section 10.11.2 and such consent is not required for an assignment to an existing Voting Participant), shall be entitled to vote as if such Voting Participant were a Lender on all matters subject to a vote by Lenders, and the voting rights of the selling Lender (including any existing Voting Participant) shall be correspondingly reduced, on a dollar-for-dollar basis.  Each Voting Participant Notice shall include, with respect to each Voting Participant, the information that would be included by a prospective Lender in an Assignment and Assumption. Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Participant in Schedule 10.11.4 shall be a Voting Participant without delivery of a Voting Participation Notification and without the prior written consent of the Administrative Agent.  The Administrative Agent shall be entitled to conclusively rely on information contained in Voting Participant Notices and all other notices delivered pursuant hereto. The voting rights of each Voting Participant are solely for the benefit of such Voting Participant.

10.11.5	Certain Pledges; Successors and Assigns Generally.

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

10.12	Confidentiality.
10.12.1	General.

Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (vii) with the consent of the Borrowers or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than any Loan Party.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.   With the prior written consent of the Loan Parties, the Administrative Agent or any Lender may publish customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of such Loan Party. In addition, with the prior written consent of the Loan Parties, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

10.12.2	Sharing Information With Affiliates of the Lenders.

Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or affiliate of any Lender receiving such information shall be bound by the provisions of Section 10.12.1 as if it were a Lender hereunder.  Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.  Each of the Administrative Agent, the Lenders and the issuer of Letters of Credit, solely on its own behalf, acknowledges that the information provided by the Loan Parties and their respective Subsidiaries may include material non-public information concerning the Loan Parties or their respective Subsidiaries, as the case may be, and that, to the extent such Person has not opted out by written notice to the Administrative Agent and the Company from receiving any such material non-public information, such Person will take commercially reasonable measures to use such material non-public information in compliance with applicable Law according to its usual procedures for the handling of such information as in effect from time to time.

10.13	Counterparts; Integration; Effectiveness.

This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments.  Except as provided in Section 6, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail (.tif or .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.14	Administrative Agent's or Lender's Consent.

Whenever the Administrative Agent's or any Lender's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Administrative Agent and each Lender shall be authorized to give or withhold such consent in its sole and absolute discretion (unless otherwise specified herein) and to condition its consent upon the payment of money or any other matter.

10.15	Exceptions.

The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

10.16	CONSENT TO FORUM; WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT, AND EACH LOAN PARTY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS TO THE EXTENT

PERMITTED BY APPLICABLE LAWS, THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 10.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.  EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO THE FULL EXTENT PERMITTED BY LAW.

10.17	USA Patriot Act.

Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United states or foreign county, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) at such other times as are required under the USA Patriot Act.

Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties (and any other Person that proposes or is required to join this Agreement as a Borrower or a Guarantor), which information includes the name and address of Loan Parties (or such Borrower or Guarantor) and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties (or such Borrower or Guarantor) in accordance with the USA Patriot Act.  Any Person that proposes or is required to join this Agreement as a Borrower or Guarantor shall provide any such required information to such Lender or Administrative Agent, as applicable, at least 10 Business Days prior to the date of joinder.

Each Loan Party acknowledges that, pursuant to Canadian Anti-Money Laundering & Anti-Terrorism Laws, the Lenders may be required to obtain, verify and record information regarding the Loan Parties and their directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties and the transactions contemplated hereby.  The Borrowers shall promptly provide, or cause to be provided, all such information, including supporting documentation and other evidence, as may be reasonably requested by the Lenders, or any prospective assignee or participant of the Lenders in order to comply with any applicable Canadian Anti-Money Laundering & Anti-Terrorism Laws, whether now or hereafter in existence; provided in each case, that in relation to any German Loan Party, compliance with any of the foregoing does not result in a violation of, or conflict with, Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung), Council Regulation (EC) No. 2271/96 or any similar anti-boycott statute.

10.18	Nature of Foreign Borrower Obligations.

(a)Notwithstanding the joint and several liability of the Borrowers under this Agreement or any other Loan Document, and notwithstanding any other provision herein and/or in any other Loan Document, and whether or not explicitly limited by reference to this Section, all obligations and liabilities of each Foreign Borrower under this Agreement and/or any of the other Loan Documents on account of principal and interest under the Loans and Reimbursement Obligations and Letter of Credit Borrowings and/or any Swap Obligations and/or any set off shall be limited to the principal amount advanced to such Foreign Borrower or its Subsidiaries and reimbursement of draws under Letters of Credit issued for the account of such Foreign Borrower or its Subsidiaries and, in each case, interest thereon or the Swap Obligations entered into by the respective Foreign Borrowers or any of the Subsidiaries.  In addition, each such Foreign Borrower shall be liable only for its pro rata share of all fees, expenses, compensation and other sums due hereunder (other than principal on the Loans and reimbursement of draws under Letters of Credit and interest thereon) based upon the ratio of the sum of Loans outstanding to and Letters of Credit issued for such Foreign Borrower to the total amount of Loans outstanding and Letters of Credit issued hereunder.  Notwithstanding the foregoing, with respect to any reimbursement or indemnification obligation arising from a breach of any representation, covenant, reporting requirement or other similar obligation under this Agreement or any other Loan Document, each such Foreign Borrower shall be liable only to the extent that such breach is in relation to such Foreign Borrower or any of its Subsidiaries.

(b)Any Foreign Borrower may from time to time deliver a termination notice to the Administrative Agent requesting that it no longer be a party hereto.  Such termination shall be effective two Business Days after receipt by the Administrative Agent so long as all obligations of such Foreign Borrower hereunder have been paid in full (including principal, interest and other amounts) and no Letter of Credit issued for the account or benefit of such Foreign Borrower is outstanding; provided that, to the extent this Agreement provides for the survival of certain provisions upon termination hereof, such surviving provisions shall survive a termination under this subsection with respect to any such Foreign Borrower.  Following receipt of such notice, no further Loans may be borrowed by such Foreign Borrower hereunder, unless such Foreign Borrower shall thereafter rejoin this Agreement as a Borrower pursuant to the joinder provisions of Section 7.1.10.

10.19	Pledge of Foreign Loan Party Loans.

(a)To secure all of the Obligations, each of the Loan Parties (other than the Foreign Loan Parties) hereby grants to the Administrative Agent, for its benefit and the benefit of the Lenders, a security interest in and to the following property of such Loan Party, whether now or hereafter existing, and wherever located (collectively, the "Pledged Collateral"):  (i) all loans and advances made by domestic Loan Parties to Foreign Loan Parties pursuant to Section 7.2.4(v)(d) (collectively, the "Pledged Loans"); (ii) all instruments, promissory notes, chattel paper, documents, certificates, securities and investment property evidencing such Pledged Loans; (iii) all Liens and other contracts securing or otherwise relating to such Pledged Loans; (iv) all books and records relating to such Pledged Loans and items of collateral described in the preceding clauses (ii) and (iii); and (v) all proceeds of such Pledged Loans and items of collateral described in the preceding clauses (ii) and (iii).

(b)In furtherance of the foregoing: (i) the Company, on behalf of the Loan Parties, shall promptly as practicable after the existence thereof, cause all of the Pledged Loans to be evidenced by a duly executed intercompany promissory note and deliver same to the Administrative Agent together with all other original items of Pledged Collateral of a type requiring possession by the Administrative Agent for perfection of the Administrative Agent's and Lenders' Lien under applicable Law, duly endorsed and dated in blank, if such endorsement is necessary or customary; and (ii) the Loan Parties hereby authorize the Administrative Agent, for its benefit and the benefit of the Lenders, to file Uniform Commercial Code financing statements naming each Loan Party holding Pledged Collateral as a debtor and describing the Pledged Collateral therein.  Upon and during the continuation of an Event of Default, the Administrative Agent, for its benefit and the benefit of the Lenders, may exercise all of the rights and remedies of a secured creditor with respect to the Pledged Collateral under the applicable Uniform Commercial Code, including without limitation the right to demand that payment of the Pledged Collateral be made directly to the Administrative Agent, for its benefit and the benefit of the Lenders, for application to the Obligations consistent with Section 8.2.5.

(c)If, after the pledge of Pledged Loans as contemplated in this Section 10.19, the Loan Parties have no outstanding loans and advances to Foreign Loan Parties and Foreign Non-Loan Party Subsidiaries pursuant to Section 7.2.4(v)(d), the Borrower Agent may provide to the Administrative Agent a certificate of a Responsible Officer certifying to such fact (including reasonable confirming calculations) and request that the Administrative Agent release such Pledged Loans.  The Administrative Agent shall thereafter effectuate such release by return of the original Pledged Collateral relating to such Pledged Loans to the Borrower Agent and amendment to any of its applicable Uniform Commercial Code financing statements.  Any such release shall be limited to the specific Pledged Loans released and shall not constitute a general release of the requirements of Section 7.2.4(v)(d) and this Section 10.19, which the Loan Parties shall be required to comply with at any time thereafter that the Loan Parties have any outstanding loans or advances to Foreign Loan Parties or Foreign Non-Loan Party Subsidiaries pursuant to Section 7.2.4(v)(d).

10.20	Acknowledgment and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

10.21	Certain ERISA Matters.

(i)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(A)such Lender is not using "plan assets" (within the meaning of Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit, the Commitments or this Agreement,

(B)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(C)(A) such Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(D)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(ii)In addition, unless either subclause (i)(A) in this Section 10.21 is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in subclause (i)(D) in this Section 10.21, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

10.22	No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders (in such capacity) are arm's-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Lenders (in such capacity), on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders (in such capacity) is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their Affiliates, or any other Person and (B) no Lender (in such capacity) has any obligation to the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders (in such capacity) and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and no Lender (in such capacity) has any obligation to disclose any of such interests to the Borrowers or their Affiliates.  To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against each of the Lenders (in such capacity) with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have entered into this Agreement as of the day and year first above written.

BORROWERS: P.H. GLATFELTER COMPANY By: /s/ John P. Jacunski Name:John P. Jacunski Title:Executive Vice President and CFO
GLATFELTER GATINEAU LTÉE By: /s/ John P. Jacunski Name:John P. Jacunski Title:Director
GLATFELTER ADVANCED MATERIALS N.A., LLC By: /s/ John P. Jacunski Name:John P. Jacunski Title:Vice President

NYDOCS04/625093.1

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

GLATFELTER LUXEMBOURG SÀRL By: /s/ Ramesh Shettigar Name:Ramesh Shettigar Title:Class A Manager
GLATFELTER COMPOSITE FIBERS NA, INC. By: /s/ Ramesh Shettigar Name:Ramesh Shettigar Title:Vice President
GLATFELTER LUXEMBOURG SERVICES SÀRL By: /s/ Ramesh Shettigar Name:Ramesh Shettigar Title:Class A Director

NYDOCS04/625093.1

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

PHG TEA LEAVES, INC. By: /s/ Gregory L. Barta Name:Gregory L. Barta Title:President
MOLLANVICK, INC. By: /s/ Gregory L. Barta Name:Gregory L. Barta Title:President

NYDOCS04/625093.1

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

GLATFELTER GERNSBACH GMBH By: /s/ Martin Rapp Name:Martin Rapp Title:Director
GLATFELTER LYDNEY, LTD. By: /s/ Martin Rapp Name:Martin Rapp Title:Director
GLATFELTER CAERPHILLY LTD By: /s/ Martin Rapp Name:Martin Rapp Title:Director
GLATFELTER OBER-SCHMITTEN GMBH By: /s/ Martin Rapp Name:Martin Rapp Title:Director
GLATFELTER DRESDEN GMBH By: /s/ Martin Rapp Name:Martin Rapp Title:Director

NYDOCS04/625093.1

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

GLATFELTER IRELAND By: /s/ Paul G. Wolfram Name:Paul G. Wolfram Title:Director
GLATFELTER STEINFURT GMBH By: /s/ Christopher W. Astley Name:Christopher W. Astley Title:Director GLATFELTER FALKENHAGEN GMBH By: /s/ Christopher W. Astley Name:Christopher W. Astley Title:Director

NYDOCS04/625093.1

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

GUARANTORS:

GLATFELTER HOLDINGS, LLC, a Delaware limited liability company By: /s/ Ramesh Shettigar Name:Ramesh Shettigar Title:President

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, and as Administrative Agent and as a Lender By: /s/ Daniel V. Borelli Name: Daniel V. Borelli Title: Senior Vice President

NYDOCS04/625093.1

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as Co-Syndication Agent and as a Lender By: /s/ Deborah R. Winkler Name: Deborah R. Winkler Title: Executive Director

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

HSBC BANK USA, N.A., as Co-Syndication Agent and as a Lender By: /s/ Robert Levins Name: Robert Levins #21435 Title: Senior Credit Manager

NYDOCS04/625093.1

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

COBANK, ACB, as a Lender By: /s/ Robert Prickett Name: Robert Prickett Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender By: /s/ Lance E. Smith Name: Lance E. Smith Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender By: /s/ Kevin Dobosz Name: Kevin Dobosz Title: Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

CITIZENS BANK, N.A. as a Lender By: /s/ Jon R. Pogue Name: Jon R. Pogue Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

MUFG BANK, LTD. as a Lender By: /s/ George Stoecklein Name: George Stoecklein Title: Managing Director

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as a Lender By: /s/ William O'Daly Name: William O'Daly Title: Authorized Signatory

By: /s/ Andrew Maletta

Name: Andrew Maletta

Title: Authorized Signatory

SCHEDULE 1.1(A)

Pricing Grid for P. H. Glatfelter Company*

Pricing in basis points

Level	Debt Ratings Level	Leverage Ratio Level	Base Rate Spread	Euro-Rate Spread/ Letter of Credit Fee	Term Loan Spread	Commitment Fee
I	Baa2/BBB or higher	< 1.50 to 1.00	12.5	112.5	112.5	10.0
II	Baa3/BBB-	< 2.00 to 1.00 but ≥ 1.50 to 1.00	25.0	125.0	125.0	15.0
III	Ba1/BB+	< 2.50 to 1.00 but ≥ 2.00 to 1.00	50.0	150.0	150.0	20.0
IV	Ba2/BB	< 3.00 to 1.00 but ≥ 2.50 to 1.00	75.0	175.0	175.0	25.0
V	Ba3/BB- or lower	≥ 3.00 to 1.00	100.0	200.0	200.0	30.0

*At any time of determination, pricing will be determined by reference to the higher (Level I being the highest) of the Leverage Ratio level and the Debt Ratings level.

*In the event the Company's Debt Rating is split-rated, pricing will be determined by the higher of the two ratings, except that if the ratings differ by more than one level, pricing will be determined by one level above the lower rating.  In the event that either Moody's or Standard & Poor's shall cease to provide a Debt Rating, pricing will be determined by reference to the Leverage Ratio.

*Increases or decreases in pricing and fees pursuant to the grid above shall be (x) recomputed as of the end of each fiscal quarter ending after the Closing Date based on the Leverage Ratio as of such quarter end and shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 7.3.3 and (y) recomputed and effective as of the date on which any Debt Rating of the Company shall change (if such change results in a change in the pricing Level).  If a Compliance Certificate is not delivered when due in accordance with such Section 7.3.3, then the rates in Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 or Section 4.3 or Section 9.  The Borrowers' obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

NYDOCS04/625093.1

SCHEDULE 1.1(B)

COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders and Administrative Agent

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans	Amount of Commitment for Swing Loans	Ratable Share	HMRC DT Treaty Passport scheme reference number and jurisdiction of tax residence
Lender Name (also Administrative Agent): PNC Bank, National Association Address for Notices: 1600 Market Street - 22nd Floor Philadelphia, Pennsylvania 19103 Attention:Dan Borelli Telephone:(215) 585-2003 Fax:(215) 585-5987 Email:Daniel.borelli@pnc.com Address of Lending Office: PNC Firstside Center - 3rd Floor 500 First Avenue Pittsburgh, Pennsylvania 15219 Attention:Michael Anthony Green Telephone:(412) 768-8523 Fax:(412) 762-8672 Email: michaelanthony.green@pnc.com	$70,000,000.00	€38,500,000.00	$30,000,000.00	17.500000000%	13/P/63904/DTTP United States

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans	Amount of Commitment for Swing Loans	Ratable Share	HMRC DT Treaty Passport scheme reference number and jurisdiction of tax residence
Lender Name: HSBC Bank USA, N.A. Address for Notices: 150 North Radnor Chester Road - Suite A250 Radnor, Pennsylvania 19087 Attention:JiaQi Zhang Telephone:(610) 230-0974 Fax:(610) 230-0975 Email:jiaqi.x.zhang@us.hsbc.com Address of Lending Office: 425 Fifth Avenue, 5th Floor New York, NY 10018 Attention:CTLA Loan Admin Telephone:(212) 525-1529 Fax:(847) 793-3415 Email:ctlanyloanadminqueries@us.hsbc.com	$70,000,000.00	€38,500,000.00	N/A	17.500000000%	13/H/314375/DTTP United States

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans	Amount of Commitment for Swing Loans	Ratable Share	HMRC DT Treaty Passport scheme reference number and jurisdiction of tax residence
Lender Name: JPMorgan Chase Bank, N.A. Address for Notices: 270 Park Avenue - 43rd Floor New York, New York 10017-2014 Attention:Deborah Winkler Telephone:(212) 622-3285 Fax:(917) 464-6130 Email: deborah.r.winkler@jpmorgan.com Address of Lending Office: 10 South Dearborn - Floor 7 Chicago, Illinois 60603 Attention:Non-Agented Servicing Team Fax:(214) 307-6874 Email:CB.NAST@tls.ldsprod.com	$65,000,000.00	€35,750,000.00	N/A	16.250000000%	13/M/268710/DTTP United States

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans	Amount of Commitment for Swing Loans	Ratable Share	HMRC DT Treaty Passport scheme reference number and jurisdiction of tax residence
Lender Name: CoBank, ACB Address for Notices: 6340 South Fiddlers Green Circle Greenwood Village, Colorado 80111 Attention:Robert Prickett Telephone:(303) 694-5816 Email:rprickett@cobank.com Address of Lending Office: 6340 South Fiddlers Green Circle Greenwood Village, Colorado 80111 Attention:Kelly Purtell Telephone:(303) 694-5845 Fax:(303) 740-4021 Email:Agencybank@cobank.com	$65,000,000.00	€35,750,000.00	N/A	16.250000000%	13/C/268454/DTTP United States

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans	Amount of Commitment for Swing Loans	Ratable Share	HMRC DT Treaty Passport scheme reference number and jurisdiction of tax residence
Lender Name: Manufacturers and Traders Trust Company Address for Notices: 109 West Market Street York, Pennsylvania 17401 Attention:Paul Delmonte Telephone:(717) 771-4901 Fax:(717) 771-4914 Email:pdelmonte@mtb.com Address of Lending Office: 109 West Market Street York, Pennsylvania 17401 Attention:Paul Delmonte Telephone:(717) 771-4901 Fax:(717) 771-4914 Email:pdelmonte@mtb.com	$30,000,000.00	€16,500,000.00	N/A	7.500000000%	13/M/67072/DTTP United States

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans	Amount of Commitment for Swing Loans	Ratable Share	HMRC DT Treaty Passport scheme reference number and jurisdiction of tax residence
Lender Name: Bank of America, N.A. Address for Notices: 1600 JFK Boulevard - Suite 1100 Philadelphia, PA 19103 Telephone: (267)675-0385 Email: andrew.richards@baml.com Address of Lending Office: 1600 JFK Boulevard- Suite 1100 Philadelphia, PA 19103 Telephone: (972) 338-3763 Email: betty.coleman@baml.com	$30,000,000.00	€16,500,000.00	N/A	7.500000000%	13/B/7418/DTTP United States

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans	Amount of Commitment for Swing Loans	Ratable Share	HMRC DT Treaty Passport scheme reference number and jurisdiction of tax residence
Lender Name: Citizens Bank, N.A. Address for Notices: 2 North Second Street 12th Floor Harrisburg, Pennsylvania 17101 Attention: Mark P. Fitzgerald Telephone: (717) 777-3357 Fax: (717) 777-3363 Email: mark.p.firzgerald@citizensbank.com Address of Lending Office: 2 North Second Street 12th Floor Harrisburg, Pennsylvania 17101 Attention: Donna Devereaux Phone: (781) 655-4034 Fax: (855) 457-1554 Email: CLOoperations@citizensbank.com	$30,000,000.00	€16,500,000.00	N/A	7.500000000%	13/C/356159/DTTP United States

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans	Amount of Commitment for Swing Loans	Ratable Share	HMRC DT Treaty Passport scheme reference number and jurisdiction of tax residence
Lender Name: MUFG Bank, Ltd. Address for Notices: 1251 Avenue of the Americas New York, NY 10020 Attention: Fred Steckel Phone: (646) 452-2536 Email: fred.steckel@unionbank.com Address of Lending Office: 445 S. Figueroa Street Los Angeles, CA 90071]	$20,000,000.00	€11,000,000.00	N/A	5.000000000%	43/M/322072/DTTP Japan

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans	Amount of Commitment for Swing Loans	Ratable Share	HMRC DT Treaty Passport scheme reference number and jurisdiction of tax residence
Lender Name: Credit Suisse AG, Cayman Islands Branch Address for Notices: 7033 Louis Stephens Drive P.O. Box 110047 Research Triangle Park, NC 27709 Attention: Marcin Krzyszkowski Phone: 48 71 748 4731 Email: marcin.krzyszkowski@credit-suisse.com Address of Lending Office: 7033 Louis Stephens Drive P.O. Box 110047 Research Triangle Park, NC 27709	$20,000,000.00	€11,000,000.00	N/A	5.000000000%	N/A

TOTALS	$400,000,000.00	€220,000,000.00	$30,000,000.00	100.000000000%

SCHEDULE 1.1(B)

COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Loan Parties:

EACH LOAN PARTY:

c/o P. H. Glatfelter Company

96 South George Street, Suite 520

York, Pennsylvania  17401

Attention:Ramesh Shettigar, Vice President, Corporate Treasurer

Telephone:(717) 225-2746

Facsimile:(717) 812-8964

Email:ramesh.shettigar@glatfelter.com

SCHEDULE 1.1(E)

EXISTING LETTERS OF CREDIT

L/C#	Face Amount	Beneficiary	Issuer	Exp. Date
LC09021520000	$3,500,000.00	Self – Insurance Division	PNC	9/30/2019
LC1810370100000	$350,000.00	Maryland Workers' Compensation Commission	PNC	9/8/2019
LC1810372500000	$940,000.00	Liberty Mutual Insurance Co.	PNC	9/12/2019
LC1811491600000	$230,000.00	Ohio Bureau of Workers Compensation	PNC	4/28/2019
LC1812580700000	$50,000.00	Mitsui Sumitomo marine management (U.S.A.) Inc.	PNC	6/3/2019
LC1812770100000	$80,000.00	Zurich American Insurance	PNC	5/8/2019

SCHEDULE 1.1(M)
MATERIAL SUBSIDIARIES

Glatfelter Advanced Materials N.A., LLC

Glatfelter Composite Fibers NA, Inc.

Glatfelter Dresden GmbH (formerly known as Dresden Papier GmbH)

Glatfelter Falkenhagen GmbH (formerly known as Concert GmbH)

Glatfelter Gatineau Ltée (the amalgamated company of Glatfelter Gatineau Ltée and Glatfelter Canada Inc.)

Glatfelter Gernsbach GmbH (formerly known as Glatfelter Verwaltungsgesellschaft GmbH)

Glatfelter Luxembourg Services Sàrl

Glatfelter Lydney Ltd. (formerly known as Glatfelter-UK, Ltd.)

Glatfelter Steinfurt GmbH

Schedule 1.1(M) - 1

SCHEDULE 1.1(P)
PERMITTED LIENS

1.

The following UCC-1 financing statements, currently on file with the Pennsylvania Department of State, Uniform Commercial Code Section, filed against the Company, as debtor, which the Company represents and warrants relate to consignment arrangements of the Company, and extend only to the properties consigned by (and no other property or assets of) the Company:

File Type:Original

File Number:2009082505490

File Date:8/25/2009 – Amendment on 3/8/2011, Continued on 6/10/2014

Current Secured Party

of Record:Kaman Industrial Technologies Corporation

File Type:Original

File Number:2018040200331

File Date:3/26/2018

Current Secured Party

of Record:Veritiv Operating Company

2.

The following UCC-1 financing statements, currently on file with the Pennsylvania Department of State, Uniform Commercial Code Section, filed against the Company, as debtor, which the Company represents and warrants relate to equipment leased by (and no other property or assets of) the Company:

File Type:Original

File Number:2011042502845

File Date:4/21/2011 – continued on 4/1/2016

Current Secured Party

of Record:RBS Asset Finance, Inc.

File Type:Original

File Number:2011070703491

File Date:7/7/2011 – Assigned on 9/12/2011, continued on 6/30/2016

Current Secured Party

of Record:RBS Asset Finance, Inc. (as assigned from Macquarie Equipment Finance, LLC)

File Type:Original

File Number:2011090700982

File Date:9/7/2011 – Continued on 3/11/2016

Current Secured Party

of Record:Manufacturers and Traders Trust Company

File Type:Original

File Number:2011101405358

NYDOCS04/625093.1Schedule 1.1(P) - 1

File Date:	10/14/2011 – Collateral Amended on 1/19/2012, assigned on 1/23/2012, continued on 10/6/2016

Current Secured Party

of Record:	RBS Asset Finance, Inc. (as assigned from Macquarie Equipment Finance, LLC)

File Type:Original

File Number2007050702028

File Date:5/7/2007 – Continued on 5/1/2012 and 4/19/2017

Current Secured Party

of Record:CIT Technologies Corporation

File Type:Original

File Number:2009050802428

File Date:5/7/2009 – Continued on 11/12/2013

Current Secured Party

of Record:Manufacturers and Traders Trust Company

File Type:Original

File Number:2009110604041

File Date:11/6/2009 – Continued on 10/21/2014

Current Secured Party

of Record:Macquarie Equipment Finance, LLC

File Type:Original

File Number:2012010501051

File Date:1/3/2012 – continued on 12/2/2016

Current Secured Party

of Record:RBS Asset Finance, Inc.

File Type:Original

File Number:2013032900889

File Date:3/29/2013 – continued on 11/7/2017

Current Secured Party

of Record:NMHG Financial Services, Inc.

File Type:Original

File Number:2014051507486

File Date:5/13/2014

Current Secured Party

of Record:RBS Asset Finance, Inc.

File Type:Original

File Number:2014121006225

File Date:12/4/2014

Current Secured Party

of Record:Manufacturers and Traders Trust Company

NYDOCS04/625093.1Schedule 1.1(P) - 2

File Type:Original

File Number:2014122903038

File Date:12/22/2014

Current Secured Party

of Record:Citizens Asset Finance, Inc.

File Type:Original

File Number:2016031000895

File Date:3/10/2016

Current Secured Party

of Record:Marlin Business Bank

3.

The following UCC-1 financing statement, currently on file with the Delaware Secretary of State, filed against Glatfelter Advanced Materials N.A., LLC, as debtor, which the Borrower represents and warrants relates to equipment leased by (and no other property or assets of) Glatfelter Advanced Materials N.A., LLC

File Type:Original

File Number:20182926851

File Date:4/30/2018 – Collateral Amended 5/30/2018

Debtor:Glatfelter Advanced Materials N.A., LLC

Current Secured Party

of Record:De Lage Landen Financial Services, Inc.

4.

The following UCC-1 financing statement, currently on file with the Delaware Secretary of State, filed against Glatfelter Composite Fibers NA, Inc., ("Composite Fibers") as debtor, which the Borrowers represent and warrant relates to Composite Fibers and extends only to its Permitted Supply Chain Finance Program.

File Type:Original

File Number:20167636143

File Date:12/9/2016 – Collateral Amended 7/10/2018

Debtor:Glatfelter Composite Fibers NA, Inc.

Current Secured Party

of Record:Credit Agricole Corporate & Investment Bank

5.

The following movable hypothec registered in the register of personal and movable real rights of the Province of Quebec, granted by Glatfelter Gatineau Ltée ("Glatfelter Gatineau"), as grantor, which the Borrowers represent and warrant relates to Glatfelter Gatineau and extends only to its Permitted Supply Chain Finance Program.

Dated as of: 12/28/2017

Registration Number:17-1361138-0018

Registration Date:01/03/2018

Current Secured Party

of Record: JPMorgan Chase Bank, N.A.

NYDOCS04/625093.1Schedule 1.1(P) - 3

6.

The following UCC-1 financing statement, currently on file with the Pennsylvania Department of State, Uniform Commercial Code Section, filed against the Company, as debtor, which the Borrowers represent and warrant relates to the Company and extends only to its Permitted Supply Chain Finance Program.

File Type:Original

File Number:2012012300778

File Date:1/23/2012

Current Secured Party

of Record:Citibank NA

7.

The following UCC-1 financing statements, currently on file with the Pennsylvania Department of State, Uniform Commercial Code Section, filed against the Company, as debtor, which the Company represents and warrants relate to the collateral indicated below (and no other property or assets of) the Company:

File Type:Original

File Number:2015111201254

File Date:11/12/2015

Current Secured Party

of Record:Axiall Corporation

Collateral:	Inventory sold and/or goods in transit from Axiall Corporation to P. H. Glatfelter Company, including but not limited to Liquid Caustic Soda DHT-50; MEM-50; MC50

File Type:	Original
File Number:	2016051100814
File Date:	5/11/2016

Current Secured Party

of Record:	Wells Fargo Financial Leasing, Inc.
Collateral:

2016 Ingersoll Rand R37ne Compressor System Serial Numbers: NL1658 and all existing and future accessions, accessories, attachments, replacements, replacement parts, additions, substitutions and repairs thereto, software programs embedded therein, and all proceeds (cash and non-cash), including the proceeds of all insurance policies, thereof

NYDOCS04/625093.1Schedule 1.1(P) - 4

SCHEDULE 5.1.1
QUALIFICATIONS TO DO BUSINESS

P. H. Glatfelter Company
Subsidiaries

Entity	Jurisdiction of Incorporation or Formation	States Qualified to do Business
Glatfelter Berlin GmbH (formerly known as TL Verwaltungsgesellschaft mbH)	Germany	N/A
Glatfelter Gatineau Ltée (the amalgamated company of Glatfelter Gatineau Ltée and Glatfelter Canada, Inc.)	Canada	N/A
Glatfelter Falkenhagen GmbH (formerly known as Concert GmbH)	Germany	N/A
Glatfelter Costa Rica SRL	Costa Rica	N/A

NYDOCS04/625093.1Schedule 5.1.1 - 1

Entity	Jurisdiction of Incorporation or Formation	States Qualified to do Business
P. H. Glatfelter Company (GLT)	Pennsylvania

Alabama

California

Delaware

Georgia

Iowa

Kansas

Kentucky

Maryland

Massachusetts

Michigan

Minnesota

Missouri

North Carolina

New Jersey

New York

Ohio

Oregon

Tennessee

Texas

Virginia

West Virginia

Wisconsin

PHG Tea Leaves, Inc.	Delaware	N/A
Glatfelter Holdings, LLC	Delaware	N/A
GW Partners, LLC (50% partnership interest)	Wisconsin	N/A
Mollanvick, Inc.	Delaware	N/A
Glatfelter Composite Fibers N.A., Inc. (formerly known as Schoeller & Hoesch N.A., Inc.)	Delaware	Georgia Massachusetts Missouri North Carolina Ohio Pennsylvania Texas Virginia
Glatfelter Gernsbach GmbH (formerly known Glatfelter Verwaltungsgesellschaft mbH)	Germany	N/A
Glatfelter Luxembourg Sàrl	Luxembourg	N/A
Glatfelter Luxembourg Services Sàrl	Luxembourg	N/A
Glatfelter Ireland Limited	Ireland	N/A
Glatfelter Scaër SAS (formerly known as Schoeller & Hoesch SAS)	France	N/A
Glatfelter France SARL	France	N/A
Glatfelter Italia SRL	Italy	N/A
Glatfelter Lydney Ltd. (formerly known as Glatfelter-UK, Ltd.)	United Kingdom	N/A

NYDOCS04/625093.1Schedule 5.1.1 - 2

Entity	Jurisdiction of Incorporation or Formation	States Qualified to do Business
Newtech Pulp, Inc.	Philippines	N/A
Glatfelter Caerphilly Limited (formerly known as Metallised Products Limited)	United Kingdom	N/A
Glatfelter Dresden GmbH (formerly Dresden Papier GmbH)	Germany	N/A
Glatfelter Ober-schmitten GmbH (formerly Spezialpapierfabrik Oberschmitten GmbH)	Germany	N/A
Glatfelter Services GmbH	Germany	N/A
Glatfelter Steinfurt GmbH	Germany	N/A
Glatfelter Russia, LLC (99.5% owned)	Russia	N/A
Glatfelter Switzerland Sàrl	Switzerland	N/A
Glatfelter Hong Kong Limited	Hong Kong	N/A
Glatfelter Trade (Suzhou) Co., Ltd.	China	N/A
Glatfelter Advanced Materials N.A., LLC (formerly Glatfelter Advanced Materials N.A., Inc.)	Delaware	N/A

NYDOCS04/625093.1Schedule 5.1.1 - 3

SCHEDULE 5.1.2
SUBSIDIARIES

Name	Jurisdiction of Incorporation or Formation	Authorized Shares	Shares Outstanding/ Stockholders
Glatfelter Berlin GmbH (formerly known as TL Verwaltungsgesellschaft mbH)	Germany	1 (EUR 25,000)	100% to Glatfelter Gernsbach GmbH
Glatfelter Caerphilly Ltd. (formerly known as Metallised Products Ltd.)	United Kingdom	100 common shares at GBP£1.00 par value	100 common shares to Glatfelter Lydney Ltd.
Glatfelter Composite Fibers N.A., Inc. (formerly known as Schoeller & Hoesch N.A., Inc.)	Delaware	1,000 shares of common stock at USD$1.00 par value	500 shares of common stock issued to P. H. Glatfelter Company
Glatfelter Costa Rica SRL	Costa Rica	Ten shares at 100 CRC par value	100% by PHG Tea Leaves, Inc.
Glatfelter Dresden GmbH (formerly known as Dresden Papier GmbH)	Germany	1 (€24,900) 1 (€100) 1 (€475,000)	100% to Glatfelter Gernsbach GmbH
Glatfelter Falkenhagen GmbH (formerly known as Concert GmbH)	Germany	1 (DM 24,000) 1 (DM 26,000) 1 (DM 2,150,000) 1 (DM 3,300,000) 1 (DM 5, 500,000) 1 (DM 2,010,000) 1 (DM 2,010,000) 1 (DM 2,490,000) 1 (DM 2,490,000)	100% to Glatfelter Gernsbach GmbH
Glatfelter Gatineau Ltée (the amalgamated company of Glatfelter Gatineau Ltée and Glatfelter Canada, Inc.)	Canada	An unlimited number of common shares without nominal or par value	26,396,408 to PHG Tea Leaves, Inc.
Glatfelter Gernsbach GmbH (formerly known as Glatfelter Verwaltungsgesellschaft mbH)	Germany	1 (DM 15,000) 1 (DM 35,000)	100% to Glatfelter Luxembourg Sàrl
Glatfelter Holdings, LLC	Delaware	N/A	100% by P. H. Glatfelter Company (sole member)

NYDOCS04/625093.1Schedule 5.1.2 - 1

Name	Jurisdiction of Incorporation or Formation	Authorized Shares	Shares Outstanding/ Stockholders
Glatfelter Hong Kong Limited	Hong Kong	1,365,001 at USD$1.00 par value	100% to Glatfelter Luxembourg Sàrl
Glatfelter Luxembourg Sàrl	Luxembourg	12,500 ordinary shares at a EUR1.00 par value and EUR 580,127,973.76 of share premium	100% to PHG Tea Leaves, Inc.
Glatfelter Luxembourg Services Sàrl	Luxembourg	12,500 ordinary shares, with nominal value of one euro (EUR 1.-) each and EUR 15,500,000 or share premium	100% to Glatfelter Luxembourg Sàrl
Glatfelter Ireland Limited	Ireland	204 ordinary shares, with nominal value of one euro (EUR 1.-) each	100% to Glatfelter Luxembourg Sàrl
Glatfelter Lydney Ltd. (formerly known as Glatfelter-UK, Ltd.)	United Kingdom	10,000,000 at GBP£1.00 par value	7,663,573 to Glatfelter Gernsbach GmbH
Glatfelter Ober-schmitten GmbH (formerly known as Spezialpapierfabrik Oberschmitten GmbH)	Germany	1 (€2,500,000) 1 (€1,000,000)	100% to Glatfelter Gernsbach GmbH
Glatfelter Russia, LLC (99.5% owned)	Russia	1,700,000 at RUB1.00 par value	1,666,000 to PHG Tea Leaves, Inc. 25,500 to Glatfelter Composite Fibers N.A., Inc. 8,500 to Sergey Vladimirovich Parinov
Glatfelter Scaër SAS (formerly known as Schoeller & Hoesch SAS)	France	€15,300,000	100 % by Glatfelter Gernsbach GmbH
Glatfelter France SARL	France	3,500 shares with an aggregate share capital of €53,357.16	100 % by Glatfelter Scaër SAS
Glatfelter Italia SRL	Italy	1 quota with a nominal value of €12,911	100 % by Glatfelter Gernsbach GmbH
Glatfelter Services GmbH	Germany	25,000 (EUR 1,00 each)	100 % by Glatfelter Gernsbach GmbH

NYDOCS04/625093.1Schedule 5.1.2 - 2

Name	Jurisdiction of Incorporation or Formation	Authorized Shares	Shares Outstanding/ Stockholders
Glatfelter Steinfurt GmbH	Germany	1 share at €25,000	100 % by Glatfelter Gernsbach GmbH
Glatfelter Switzerland Sàrl	Switzerland	CHF20,000 at par value of CHF1,000	20 shares to Glatfelter Luxembourg Sàrl (100%)
Glatfelter Trade (Suzhou) Co., Ltd.	China	Total investment is USD$1,850,000; Registered capital is USD$1,300,000	100% to Glatfelter Hong Kong Limited
GW Partners, LLC.	Wisconsin	N/A	100% by P. H. Glatfelter Company (sole member)
Mollanvick, Inc.	Delaware	1,000 shares common stock at USD$0.01 par value	100 shares owned by P. H. Glatfelter Company
PHG Tea Leaves, Inc.	Delaware	1,000 shares common stock at USD$0.01 par value	1,000 shares to P. H. Glatfelter Company
Glatfelter Advanced Materials N.A., LLC	Delaware	N/A	100% by P. H. Glatfelter Company (sole member)
Newtech Pulp, Inc.	Philippines	6,000,000 common shares at a par value of PHP 100	Glatfetler Gernsbach GmbH– 5,999,995 shares; Petra Bursian– 1 share; Martin Rapp – 1 share; Elbert Munasque – 1 share; Robert Somers—1 share; Eusebio Tan – 1 share

[i]

On July 2, 2013, Glatfelter Luxembourg Sàrl ("Lux") issued Convertible Preferred Equity Certificates ("CPECs") for an aggregate amount of €233,017,000 to PHG Tea Leaves, Inc. ("TL").  TL subscribed to the CPECs by way of converting part of the share premium made available by Lux.  On August 18, 2014, Lux reduced its ordinary shares outstanding from 163,012,500 to 12,500 and reduced its share premium from EUR10,547,715 to EUR3,500,000 with the par value of the ordinary shares remaining at EUR1.00.  Lux issued 238,047,715 additional CPECs as follows:  (i) Lux declared an interim dividend of EUR68,000,000 to the ordinary shareholder (TL) payable in additional CPECs of 68,00,000, and (ii) Lux issued 170,047,715 additional CPECs as full repayment of the reduction of share capital and share premium.

NYDOCS04/625093.1Schedule 5.1.2 - 3

NYDOCS04/625093.1Schedule 5.1.2 - 4

SCHEDULE 5.1.6
LITIGATION

The Company has been involved in significant litigation since 2008 pertaining to the Company's liability for environmental remediation and other costs at the Lower Fox River and Bay of Green Bay superfund site.

On January 3, 2019, the Company reported it had entered into a consent decree (the "Consent Decree") with the United States Government, the State of Wisconsin and Georgia-Pacific Consumer Products.  By entering into the Consent Decree, the Company expects to fully resolve its liability for matters at the site.  The Consent Decree is subject to approval by the United States District Court for the Eastern District of Wisconsin.

Under terms of the Consent Decree, the Company agreed to pay the governments $20.5 million to resolve all claims for past government cleanup, enforcement, oversight costs and natural resource damages.  The Company will also be responsible for payment of future oversight costs and will be primarily responsible to perform the long-term monitoring and maintenance work in certain portions of the site.

The Consent Decree was published in the Federal Register on January 31, 2019 and the comment period expires on March 4, 2019.  The Company believes the Consent Decree is likely to be approved but cannot predict the outcome with certainty.  To the extent the Consent Decree is not approved, this matter could, at any particular time or for any particular year or years, have a material adverse effect on its consolidated financial position, liquidity and/or results of operations or could result in a default under its debt covenants.

NYDOCS04/625093.11

SCHEDULE 5.1.12
CONSENTS AND APPROVALS

None.

NYDOCS04/625093.1Schedule 5.1.12 - 1

SCHEDULE 5.1.14
MATERIAL PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.

P. H. GLATFELTER COMPANY
TRADEMARK APPLICATIONS AND REGISTRATIONS

MARK	OWNER	APPLICATION No. REGISTRATION No.
MARK	OWNER	APPLICATION No. REGISTRATION No.
GLATFELTER	P. H. Glatfelter Company	UNITED STATES REGISTERED 12/23/2003 Registration No.: 2796668
GLATFELTER	P. H. Glatfelter Company	UNITED STATES REGISTERED 8/9/2005 Registration No.: 2982538
GLATFELTER	P. H. Glatfelter Company	UNITED STATES REGISTERED 8/17/2004 Registration No.: 2873152

NYDOCS04/625093.1Schedule 5.1.14 - 1

MARK	OWNER	APPLICATION No. REGISTRATION No.
G (Logo)	P. H. Glatfelter Company	UNITED STATES REGISTERED 12/2/2003 Registration No.: 2789388
G (Logo)	P. H. Glatfelter Company	UNITED STATES REGISTERED 10/23/2007 Registration No.: 3319900
G (Logo)	P. H. Glatfelter Company	UNITED STATES REGISTERED 3/9/2004 Registration No: 2821545
BEYOND PAPER	P. H. Glatfelter Company	UNITED STATES REGISTERED 5/13/2008 Registration No.: 3426818
BEYOND PAPER	P. H. Glatfelter Company	UNITED STATES REGISTERED 9/30/2003 Registration No.: 2769893

NYDOCS04/625093.1Schedule 5.1.14 - 2

MARK	OWNER	APPLICATION No. REGISTRATION No.
DIGI-TEMPERA	Glatfelter Gernsbach GmbH	UNITED STATES REGISTERED 8/8/2017 Registration No. 5258214
DYNACAP	Glatfelter Gernsbach GmbH	UNITED STATES REGISTERED 10/1/2013 Registration No. 4409224
DYNACRIMP	Glatfelter Gernsbach GmbH	UNITED STATES REGISTERED 7/24/2018 Registration No. 5521590
DYNAGRID	Glatfelter Gernsbach GmbH	UNITED STATES REGISTERED 8/14/2012 Registration No. 4188439
DYNAPORE	Glatfelter Gernsbach GmbH	UNITED STATES REGISTERED 10/10/2006 Registration No.: 3154288
DYNASEAL	Glatfelter Gernsbach GmbH	UNITED STATES REGISTERED 7/26/2005 Registration No.: 2977129

NYDOCS04/625093.1Schedule 5.1.14 - 3

MARK	OWNER	APPLICATION No. REGISTRATION No.
ENHANCING EVERYDAY LIFE	P. H. Glatfelter Company	UNITED STATES REGISTERED 10/9/2018 Registration No. 5581533
GEPAGREEN	Glatfelter Gernsbach GmbH	UNITED STATES REGISTERED 5/19/2013 Registration No.: 4303189
GEPALUX	Glatfelter Gernsbach GmbH	UNITED STATES REGISTERED 12/17/1985 Registration No.: 1375852
GEPATAC	P. H. Glatfelter Company	UNITED STATES REGISTERED 2/15/2011 Registration No.: 3919579
GLATFELTER	P. H. Glatfelter Company	CANADA REGISTERED 11/24/2008 Registration No.: TMA729273
G (Logo)	P. H. Glatfelter Company	CANADA REGISTERED 12/9/2008 Registration No.: TMA730433

NYDOCS04/625093.1Schedule 5.1.14 - 4

MARK	OWNER	APPLICATION No. REGISTRATION No.
BEYOND PAPER	P. H. Glatfelter Company	CANADA REGISTERED 10/27/2011 Registration No.: TMA810407
ENHANCING EVERYDAY LIFE	P. H. Glatfelter Company	CANADA PENDING Filing Date: 8/16/2018 Application No.: 1915257
GLATFELTER	P. H. Glatfelter Company	CTM COMMUNITY TRADEMARKS REGISTERED 4/9/2002 Registration No.: 002648095
G (Logo)	P. H. Glatfelter Company	CTM COMMUNITY TRADEMARKS REGISTERED 4/9/2002 Registration No.: 002648129
BEYOND PAPER	P. H. Glatfelter Company	CTM COMMUNITY TRADEMARKS REGISTERED 4/9/2002 Registration No.: 002647881
DYNAGRID	Glatfelter Gernsbach GmbH	CTM COMMUNITY TRADEMARKS REGISTERED 11/2/2010 Registration No: 9094921

NYDOCS04/625093.1Schedule 5.1.14 - 5

MARK	OWNER	APPLICATION No. REGISTRATION No.
Echo	Glatfelter Ober-Schmitten GmbH	CTM COMMUNITY TRADEMARKS REGISTERED 12/7/2010 Registration No: 009260993
ENHANCING EVERYDAY LIFE	P. H. Glatfelter Company	CTM COMMUNITY TRADEMARKS PENDING Filing Date: 8/16/2018 Application No. 017945005
GEPALINER	P. H. Glatfelter Company	CTM COMMUNITY TRADEMARKS REGISTERED 3/16/2009 Registration No: 007106867
GEPATAC	P. H. Glatfelter Company	CTM COMMUNITY TRADEMARKS REGISTERED 3/9/2009 Registration No: 007106909
STAC-PAC	Glatfelter Steinfurt GmbH	CTM COMMUNITY TRADEMARKS REGISTERED 7/9/1999 Registration No: 000630483

NYDOCS04/625093.1Schedule 5.1.14 - 6

MARK	OWNER	APPLICATION No. REGISTRATION No.
STAC-PAC and Design	Glatfelter Steinfurt GmbH	CTM COMMUNITY TRADEMARKS REGISTERED 12/11/2000 Registration No: 001338656
STREAM LINER	Glatfelter Steinfurt GmbH	CTM COMMUNITY TRADEMARKS REGISTERED 9/20/2000 Registration No: 001203264
SUPERSEAL	J. R. CROMPTON Plc	CTM COMMUNITY TRADEMARKS REGISTERED 4/26/1999 Registration No: 000218040
UNICORE	Glatfelter Steinfurt GmbH	CTM COMMUNITY TRADEMARKS REGISTERED 9/19/2000 Registration No: 001237536
WALKISOFT	Glatfelter Steinfurt GmbH	CTM COMMUNITY TRADEMARKS REGISTERED 11/4/2014 Registration No: 013000377

NYDOCS04/625093.1Schedule 5.1.14 - 7

MARK	OWNER	APPLICATION No. REGISTRATION No.
WALKISOFT and Design	Glatfelter Steinfurt GmbH	CTM COMMUNITY TRADEMARKS REGISTERED 5/13/1998 Registration No: 000222984
VIZORB	Glatfelter Steinfurt GmbH	CTM COMMUNITY TRADEMARKS REGISTERED 3/5/2014 Registration No: 012189239
VICELL	Glatfelter Steinfurt GmbH	CTM COMMUNITY TRADEMARKS REGISTERED 8/4/2014 Registration No: 012673075
+ Together we bring it to life and Design	Glatfelter Steinfurt GmbH	CTM COMMUNITY TRADEMARKS REGISTERED 4/28/2017 Registration No: 016078495

NYDOCS04/625093.1Schedule 5.1.14 - 8

P. H. GLATFELTER COMPANY

PATENT APPLICATIONS AND REGISTRATIONS, COPYRIGHTS, LICENSES, ETC.

None.

NYDOCS04/625093.1

SCHEDULE 7.2.1
PERMITTED INDEBTEDNESS

3rd Party Indebtedness:

Lender	Borrower/ Issuer	Begin Date	Maturity Date	Amount	Interest Rate	Annual Cost
IKB	Glatfelter Gernsbach GmbH	4/17/2013	3/31/2023	€22,684,375	2.05%	€465,030
IKB	Glatfelter Gernsbach GmbH	9/26/2014	6/30/2022	€4,999,998	2.40%	€120,000
IKB	Glatfelter Gernsbach GmbH	4/26/2016	6/30/2023	€6,428,570	1.30%	€83,571
IKB	Glatfelter Gernsbach GmbH	5/4/2016	9/30/2025	€6,070,780	1.55%	€94,097
IKB	Glatfelter Gernsbach GmbH	9/10/2015	9/30/2025	€2,200,500	1.55%	€34,108

Intercompany Indebtedness:

Lender	Borrower/ Issuer	Begin Date	Maturity Date	Amount	Interest Rate	Annual Cost
P. H. Glatfelter Company	Glatfelter Gatineau Ltée	10/9/2018	10/9/2023	$15,000,000	Variable	Variable

NYDOCS04/625093.1Schedule 7.2.1 - 1

SCHEDULE 7.2.4
EXISTING INVESTMENTS

(1):  In 2018 P. H. Glatfelter Company became the sole member of GW Partners, LLC, an entity created for the purpose of cleanup at the Fox River site.

(2):  P. H. Glatfelter Company is an investor in DreamWeaver International, Inc. and to date, P. H. Glatfelter Company has invested cash and in kind services equal to USD$5,237,057 in exchange for a non-controlling equity interest in DreamWeaver International, Inc. and promissory notes that are automatically convertible to equity upon certain triggering events and may also be convertible to equity at P. H. Glatfelter Company's option upon the occurrence of certain other triggering events.

(3):  Glatfelter Gernsbach GmbH owns 40% of Balo-I Industrial, Inc.

(4):  See Intercompany Indebtedness on Schedule 7.2.1.

(5):  See Schedule 5.1.2.

Exhibit 4.7.7(C)1

SCHEDULE 10.11.4

voting participants

Institution	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans
AgChoice Farm Credit ACA	$8,311,688.00	€4,502,325.00
AgFirst Farm Credit Bank	$23,376,623.00	€12,662,791.00

Exhibit 4.7.7(C)1

EXHIBIT 1.1(A)

FORM OF
ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee").  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as the same may be amended, restated, modified, or supplemented, from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below:  (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any Letters of Credit and guarantees included in such facilities); and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, (the "Assigned Interest").  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

Assignor:___________________________________

1.Assignor:___________________________________

2.	Assignee:___________________________________ [and is an Affiliate of [identify Lender]]
3.	Borrower(s):P. H. GLATFELTER COMPANY, a Pennsylvania corporation, and the other Borrowers now or hereafter party thereto
4.	Administrative Agent:PNC Bank, National Association, as the Administrative Agent under the Credit Agreement

1

5.

Credit Agreement:The Third Amended and Restated Credit Agreement dated as of February 8, 2019 among P. H. GLATFELTER COMPANY, a Pennsylvania corporation, and the other Borrowers now or hereafter party thereto, PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, the Guarantors now or hereafter party thereto and the Lenders now or hereafter party thereto

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment / Loans of such Facility for all Lenders	Amount of Commitment / Loans of such Facility Assigned[1]	Percentage Assigned of Commitment / Loans of such Facility[2]	CUSIP Number
________________[3]	$_____________	$_____________	__________%
________________	$_____________	$_____________	__________%
________________	$_____________	$_____________	__________%

Effective Date:  _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]4

[i]

Not be less than $5,000,000.00, in the case of any assignment in respect of the Revolving Credit Commitment of the Assignor, or €5,000,000.00 in the case of the Term Loan Commitment or Term Loan of the Assignor, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consents.

ii	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
iii

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment" or "Term Loan Commitment").  The same percentage of each facility owned by the Assignor shall be assigned to the Assignee.

iv	Assignor shall pay a fee of $3,500 to the Administrative Agent in connection with the Assignment.

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]

The terms set forth in this Assignment are hereby agreed to:

[NAME OF ASSIGNOR]

By:____________________________________
Name:____________________________________
Title:____________________________________

[NAME OF ASSIGNEE]

By:____________________________________
Name:____________________________________
Title:____________________________________

3

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]

Consented to and Accepted:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:_______________________________
Name:_______________________________
Title:_______________________________

[Consented to:]5

P.H. GLATFELTER COMPANY,
as Borrower Agent

By:_______________________________
Name:_______________________________
Title:_______________________________

[v]	To be added only if the consent of the Borrower is required by the terms of Section 10.11 of the Credit Agreement.

4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

1.	Representations and Warranties.
1.1

Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest; (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim; (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document; (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, or any collateral thereunder; (iii) the financial condition of any Borrower, any of such Borrower's Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document; or (iv) the performance or observance by any Borrower, any of such Borrower's Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2

Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (ii) it meets all requirements, of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement); (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder; (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type; (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.3 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; (vi) it has, independently and without reliance upon the Administrative Agent made its own credit analysis and decision to enter into this Assignment to purchase such Assigned Interest; and (vii) if Assignee is not incorporated or organized under the Laws of the United States of America or a state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.

Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.

General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.  This Assignment shall be governed by, and construed in accordance with, the Laws of the State of New York.

2

EXHIBIT 1.1(B)

FORM OF
BORROWER JOINDER AND ASSUMPTION AGREEMENT

THIS BORROWER JOINDER AND ASSUMPTION AGREEMENT (this "Agreement") is made as of ____________, 20__, by _____________________________________________________, a _____________________ [corporation/partnership/limited liability company] (the "New Borrower").

Background

Reference is made to (i) the Third Amended and Restated Credit Agreement, dated as of February 8, 2019, as the same may be amended, restated, supplemented or modified from time to time (the "Credit Agreement"), by and among P. H. GLATFELTER COMPANY, a Pennsylvania corporation, the other Borrowers now or hereafter party thereto (collectively, the "Borrowers"), each of the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto (the "Lenders") and PNC BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), (ii) the Second Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of February 8, 2019, as the same may be amended, restated, supplemented or modified from time to time (the "Guaranty"), made by the Guarantors in favor of the Administrative Agent, and (iii) the other Loan Documents referred to in the Credit Agreement, as the same may be amended, restated, supplemented or modified from time to time (collectively, the "Loan Documents").

Agreement

Capitalized terms defined in the Credit Agreement are used herein as defined therein.

New Borrower hereby becomes a Borrower under the terms of the Credit Agreement and in consideration of the value of the synergistic and other benefits received by New Borrower as a result of being or becoming affiliated with the Borrowers and the Guarantors, New Borrower hereby agrees that effective as of the date hereof [subject to the limitations set forth in Section 10.18 of the Credit Agreement]6 it hereby is, and shall be deemed to be, and assumes the obligations of, a "Loan Party" and a "Borrower", jointly and severally, under the Credit Agreement and the Notes, and a Loan Party or Borrower, as the case may be, under each of the other Loan Documents to which the Loan Parties or Borrowers are a party; and, New Borrower hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the payment in full of the Loans and the Notes, the expiration of all Letters of Credit, and the performance of all other Obligations of the Loan Parties under the Loan Documents, New Borrower shall perform, comply with, and be subject to and bound by each of the terms and provisions of the Credit Agreement and each of the other Loan Documents, jointly and severally, with the existing parties thereto.  Without limiting the generality of the foregoing, New Borrower hereby represents and warrants that (i) each of the

vi	To be included for each New Borrower that is a Foreign Borrower representations and warranties set forth in Section 5 of the Credit Agreement applicable to a Loan Party is true and correct as to New Borrower on and as of the date hereof and (ii) New Borrower has heretofore received a true and correct copy of the Credit Agreement and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.  [INSERT ANY APPLICABLE LOCAL LAW LIMITATIONS.]

New Borrower hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent, the Credit Agreement and each of the other Loan Documents executed and delivered by the Borrowers to the Administrative Agent and any of the Lenders.

New Borrower is simultaneously delivering to the Administrative Agent the documents, together with this Borrower Joinder and Assumption Agreement, required under Section 7.1.10 of the Credit Agreement.

In furtherance of the foregoing, New Borrower shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of Administrative Agent to carry out more effectively the provisions and purposes of this Borrower Joinder and Assumption Agreement and the other Loan Documents.

This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.  New Borrower acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of New Borrower shall constitute effective and binding execution and delivery hereof by New Borrower.

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE - BORROWER JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Borrower has duly executed this Borrower Joinder and Assumption Agreement and delivered the same to the Administrative Agent for the benefit of the Lenders, as of the date and year first above written.

ATTEST:__________________________________________

By:_________________________By:
Name:_________________________Name:
Title_________________________Title:

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:_______________________________
Name:_______________________________
Title:_______________________________

EXHIBIT 1.1(C)

[FORM OF]

QUALIFYING LENDER CONFIRMATION

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among [   ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 4.7.7(iii)(a) of the Credit Agreement, the undersigned hereby certifies that (i) [it is an Irish Qualifying Lender], or (ii) [it is not an Irish Qualifying Lender].

Pursuant to the provisions of Section 4.7.7(iv)(f) of the Credit Agreement, the undersigned hereby certifies that (i) [it is an English Qualifying Lender (other than an English Treaty Lender)], (ii) [it is an English Treaty Lender], or (ii)[it is not an English Qualifying Lender].

By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

EXHIBIT 1.1(G)(1)

FORM OF
GUARANTOR JOINDER AND ASSUMPTION AGREEMENT

THIS GUARANTOR JOINDER AND ASSUMPTION AGREEMENT (this "Agreement") is made as of ____________, 20__, by _____________________________________________________, a _____________________ [corporation/partnership/limited liability company] (the "New Guarantor").

Background

Reference is made to (i) the Third Amended and Restated Credit Agreement, dated as of February 8, 2019, as the same may be amended, restated, supplemented or modified from time to time (the "Credit Agreement"), by and among P. H. GLATFELTER COMPANY, a Pennsylvania corporation, the other Borrowers now or hereafter party thereto (collectively, the "Borrowers"), each of the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto (the "Lenders") and PNC BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), (ii) the Second Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of February 8, 2019, as the same may be amended, restated, supplemented or modified from time to time (the "Guaranty"), made by Guarantors in favor of the Administrative Agent, and (iii) the other Loan Documents referred to in the Credit Agreement, as the same may be amended, restated, supplemented or modified from time to time (collectively, the "Loan Documents").

Agreement

Capitalized terms defined in the Credit Agreement are used herein as defined therein.

New Guarantor hereby becomes a Guarantor under the terms of the Credit Agreement and in consideration of the value of the synergistic and other benefits received by New Guarantor as a result of being or becoming affiliated with the Borrowers and the Guarantors, New Guarantor hereby agrees that effective as of the date hereof [subject to the limitations set forth in Section 20 of the Guaranty]7 it hereby is, and shall be deemed to be, and assumes the obligations of, a "Loan Party" and a "Guarantor", jointly and severally, under the Credit Agreement, a "Guarantor," jointly and severally with the existing Guarantors under the Guaranty, and a Loan Party or Guarantor, as the case may be, under each of the other Loan Documents to which the Loan Parties or Guarantors are a party; and, New Guarantor hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the payment in full of the Loans and the Notes, the expiration of all Letters of Credit, and the performance of all other Obligations of the Loan Parties under the Loan Documents, New Guarantor shall perform, comply with, and be subject to and bound by each of the terms and provisions of the Credit Agreement, Guaranty and each of the other Loan Documents, jointly and severally, with the existing parties thereto.  Without limiting the generality of the foregoing, New

vii	To be included for each New Guarantor that is a Foreign Borrower or Foreign Guarantor.

Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Section 5 of the Credit Agreement applicable to a Loan Party is true and correct as to New Guarantor on and as of the date hereof and (ii) New Guarantor has heretofore received a true and correct copy of the Credit Agreement, Guaranty and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.  [INSERT ANY APPLICABLE LOCAL LAW LIMITATIONS.]

New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent, the Credit Agreement, Guaranty and each of the other Loan Documents given by the Guarantors to the Administrative Agent and any of the Lenders.

New Guarantor is simultaneously delivering to the Administrative Agent the documents, together with this Guarantor Joinder and Assumption Agreement, required under Section 7.1.10 of the Credit Agreement.

In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of Administrative Agent to carry out more effectively the provisions and purposes of this Guarantor Joinder and Assumption Agreement and the other Loan Documents.

This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.  New Guarantor acknowledges and agrees that a telecopy transmission to the Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of New Guarantor shall constitute effective and binding execution and delivery hereof by New Guarantor.

[SIGNATURE PAGE FOLLOWS]

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[SIGNATURE PAGE - GUARANTOR JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Guarantor has duly executed this Guarantor Joinder and Assumption Agreement and delivered the same to the Administrative Agent for the benefit of the Lenders, as of the date and year first above written.

ATTEST:__________________________________________

By:________________________By:

Name:________________________Name:

Title________________________Title:

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:_______________________________
Name:_______________________________
Title:_______________________________

EXHIBIT 1.1(G)(2)

FORM OF
SECOND Amended and Restated CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP

This Second Amended and Restated Continuing Agreement of Guaranty and Suretyship (the "Guaranty"), dated as of February 8, 2019, is jointly and severally given by each of the undersigned and each of the other Persons which become Guarantors hereunder from time to time (each a "Guarantor" and collectively the "Guarantors") in favor of PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (the "Administrative Agent") in connection with that Third Amended and Restated Credit Agreement, dated as of the date hereof, by and among P. H. Glatfelter Company, a Pennsylvania corporation, the other Borrowers now or hereafter party thereto (collectively, the "Borrowers"), the Guarantors now or hereafter party thereto, the Administrative Agent, and the Lenders now or hereafter party thereto (the "Lenders") (as amended, restated, modified, or supplemented from time to time hereafter, the "Credit Agreement").  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement and the rules of construction set forth in Section 1.2 of the Credit Agreement shall apply to this Guaranty.

1.

Guaranteed Obligations.  To induce the Administrative Agent and the Lenders to make loans and grant other financial accommodations to the Borrowers under the Credit Agreement, each Guarantor hereby jointly and severally (subject to Section 20, if applicable) unconditionally, and irrevocably, guaranties to the Administrative Agent, each Lender and any provider of a Lender Provided Hedge or Other Lender‑Provided Financial Service Products; and becomes surety, as though it was a primary obligor for, the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar Laws of any country or jurisdiction) of all Obligations, and all extensions, modifications, substitutions, amendments or renewals thereof, whether such Obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including Obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to any Borrower or any Guarantor or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such Obligation is not enforceable or allowable in such proceeding, and including all Obligations arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such Obligations are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied) (all such Obligations are referred to, collectively, as the "Guaranteed Obligations" and each, as a "Guaranteed Obligation").  Notwithstanding anything to the contrary contained herein, Guaranteed Obligations shall specifically exclude any and all Excluded Hedge Liabilities.  Without limitation of the foregoing, any of the Guaranteed Obligations shall be and remain Guaranteed Obligations entitled to the benefit of this Guaranty if the Administrative Agent or any of the Lenders (or any one or more assignees or transferees thereof) from time to time assign or otherwise transfer all or any portion of their respective rights and obligations under the Loan

Documents, or any other Guaranteed Obligations, to any other Person, in accordance with the terms of the Credit Agreement.  In furtherance of the foregoing, each Guarantor jointly and severally (subject to Section 20, if applicable) agrees as follows.

2.

Guaranty.  Each Guarantor hereby promises to pay and perform all such Guaranteed Obligations immediately upon demand of the Administrative Agent and the Lenders or any one or more of them at maturity or upon an Event of Default.  All payments made hereunder shall be made by each Guarantor in immediately available funds in United States Dollars and shall be made without setoff, counterclaim, withholding, or other deduction of any nature, except as may otherwise be required by Law.

3.

Obligations Absolute.  The Guaranteed Obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise diminished by the failure, default, omission, or delay, willful or otherwise, by any Lender, the Administrative Agent, or any Borrower or any other obligor on any of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which would vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.  Each of the Guarantors agrees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents.  Without limiting the generality of the foregoing, to the fullest extent it can do so in accordance with applicable Law, each Guarantor hereby consents to, at any time and from time to time, and the joint and several (subject to Section 20, if applicable) Guaranteed Obligations of each Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:

(a)

Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guaranteed Obligations and to the fullest extent of the law regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guaranteed Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or the Lenders or any other Person with respect thereto;

(b)

Any increase, decrease, or change in the amount, nature, type or purpose of any of, or any release, surrender, exchange, compromise or settlement of, any of the Guaranteed Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Guaranteed Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or renewals, extensions, refinancing or refunding of, any Loan Document or any of the Guaranteed Obligations;

(c)

Any failure to assert any breach of or default under any Loan Document or any of the Guaranteed Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non‑exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non‑exercise, of any right or remedy against any Borrower or any other Person under or in

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connection with any Loan Document or any of the Guaranteed Obligations; any refusal of payment or performance of any of the Guaranteed Obligations, whether or not with any reservation of rights against any Guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guaranteed Obligations) to other obligations, if any, not entitled to the benefits of this Guaranty, in preference to Guaranteed Obligations entitled to the benefits of this Guaranty, or if any collections are applied to Guaranteed Obligations, any application to particular Guaranteed Obligations;

(d)

Any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or the Lenders, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by any of the Administrative Agent or the Lenders, or any of them, or any other Person in respect of, any direct or indirect security for any of the Guaranteed Obligations.  As used in this Guaranty, "direct or indirect security" for the Guaranteed Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guaranteed Obligations, made by or on behalf of any Person;

(e)

Any merger, consolidation, liquidation, dissolution, winding‑up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, any Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Borrower or any other Person; or any action taken or election made by the Administrative Agent or the Lenders, or any of them (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), any Borrower, or any other Person in connection with any such proceeding;

(f)

Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Borrower or any other Person with respect to any Loan Document or any of the Guaranteed Obligations; or any discharge by operation of law or release of any Borrower or any other Person from the performance or observance of any Loan Document or any of the Guaranteed Obligations; or

(g)

Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, any Guarantor, a guarantor or a surety, excepting in each such case full, strict, and indefeasible payment and performance of the Guaranteed Obligations in full.

Each Guarantor acknowledges, consents, and agrees that new Guarantors may join in this Guaranty pursuant to Section 7.1.10 of the Credit Agreement and each Guarantor affirms that its Guaranteed Obligations hereunder shall continue undiminished.

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4.

Waivers, etc.  Subject to Section 20, if applicable, to the fullest extent it can do so in accordance with applicable Law, each of the Guarantors hereby waives any defense to or limitation on its Guaranteed Obligations under this Guaranty arising out of or based on any event or circumstance referred to in Section 3 hereof.  Without limitation and to the fullest extent permitted by applicable Law, each Guarantor waives each of the following:

(a)

All notices, disclosures and demand of any nature which otherwise might be required from time to time to preserve intact any rights against any Guarantor, including the following:  any notice of any event or circumstance described in Section 3 hereof; any notice required by any Law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guaranteed Obligations; any notice of the incurrence of any Guaranteed Obligation; any notice of any default or any failure on the part of any Borrower or any other Person to comply with any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of any Borrower or any other Person;

(b)

Any right to any marshalling of assets, to the filing of any claim against any Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against any Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or the Lenders, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Guaranty or any other Loan Document, and any requirement that any Guarantor receive notice of any such acceptance;

(c)

Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including, but not limited to, anti‑deficiency laws, "one action" laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent or the Lenders, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guaranteed Obligations), which results in denial or impairment of the right of the Administrative Agent or the Lenders, or any of them, to seek a deficiency against any Borrower or any other Person or which otherwise discharges or impairs any of the Guaranteed Obligations; and

(d)	Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of collateral, or the like.

5.Reinstatement.  This Guaranty is a continuing guaranty of the Guarantors and shall remain in full force and effect notwithstanding that no Guaranteed Obligations may be outstanding from time to time and notwithstanding any other event or circumstance.  Upon termination of all Commitments, the expiration of all Letters of Credit and indefeasible payment in full of all Guaranteed Obligations (other than non‑assessed contingent reimbursement

4

obligations), this Guaranty shall terminate; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Guaranteed Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by any Lender or Administrative Agent upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, any Borrower or for any other reason whatsoever, all as though such payment had not been made and was due and owing.

6.

Subrogation.  Each Guarantor waives and agrees it will not exercise any rights against any Borrower or any other Guarantor arising in connection with, or any collateral securing, the Guaranteed Obligations (including rights of subrogation, contribution, and the like) until the Guaranteed Obligations have been indefeasibly paid in full, and all Commitments have been terminated and all Letters of Credit have expired.  If, during the occurrence and continuance of an Event of Default, any amount shall be paid to any Guarantor by or on behalf of any Borrower or any other Guarantor by virtue of any right of subrogation, contribution, or the like, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and shall be held in trust for the benefit of, the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

7.

No Stay.  If any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guaranteed Obligation shall at any time be stayed, enjoined, or prevented for any reason (including, but not limited to, stay or injunction resulting from the pendency against any Borrower or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantors agree that, for the purposes of this Guaranty and their Guaranteed Obligations hereunder, the Guaranteed Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.

8.	Taxes. Each Guarantor agrees to comply with Section 4.7 of the Credit Agreement as applied to such Guarantor and the Guaranteed Obligations.
9.

Notices.  Each Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to such Guarantor at the address set forth on a Schedule to, or in a Guarantor Joinder and Assumption Agreement given under, the Credit Agreement and in the manner provided in Section 10.6 of the Credit Agreement.  The Administrative Agent and the Lenders may rely on any notice (whether or not made in a manner contemplated by this Guaranty) purportedly made by or on behalf of a Guarantor, and the Administrative Agent and the Lenders shall have no duty to verify the identity or authority of the Person giving such notice.

10.

Counterparts; Telecopy Signatures.  This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  Each Guarantor acknowledges and agrees that a telecopy transmission to Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of any Guarantor shall constitute effective and binding execution and delivery hereof by such Guarantor.

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11.	Setoff, Default Payments by Borrowers.
(a)	Each Guarantor agrees to be bound by Section 8.2.3 of the Credit Agreement as applied to such Guarantor.
(b)

Upon the occurrence and during the continuation of any default under any Guaranteed Obligation, if any amount shall be paid to any Guarantor by or for the account of any Borrower, such amount shall be held in trust for the benefit of each Lender and Administrative Agent and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations when due and payable.

12.

Construction.  The section and other headings contained in this Guaranty are for reference purposes only and shall not affect interpretation of this Guaranty in any respect.  This Guaranty has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities in agreement or instruments against the party controlling the drafting thereof, shall apply to this Guaranty.

13.

Successors and Assigns.  This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Administrative Agent and the Lenders, or any of them, and their successors and permitted assigns provided, however, that no Guarantor may assign or transfer any of its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void.  Without limitation of the foregoing, the Administrative Agent and the Lenders, or any of them (and any successive assignee or transferee), from time to time may assign or otherwise transfer all or any portion of its rights or obligations in accordance with the Loan Documents (including all or any portion of any commitment to extend credit), or any other Guaranteed Obligations, to any other person and such Guaranteed Obligations (including any Guaranteed Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Guaranteed Obligations entitled to the benefit of this Guaranty, and to the extent of its interest in such Guaranteed Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Administrative Agent and the Lenders in this Guaranty or otherwise.

14.	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a)	Governing Law. This Guaranty shall be governed by, construed, and enforced in accordance with the laws of the State of New York.
(b)

Consent to Forum; Waiver of Jury Trial:  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A

6

PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT, AND EACH GUARANTOR WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 9 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.  EACH GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT TO THE FULL EXTENT PERMITTED BY LAW.

(c)

Each Guarantor hereby appoints a process agent, P. H. Glatfelter Company, as its agent to receive on behalf of such party and its respective property, service of copies of the summons and complaint and any other process which may be served in any action or proceeding (the "Process Agent").  Such service may be made by mailing or delivering a copy of such process to any of the Guarantors in care of the Process Agent at the Process Agent's address, and each of the Guarantors hereby authorizes and directs the Process Agent to receive such service on its behalf.  Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided by law.  Each Guarantor further agrees that it shall, for so long as any Commitment, Letter of Credit or any Obligation of any Loan Party to the Lenders remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 14.  The Process Agent hereby accepts the appointment of Process Agent by the Guarantors and agrees to act as Process Agent on behalf of the Guarantors.  The Process Agent has an address of, on the date hereof, that of P. H. Glatfelter Company as reflected in the Credit Agreement.

15.	Severability; Modification to Conform to Law.
(a)

It is the intention of the parties that this Guaranty be enforceable to the fullest extent permissible under applicable Law, but that the unenforceability (or modification to conform to such Law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof.  If any provision in this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Guaranty shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

7

(b)

Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and the Lenders, hereby confirm that it is the intention of all such Persons that this Guaranty and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder.  To effectuate the foregoing intention, the Administrative Agent and the Lenders hereby irrevocably agree that the Guaranteed Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.  For purposes hereof, "Bankruptcy Law" means any proceeding of the type referred to in the definition of Insolvency Proceeding in the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

16.

Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Administrative Agent or any Lender under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by Law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lenders under or in respect of the Loan Documents.

17.

Notwithstanding anything to the contrary in this Section or elsewhere in this Guaranty, this Guaranty shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Guaranty to enforceability to the fullest extent permitted by Law) were not a part of this Guaranty, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Guarantor's Guaranteed Obligations hereunder as to each element of such assertion.

18.

Additional Guarantors.  At any time after the initial execution and delivery of this Guaranty to the Administrative Agent and the Lenders, additional Persons may become parties to this Guaranty and thereby acquire the duties and rights of being Guarantors hereunder by executing and delivering to the Administrative Agent and the Lenders a Guarantor Joinder and Assumption Agreement pursuant to the Credit Agreement.  No notice of the addition of any Guarantor shall be required to be given to any pre‑existing Guarantor and each Guarantor hereby consents thereto.

19.

Joint and Several Obligations.  Subject to Section 20 hereof, if applicable, the Guaranteed Obligations of the Guarantors under this Guaranty are joint and several obligations of the Guarantors, and each Guarantor hereby waives to the full extent permitted by Law any defense it may otherwise have to the payment and performance of the Obligations that its liability hereunder is limited and not joint and several.  Each Guarantor acknowledges and agrees that the foregoing waivers and those set forth below serve as a material inducement to the agreement of the Administrative Agent and the Lenders to make the Loans, and that the Administrative Agent and the Lenders are relying on each specific waiver and all such waivers in entering into this Guaranty.  The undertakings of each Guarantor hereunder secure the Guaranteed Obligations of itself and the other Guarantors.  The Administrative Agent and the Lenders, or any of them, may, in their sole discretion, elect to enforce this Guaranty against any

8

Guarantor without any duty or responsibility to pursue any other Guarantor and such an election by the Administrative Agent and the Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Lenders, or any of them, may elect to take against any Guarantor.  Each of the Lenders and Administrative Agent hereby reserve all right against each Guarantor.

20.	Obligations of Foreign Guarantors.
(a)

Notwithstanding the joint and several liability of the Guarantors organized under the laws of a jurisdiction other than the United States (each, a "Foreign Guarantor") under this Guaranty or any other Loan Document, and notwithstanding any other provision of this Guaranty or any other Loan Document and whether or not explicitly limited by reference to this Section, all Guaranteed Obligations of each Foreign Guarantor under this Guaranty and any other Loan Documents on account of principal and interest under the Loans and Reimbursement Obligations and Letters of Credit Borrowings and/or any Swap Obligations shall be limited to the principal amount advanced to such Foreign Guarantor or its Subsidiaries and reimbursement of draws under Letters of Credit issued for the account of such Foreign Guarantor or its Subsidiaries and, in each case, interest thereon or the Swap Obligations entered into by the respective Foreign Guarantors or any of the Subsidiaries.  Each Foreign Guarantor shall be liable only for its pro rata share of all fees and expenses and other sums due hereunder (other than principal and interest on the Loans) based upon the ratio of the sum of Loans outstanding to and Letters of Credit issued for such Foreign Guarantor to the total amount of Loans outstanding and Letters of Credit issued hereunder.  Notwithstanding the foregoing, with respect to any reimbursement or indemnification obligation arising from a breach of any representation, covenant, reporting requirement or other similar obligation under this Guaranty or any other Loan Document, each Foreign Guarantor shall be liable only to the extent that such breach is in relation to such Foreign Guarantor or any of its Subsidiaries.

(b)

Any Foreign Guarantor may from time to time deliver a termination notice to the Administrative Agent requesting that it no longer be a party to this Guaranty.  Such termination shall be effective two Business Days after receipt by the Administrative Agent so long as all Guaranteed Obligations for which such Foreign Guarantor is liable pursuant to Section 20(a) above have been paid in full (including principal, interest and other amounts) and no Letter of Credit issued for the account or benefit of such Foreign Guarantor is outstanding; provided that, to the extent this Guaranty provides for the survival of certain provisions upon termination hereof, such surviving provisions shall survive a termination under this subsection with respect to any such Foreign Guarantor.

21.	Receipt of Credit Agreement, Other Loan Documents, Benefits.
(a)

Each Guarantor hereby acknowledges that it has received a copy of the Credit Agreement and the other Loan Documents and each Guarantor certifies that the representations and warranties made therein with respect to such Guarantor are true and correct.  Further, each Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Credit Agreement and the other Loan Documents.

9

(b)

Each Guarantor hereby acknowledges, represents, and warrants that it receives synergistic benefits by virtue of its affiliation with Borrowers and the other Guarantors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Guaranty.

22.	Miscellaneous.
(a)

Generality of Certain Terms.  As used in this Guaranty, the terms "hereof," "herein," and terms of similar import refer to this Guaranty as a whole and not to any particular term or provision; the term "including," as used herein, is not a term of limitation and means "including without limitation".

(b)

Amendments, Waivers.  No amendment to or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor herefrom, shall in any event be effective unless in a writing manually signed by each Guarantor and by or on behalf of the Administrative Agent and the Lenders.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No delay or failure of the Administrative Agent or the Lenders, or any of them, in exercising any right or remedy under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies of the Administrative Agent and the Lenders under this Guaranty are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement or instrument, by law, or otherwise.

(c)

Telecommunications.  Each Lender and Administrative Agent shall be entitled to rely on the authority of any individual making any telecopy, electronic or telephonic notice, request, or signature without the necessity of receipt of any verification thereof.

(d)

Expenses.  Subject to Section 20, if applicable, each Guarantor unconditionally agrees to pay all costs and expenses, including reasonable attorney's fees incurred by the Administrative Agent or any of the Lenders in enforcing this Guaranty against any Guarantor and each Guarantor shall pay and indemnify the Administrative Agent and any Lender from and against any and all claims, demands, liabilities, damages, penalties, interest, judgments, losses, costs, charges and expenses in accordance with and subject to the provisions of, mutatis mutandis, Section 10.3 of the Credit Agreement.

(e)

Prior Understandings.  This Guaranty and the Credit Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other prior and contemporaneous understandings and agreements.

(f)

Survival.  All representations and warranties of the Guarantors made in connection with this Guaranty shall survive, and shall not be waived by, the execution and delivery of this Guaranty, any investigation by or knowledge of the Administrative Agent and the Lenders, or any of them, any extension of credit, or any other event or circumstance whatsoever.

10

(g)

Amendment and Restatement; No Novation.  Reference is made to that certain Amended and Restated Continuing Agreement of Guaranty and Suretyship, dated as of March 12, 2015, made by the guarantors party thereto in favor of the Administrative Agent, as heretofore amended (as so amended, the "Existing Guaranty Agreement").  The Existing Guaranty Agreement is hereby amended and restated in its entirety as provided herein, and this Guaranty is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the indebtedness, loans, liabilities, expenses, or guaranteed obligations under the Existing Guaranty Agreement.  Each Guarantor and the Administrative Agent acknowledge and agree that the Existing Guaranty Agreement has continued to guaranty the indebtedness, loans, liabilities, expenses, and obligations thereunder since the date of execution of the Existing Guaranty Agreement; and that this Guaranty is entitled to all rights and benefits originally pertaining to the Existing Guaranty Agreement.

[SIGNATURE PAGE FOLLOWS]

11

[SIGNATURE PAGE – SECOND AMENDED AND RESTATED CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP]

IN WITNESS WHEREOF, each Guarantor intending to be legally bound, has executed this Guaranty as of the date first above written with the intention that this Guaranty shall constitute a sealed instrument.

GLATFELTER HOLDINGS, LLC, a Delaware limited liability company By: Name: Title:

EXHIBIT 1.1(R)

FORM OF
[AMENDED AND RESTATED] REVOLVING CREDIT NOTE

$______________.____________, ______

FOR VALUE RECEIVED, the undersigned, P. H. GLATFELTER COMPANY, a Pennsylvania corporation, and the other Borrowers signatory hereto (collectively, the "Borrowers"), jointly and severally, hereby promise to pay to the order of _________________________________ (the "Lender"), the lesser of (i) the principal sum of _________________________________________and ___/100 Dollars (US$____________.__), and (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by the Lender to the Borrowers pursuant to Section 2.1.1 of the Third Amended and Restated Credit Agreement, dated as of February 8, 2019, among the Borrowers, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and PNC Bank, National Association, as Administrative Agent (hereinafter referred to in such capacity as the "Administrative Agent") (as amended, restated, modified, or supplemented from time to time, the "Credit Agreement"), payable by 11:00 a.m. on the Expiration Date.  The Borrowers shall pay, together with interest the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrowers pursuant to, or as otherwise provided in, the Credit Agreement.  Subject to the provisions of the Credit Agreement, interest on this [Amended and Restated] Revolving Credit Note (this "Note") will be payable pursuant to Section 4.3 of, or as otherwise provided in, the Credit Agreement.  If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

Upon the occurrence and during the continuation of an Event of Default and at the Administrative Agent's discretion or upon written demand by the Required Lenders, the Borrowers shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Note and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 3.3 [Interest After Default] of the Credit Agreement.  Such interest will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature at the office of the Administrative Agent located at PNC Firstside Center, 500 First Avenue, 3rd Floor, Pittsburgh, Pennsylvania 15219, Attention:  [__], [__], unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America or, in the case of any Revolving Credit Loans made in an Optional Currency, in the applicable Optional Currency, in each case in immediately available funds.

Exhibit 1.1(R)1

This Note is one of the Notes referred to in, and is subject to the provisions (including, but not limited to, the limitations set forth in Section 10.18 of the Credit Agreement if applicable), and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants, conditions, security interests, and Liens contained or granted therein.  The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.  Except as expressly set forth in the Credit Agreement, the Borrowers waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

This Note shall bind the Borrowers and their respective successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns.  All references herein to the "Borrowers" and the "Lender" shall be deemed to apply to the Borrowers and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the laws of the State of New York.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 of the Credit Agreement shall apply to this Note.

[This Note amends and restates that certain Revolving Credit Note, dated March 12, 2015, in the original principal amount of $[__] payable to the order of the Lender (the "Existing Note").  ]

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE - [AMENDED AND RESTATED] REVOLVING CREDIT NOTE]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have entered into this Note as of the day and year first above written.

P.H. GLATFELTER COMPANY By: Name: Title:
PHG TEA LEAVES, INC. By: Name: Title:
MOLLANVICK, INC. By: Name: Title:
GLATFELTER GERNSBACH GMBH By: Name: Title:
GLATFELTER FALKENHAGEN GMBH By: Name: Title:
GLATFELTER GATINEAU LTÉE By: Name: Title:
GLATFELTER LUXEMBOURG SÀRL, LTD. By: Name: Title:

[SIGNATURE PAGE – [AMENDED AND RESTATED] REVOLVING CREDIT NOTE]

GLATFELTER LYDNEY, LTD. By: Name: Title:
GLATFELTER CAERPHILLY LTD. By: Name: Title:
GLATFELTER COMPOSITE FIBERS NA, INC. By: Name: Title:
GLATFELTER DRESDEN GMBH By: Name: Title:
GLATFELTER OBER-SCHMITTEN GMBH By: Name: Title:
GLATFELTER STEINFURT GMBH By: Name: Title:
GLATFELTER IRELAND LIMITED By: Name: Title:

[SIGNATURE PAGE – [AMENDED AND RESTATED] REVOLVING CREDIT NOTE]

GLATFELTER LUXEMBOURG SERVICES SÀRL By: Name: Title:
GLATFELTER ADVANCED MATERIALS N.A., LLC By: Name: Title:

EXHIBIT 1.1(S)

FORM OF
AMENDED AND RESTATED SWING LOAN NOTE

$30,000,000.00_____________, _______

FOR VALUE RECEIVED, the undersigned, P. H. GLATFELTER COMPANY, a Pennsylvania corporation, and the other Borrowers signatory hereto (collectively, the "Borrowers"), jointly and severally, hereby unconditionally promise to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Lender"), the lesser of (i) the principal sum of THIRTY MILLION and 00/100 DOLLARS (US$30,000,000.00), and (ii) the aggregate unpaid principal balance of all Swing Loans made by the Lender to the Borrowers pursuant to Section 2.5.2 of the Third Amended and Restated Credit Agreement, dated as of February 8, 2019, among the Borrowers, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and the Lender, as administrative agent (hereinafter referred to in such capacity as the "Administrative Agent") (as amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"), payable with respect to each Swing Loan evidenced hereby on the earlier of (i) demand by the Lender or (ii) by 11:00 a.m. Pittsburgh time on the Expiration Date, or at such other time specified in the Credit Agreement.

The Borrowers shall pay interest on the unpaid principal balance of each Swing Loan from time to time outstanding hereunder from the date hereof at the rate per annum and on the date(s) provided in the Credit Agreement.  Subject to the provisions of the Credit Agreement, interest on this Amended and Restated Swing Loan Note (this "Note") will be payable pursuant to Section 4.3 of, or as otherwise provided in, the Credit Agreement.  If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.  Upon the occurrence and during the continuation of an Event of Default and at the Administrative Agent's discretion or upon written demand by the Required Lenders, the Borrowers shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Note at a rate per annum as set forth in Section 3.3 of the Credit Agreement.  Such interest will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at PNC Firstside Center, 500 First Avenue, 3rd Floor, Pittsburgh, Pennsylvania 15219, Attention:  [__], [__], unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.

This Note is one of the Notes referred to in, and is subject to the provisions (including, but not limited to, the limitations set forth in Section 10.18 of the Credit Agreement if applicable), and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants or conditions contained or granted therein.

The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on demand or otherwise, on account of principal hereof prior to maturity upon the terms and conditions therein specified.  All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 of the Credit Agreement shall apply to this Note.  Except as expressly set forth in the Credit Agreement, the Borrowers waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

The Borrowers acknowledge and agree that the Lender may at any time and in its sole discretion demand payment of all amounts outstanding under this Note without prior notice to the Borrowers.

This Note shall bind the Borrowers and their respective successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns.  All references herein to the "Borrowers" and the "Lender" shall be deemed to apply to the Borrowers and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the laws of the State of New York.

The Borrowers acknowledge and agree that a telecopy transmission to Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of Borrowers shall constitute effective and binding execution and delivery hereof by Borrowers.

This Note amends and restates that certain Swing Loan Note, dated March 12, 2015, in the original principal amount of $30,000,000 payable to the order of the Lender (the "Existing Note").

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE – AMENDED AND RESTATED SWING LOAN NOTE]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have entered into this Note as of the day and year first above written.

P.H. GLATFELTER COMPANY By: Name: Title:
PHG TEA LEAVES, INC. By: Name: Title:
MOLLANVICK, INC. By: Name: Title:
GLATFELTER GERNSBACH GMBH By: Name: Title:
GLATFELTER FALKENHAGEN GMBH By: Name: Title:
GLATFELTER GATINEAU LTÉE By: Name: Title:
GLATFELTER LUXEMBOURG SÀRL, LTD. By: Name: Title:

[SIGNATURE PAGE – AMENDED AND RESTATED SWING LOAN NOTE]

GLATFELTER LYDNEY, LTD. By: Name: Title:
GLATFELTER CAERPHILLY LTD. By: Name: Title:
GLATFELTER COMPOSITE FIBERS NA, INC. By: Name: Title:
GLATFELTER DRESDEN GMBH By: Name: Title:
GLATFELTER OBER-SCHMITTEN GMBH By: Name: Title:
GLATFELTER STEINFURT GMBH By: Name: Title:
GLATFELTER IRELAND LIMITED By: Name: Title:

[SIGNATURE PAGE – AMENDED AND RESTATED SWING LOAN NOTE]

GLATFELTER LUXEMBOURG SERVICES SÀRL By: Name: Title:
GLATFELTER ADVANCED MATERIALS N.A., LLC By: Name: Title:

EXHIBIT 1.1(T)

FORM OF
Term Loan NOTE

€______________.____________, ______

FOR VALUE RECEIVED, the undersigned, P. H. GLATFELTER COMPANY, a Pennsylvania corporation, and the other Borrowers signatory hereto (collectively, the "Borrowers"), jointly and severally, hereby promise to pay to the order of _________________________________ (the "Lender"), the principal sum of _________________________________________and ___/100 Euros (€____________.__), pursuant to Section 2.14 of the Third Amended and Restated Credit Agreement, dated as of February 8, 2019, among the Borrowers, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and PNC Bank, National Association, as Administrative Agent (hereinafter referred to in such capacity as the "Administrative Agent") (as amended, restated, modified, or supplemented from time to time, the "Credit Agreement"), payable by 11:00 a.m. on the Expiration Date.  The Borrowers shall pay, together with interest the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrowers pursuant to, or as otherwise provided in, the Credit Agreement.  Subject to the provisions of the Credit Agreement, interest on this Term Loan Note (this "Note") will be payable pursuant to Section 4.3 of, or as otherwise provided in, the Credit Agreement.  If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

Upon the occurrence and during the continuation of an Event of Default and at the Administrative Agent's discretion or upon written demand by the Required Lenders, the Borrowers shall pay interest on the unpaid principal balance hereof at a rate per annum as set forth in Section 3.3 [Interest After Default] of the Credit Agreement.  Such interest will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature at the office of the Administrative Agent located at PNC Firstside Center, 500 First Avenue, 3rd Floor, Pittsburgh, Pennsylvania 15219, Attention:  [__], [__], unless otherwise directed in writing by the Administrative Agent, in Euros.

This Note is one of the Notes referred to in, and is subject to the provisions (including, but not limited to, the limitations set forth in Section 10.18 of the Credit Agreement if applicable), and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants, conditions, security interests, and Liens contained or granted therein.  The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.  Except as expressly set forth in the Credit Agreement, the Borrowers waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

This Note shall bind the Borrowers and their respective successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns.  All references herein to the "Borrowers" and the "Lender" shall be deemed to apply to the Borrowers and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the laws of the State of New York.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 of the Credit Agreement shall apply to this Note.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE - term loan NOTE]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have entered into this Note as of the day and year first above written.

P.H. GLATFELTER COMPANY By: Name: Title:
PHG TEA LEAVES, INC. By: Name: Title:
MOLLANVICK, INC. By: Name: Title:
GLATFELTER GERNSBACH GMBH By: Name: Title:
GLATFELTER FALKENHAGEN GMBH By: Name: Title:
GLATFELTER GATINEAU LTÉE By: Name: Title:
GLATFELTER LUXEMBOURG SÀRL, LTD. By: Name: Title:

[SIGNATURE PAGE – term loan NOTE]

GLATFELTER LYDNEY, LTD. By: Name: Title:
GLATFELTER CAERPHILLY LTD. By: Name: Title:
GLATFELTER COMPOSITE FIBERS NA, INC. By: Name: Title:
GLATFELTER DRESDEN GMBH By: Name: Title:
GLATFELTER OBER-SCHMITTEN GMBH By: Name: Title:
GLATFELTER STEINFURT GMBH By: Name: Title:
GLATFELTER IRELAND LIMITED By: Name: Title:

[SIGNATURE PAGE – term loan NOTE]

GLATFELTER LUXEMBOURG SERVICES SÀRL By: Name: Title:
GLATFELTER ADVANCED MATERIALS N.A., LLC By: Name: Title:

EXHIBIT 2.4

FORM OF
LOAN REQUEST

Date:  ______________

TO:PNC Bank, National Association, as Administrative Agent

PNC Firstside Center - 3rd Floor

500 First Avenue

Pittsburgh, Pennsylvania  15219

Telephone No.:  (412) 762-04238

Telecopier No.:  (412) 705-2400

Attention: [__]

FROM:__________________________

RE:

Third Amended and Restated Credit Agreement (as it may be amended, restated, modified or supplemented, the "Agreement"), dated as of February 8, 2019, by and among P. H. Glatfelter Company, the other Borrowers party thereto (collectively, "Borrowers"), the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as Administrative Agent for the Lenders (the "Administrative Agent")

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.

A.

Pursuant to Section [2.4.1][2.4.2][3.2] of the Agreement, the undersigned [Borrower] [Borrower Agent] irrevocably requests [check one line under 1(a) below and fill in blank space next to the line as appropriate]:

1.(a)      A new Revolving Credit Loan OR

      A new Swing Loan OR

      A new Term Loan OR

      Renewal of the Euro-Rate Option applicable to an outstanding Revolving Credit Loan, originally made on __________ __, ____ OR

Renewal of the an Interest Period applicable to an outstanding Term Loan, originally made on __________ __, ____ OR
Conversion of the Base Rate Option applicable to an outstanding Revolving Credit Loan, originally made on _____________ to a Revolving Credit Loan to which the Euro-Rate Option applies, OR

viii	PNC to confirm.

1

Conversion of the Euro-Rate Option applicable to an outstanding Revolving Credit Loan originally made on __________ __, ____ to a Revolving Credit Loan to which the Base Rate Option applies.

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:

[Check one line under 1(b) below and fill in blank spaces in line next to line]:

1.(b)(i)

Under the Base Rate Option.  Such Loan shall have a Borrowing Date of __________, ___ (which date shall be (i) the Business Day of receipt by the Administrative Agent by 11:00 a.m. Pittsburgh time of this Loan Request for making a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) the last day of the preceding Interest Period under the Euro-Rate Option if a Loan to which the Euro-Rate Option applies is being converted to a Loan to which the Base Rate Option applies).

OR

(ii)

      Under the Euro-Rate Option.  Such Loan shall have a Borrowing Date of _____________ (which date shall be (i) three (3) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 11:00 a.m. Pittsburgh time of this Loan Request for making a new Revolving Credit Loan in Dollars to which the Euro-Rate Option applies, renewing a Revolving Credit Loan in Dollars to which the Euro-Rate Option applies, or converting a Revolving Credit Loan to which the Base Rate Option applies to a Loan to which the Euro-Rate Option applies, (ii) four (4) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 11:00 a.m. Pittsburgh time of this Loan Request for making a new Revolving Credit Loan in an Optional Currency, or renewing a Revolving Credit Loan in an Optional Currency, (iii) four (4) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 11:00 a.m. Pittsburgh time of this Loan Request for making a new Term Loan or renewing a Term Loan's Interest Period, or (iv) one (1) Business Day subsequent to the last day of the preceding Interest Period if a Loan to which the Euro-Rate Option applies is being convert to a Loan to which the Base Rate Option applies).

[Check one line under 2 below and fill in blank spaces in the line checked]

2.	(a) _____ Such Loan is in [Dollars/Euros] and in the principal amount of $/€_____________ or the principal amount to be renewed or converted is $/€_____________

OR

(b) _____ Such Revolving Credit Loan is in _____________ [identify Optional Currency] and in the principal amount of ________________________, or the principal amount of such Optional Currency to be renewed is _____________________.

[(1) Revolving Credit Loans under Section 2.4.1 not to be less than $2,000,000.00 and in increments of $100,000.00 if in excess thereof for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $2,000,000.00 or the maximum amount available for each Borrowing Tranche to which the Base Rate Option

2

applies. (2) Term Loans under Section 2.4.1 shall be in integral multiples of €100,000.00 and not less than €2,000,000.00 for each Borrowing Tranche of Term Loans.]

3.	[Complete blank below if the Borrower is selecting the Euro-Rate Option]:

Such Loan shall have an Interest Period of [one, two, three, or six] Month(s).

4.	[Complete blank below if the Borrower is selecting a Loan in Optional Currency]:

Such Revolving Credit Loan shall have an Interest Period of [one or two] Month(s).

5.[If a new Loan]

The proceeds of the Loan shall be advanced to the following Borrower(s): _________________________________________________________________________.

B.

As of the date hereof and the date of making of the above-requested Loan (and after giving effect thereto): all of Borrowers' representations and warranties therein are true and correct in all material respects (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties were true and correct in all material respects on and as of the specific dates or times referred to therein)[9]; no Event of Default or Potential Default has occurred and is continuing or shall exist[10]; the making of any Revolving Credit Loan shall not cause the aggregate Dollar Equivalent amount of Revolving Credit Loans, plus Swing Loans plus the Dollar Equivalent amount of Letters of Credit Obligations to exceed the aggregate Revolving Credit Commitments; and the making of any Term Loan shall not cause the aggregate amount of Term Loans to exceed the Term Loan Commitment.

C.	The undersigned hereby irrevocably requests [check one line under paragraph 1 below and fill in blank space next to the line as appropriate]:
1.	______ Funds to be deposited into PNC bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $/€ _________.

______ Funds to be wired per the following wire instructions:

$/€____________________ Amount of Wire Transfer

Bank Name: ________________________________

ix

In the case of increased Commitments or related Loans that are to be used to fund a Limited Condition Acquisition, such representations and warranties shall be limited to the Specified Representations.

[x]

In the case of any increased Commitments or related Loans that are to be used to fund a Limited Condition Acquisition, such condition shall be limited to the absence of any Event of Default under Section 8.1.1, Section 8.1.15 or Section 8.1.16.

3

ABA: ______________________________________

Account Number: ____________________________

Account Name: ______________________________

Reference: __________________________________

______ Funds to be wired per the attached Funds Flow (multiple wire transfers)

[SIGNATURE PAGE FOLLOWS]

4

[SIGNATURE PAGE - LOAN REQUEST]

The undersigned certifies to the Administrative Agent as to the accuracy of the foregoing.

Date:  ____________________, 20___.

[NAME OF BORROWER]

By:

Name:

Title:

5

EXHIBIT 4.7.7(A)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among [   ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 4.7 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[  ]

Exhibit 4.7.7(A)1

EXHIBIT 4.7.7(B)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among [   ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 4.7 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[  ]

Exhibit 4.7.7(B)1

EXHIBIT 4.7.7(C)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among [   ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 4.7 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[  ]

Exhibit 4.7.7(C)1

EXHIBIT 4.7.7(D)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among [   ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 4.7 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[  ]

Exhibit 4.7.7(D)1

EXHIBIT 7.2.6

form
ACQUISITION COMPLIANCE CERTIFICATE

In accordance with the provisions of Section 7.2.6 of the Third Amended and Restated Credit Agreement dated as of February 8, 2019, as amended, restated and otherwise modified through the date hereof (the "Credit Agreement"), by and among P. H. Glatfelter Company (the "Company"), the other Borrowers party thereto (together with the Company, the "Borrowers"), PNC Bank, National Association, as Administrative Agent (the "Administrative Agent"), and the other parties thereto from time to time, I, _________________________, the ____________________ and authorized officer of the Company, on behalf of all of the Borrowers, do hereby certify (not in such officer's individual capacity) to the Administrative Agent and Lenders as follows:

1.

Borrowers desire that ___________________ [list Loan Party that will be making the Acquisition] (the "Acquiring Company") [acquire the assets/acquire the stock] [by purchase/by merger] of ____________________________ [insert name of entity or business division whose assets are being acquired or the entity whose equity interests are being acquired] (the "Acquired Business") from ______________ [identify the name(s) of the seller(s) of such assets or equity interests] (the "Seller") (the "Acquisition").

2.	The proposed date of Acquisition is _________________ (which date shall be at least five (5) Business Days after the date of this Certificate, the "Acquisition Date").
3.	The Acquired Business is engaged in ____________________ [describe business being acquired].
4.	The board of directors or other equivalent governing body of the Seller has approved (to the extent required) of the Acquisition and evidence of such approval is attached hereto.
5.

The Loan Parties [are/are not] using any portion of the Loans to fund the Acquisition.  [[If Loans are being used to fund the Acquisition, insert the following:] The board of directors or other equivalent governing body of the applicable Loan Party has approved of the acquisition and evidence of such approval is attached hereto.]

6.

(i) With respect to any Permitted Acquisition that is not a Limited Condition Acquisition, no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition, and (ii) with respect to any Limited Condition Acquisition, as of the date the Limited Condition Acquisition Agreement is executed, no Potential Default or Event of Default is in existence or would occur after giving effect to such acquisition, and as of the date of consummation of such Limited Condition Acquisition, no Event of Default described in Sections 8.1.1, 8.1.15 or 8.1.16 shall have occurred and be continuing.

7.After giving effect to the Acquisition, on a pro forma basis, the Borrowers will continue to be in compliance with the financial covenants set forth in Section 7.2 of the Credit Agreement as more fully set forth below and on Annex 1 hereto11:

ActualRequired

Leverage Ratio
ratio of Consolidated Total Net Debt_______
divided by
Consolidated Adjusted EBITDA_______

Leverage Ratio_______not more than [__] to 1.0012

Interest Coverage Ratio
ratio of Consolidated EBITDA_______
divided by
consolidated interest expense _______

Interest Coverage Ratio_______not less than 3.50 to 1.0013

Attached hereto as Annex 1 are calculations supporting the figures reported above.

Any capitalized terms which are used in this Certificate and which are not defined herein, but which are defined in the above-described Credit Agreement, shall have the meanings given to those terms in the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

xi

In the case of any Limited Condition Acquisition, the then applicable covenant levels as set forth in Sections 7.2.15 and 7.2.16 may, at the election of the Borrowers, be calculated as of the date the Limited Condition Acquisition Agreement is entered into, as if the acquisition and other pro forma events in connection therewith were consummated on such date.

xii	Refer to Section 7.2.15 of Credit Agreement to determine applicable maximum ratio.
xiii	Refer to Section 7.2.16 of Credit Agreement.

2

[SIGNATURE PAGE TO ACQUISITION COMPLIANCE CERTIFICATE]

IN WITNESS WHEREOF, I have executed this Certificate the _____ day of _______________, 20___.

By:	___________________________________ ______________________________ of the Company, on behalf of all the Borrowers

3

ANNEX 1

Financial Covenants

EXHIBIT 7.3.3

form of
QUARTERLY COMPLIANCE CERTIFICATE

In accordance with the provisions of Section 7.3.3 of the Third Amended and Restated Credit Agreement dated as of February 8, 2019, as amended, restated and otherwise modified through the date hereof (the "Credit Agreement"), by and among P. H. Glatfelter Company (the "Company"), the other Borrowers party thereto (together with the Company, the "Borrowers"), PNC Bank, National Association, as Administrative Agent (the "Administrative Agent"), and the other parties thereto from time to time, I, _________________________________________, the ____________________ and authorized officer of the Company, on behalf of all of the Borrowers, do hereby certify (not in such officer's individual capacity) to the Administrative Agent and Lenders as follows:

1.

The representations and warranties made by the Loan Parties contained in Section 5 of the Credit Agreement and in the other Loan Documents are true in all material respects with the same effect as though such representations and warranties are made on and as of this date (except representations and warranties which expressly relate solely to an earlier date or time);

2.	No Event of Default or Potential Default exists and is continuing as of the date hereof; and
3.	The Company, on a consolidated basis, is in compliance with the financial covenants set forth in Section 7.2 of the Credit Agreement as more fully set forth below and on Annex 1 hereto:

ActualRequired

Leverage Ratio
ratio of Consolidated Total Net Debt_______
divided by
Consolidated Adjusted EBITDA_______

Leverage Ratio_______not more than [___] to 1.0014

Interest Coverage Ratio
ratio of Consolidated EBITDA_______
divided by
consolidated interest expense_______

xiv	Refer to Section 7.2.15 of Credit Agreement.

Interest Coverage Ratio_______not less than 3.50 to 1.0015

Attached hereto as Annex 1 are calculations supporting the figures reported above.

Any capitalized terms which are used in this Certificate and which are not defined herein, but which are defined in the above-described Credit Agreement, shall have the meanings given to those terms in the Credit Agreement.

xv	Refer to Section 7.2.16 of Credit Agreement.

2

[SIGNATURE PAGE TO QUARTERLY COMPLIANCE CERTIFICATE]

IN WITNESS WHEREOF, I have executed this Certificate the _____ day of _______________, 20____.

By:	____________________________________ ______________________________ of the Company, on behalf of all the Borrowers

3

ANNEX 1

Financial Covenants